   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1997


                                                      REGISTRATION NO. 333-32145
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

             OWENS CORNING                        OWENS CORNING CAPITAL II
 (Exact name of Registrant as specified    (Exact name of Registrant as specified
            in its charter)                     in its certificate of trust)
                DELAWARE                                  DELAWARE
    (State or other jurisdiction of           (State or other jurisdiction of
     incorporation or organization)            incorporation or organization)
               34-4323452                                31-6560375
  (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)
                                                     C/O OWENS CORNING
    OWENS CORNING WORLD HEADQUARTERS          OWENS CORNING WORLD HEADQUARTERS
           TOLEDO, OHIO 43659                        TOLEDO, OHIO 43659
             (419) 248-8000                            (419) 248-8000
   (Address, including zip code, and           (Address, including zip code,
 telephone number, including area code,     and telephone number, including area
    of principal executive offices)        code, of principal executive offices)

                                ---------------
                          CHRISTIAN L. CAMPBELL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 OWENS CORNING
                        OWENS CORNING WORLD HEADQUARTERS
                               TOLEDO, OHIO 43659
                                 (419) 248-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each Registrant)

                                ---------------

                  Please send copies of all communications to:

           RALPH ARDITI, ESQ.                       JOHN W. OSBORN, ESQ.
          DEBEVOISE & PLIMPTON                     SKADDEN, ARPS, SLATE,
            875 THIRD AVENUE                         MEAGHER & FLOM LLP
        NEW YORK, NEW YORK 10022                      919 THIRD AVENUE
             (212) 909-6000                       NEW YORK, NEW YORK 10022
                                                       (212) 735-3000

                                ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective depending upon market conditions and other factors.
                                ---------------

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ---------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION.


                SUBJECT TO COMPLETION, DATED SEPTEMBER   , 1997


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 1997)

                          6,000,000 FELINE PRIDES(SM)

                                 OWENS CORNING
                            OWENS CORNING CAPITAL II
                               ------------------


    The securities offered hereby are 6,000,000 FELINE PRIDES(SM) ("FELINE PRIDES" or the "Securities") of Owens Corning, a Delaware corporation ("OC" or the "Company"), and Owens Corning Capital II, a statutory business trust formed under the laws of the State of Delaware ("OC Capital" or the "Trust"). Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an "Income PRIDES"(SM)) with a Stated Amount of $50 (the "Stated Amount") comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will purchase from the Company on November 16, 2000 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, $.10 par value per share (the "Common Stock"), of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder unsecured contract adjustment payments
("Contract Adjustment Payments") at the rate of   % of the Stated Amount per
annum, provided that if such rate is 0%, then the Company will not make any
Contract Adjustment Payments, and (b) beneficial ownership of a   % Trust
Preferred Security (a "Trust Preferred Security"), having a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred undivided beneficial interest in the assets of OC Capital. The Company will, directly or indirectly, own all the common securities (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of OC Capital. OC Capital exists for the sole purpose of issuing the Trust Securities
and investing the proceeds thereof in an equivalent amount of   % Subordinated
Debentures of the Company, due November 16, 2002 (the "Debentures"). As long as the FELINE PRIDES are in the form of Income PRIDES, the related Trust Preferred Securities will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

                               ------------------       (continued on next page)


     SEE "RISK FACTORS" BEGINNING ON PAGE S-17 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF CERTAIN DISTRIBUTIONS ON THE SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

                               ------------------

    Prior to the offering made hereby there has been no public market for the Securities. Application will be made to list the Income PRIDES on the New York Stock Exchange ("NYSE") under the symbol "[OC ]", subject to official notice of
issuance. On            , 1997, the last reported sale price of the Common Stock
on the NYSE was $         per share.
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================================================
                                                  PRICE TO             UNDERWRITING            PROCEEDS TO
                                                  PUBLIC(1)            COMMISSION(2)         THE COMPANY(3)
----------------------------------------------------------------------------------------------------------------
Per Income PRIDES..........................         $50.00                   $                      $
----------------------------------------------------------------------------------------------------------------
Total(4)...................................      $300,000,000                $                      $
================================================================================================================


(1) Plus accrued distributions on the related Trust Preferred Securities and
    Contract Adjustment Payments, if any, from            , 1997. The purchase
    price of each Income PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax Consequences -- Acquisition of Income PRIDES; Initial Basis in Trust Preferred Securities and Purchase Contracts."

(2) The Company and OC Capital have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting estimated expenses payable by the Company estimated at
    $         .

(4) The Company and OC Capital have granted to the Underwriters a 30-day option to purchase up to an additional 900,000 Income PRIDES, to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Commission and Proceeds to the Company will be
    $         , $         and $         , respectively. See "Underwriting."

                               ------------------

    The Securities are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York on
or about            , 1997.
                               ------------------

MERRILL LYNCH & CO.
                             CREDIT SUISSE FIRST BOSTON

                                                 GOLDMAN, SACHS & CO.
                               ------------------
          The date of this Prospectus Supplement is            , 1997.
---------------

(SM) Service Mark of Merrill Lynch & Co. Inc.

     Aggregate payments of   % of the Stated Amount per annum will be made or
accrue on each Income PRIDES quarterly in arrears on March 31, June 30,
September 30 and December 31 of each year, commencing                , 1997,
until the Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Trust Preferred Securities payable
by OC Capital at the rate of   % of the Stated Amount per annum, and Contract
Adjustment Payments payable by the Company at the rate of   % of the Stated
Amount per annum (provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments), in each case, subject to the Company's right to defer payment of such amounts. The ability of OC Capital to make the quarterly distributions on the Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures, and to defer Contract Adjustment Payments, if any, until the Purchase Contract Settlement Date. As a consequence of such deferral, quarterly distributions on the Income PRIDES would be deferred, but would continue to accrue with interest compounded quarterly.



     The distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures will be reset on the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") to be determined by the Reset Agent on the fifth Business Day prior to the Purchase Contract Settlement Date and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein) in effect on the Purchase Contract Settlement Date, such sum being the distribution rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the Purchase Contract Settlement Date, provided that the Reset Spread may not exceed 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the maximum of 2%.



     The payment of distributions and certain redemptions out of moneys held by OC Capital and payments on liquidation of OC Capital will be guaranteed by the Company (the "Guarantee") to the extent described herein and under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Trust Preferred Securities only if and to the extent OC Capital has funds available therefor, which will not be the case unless the Company has made a payment of principal or interest on the Debentures held by OC Capital as its sole asset. The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture (as defined below) and the Company's obligations under the Declaration (as defined below), provides a full and unconditional guarantee by the Company of amounts due on the Trust Preferred Securities.



     The Company's obligations in respect of the Contract Adjustment Payments, the Debentures and the Guarantee generally will be senior unsecured obligations of the Company, and will be subordinated and junior in right of payment only to the Company's obligations under the Senior Indebtedness (as defined herein). Payments by the Company of Senior Indebtedness are required to be used to repay, when due, principal of and interest and premium, if any, on the $2,800,000 State of Ohio Pollution Control Revenue Bonds, Series 1977A (the "Ohio Bonds"), of which $1,000,000 in aggregate principal amount was outstanding as of the date hereof. The remaining principal amount of the Ohio Bonds will mature and become due and payable on December 1, 1997.



     Each holder of an Income PRIDES will have the right to substitute for the related Trust Preferred Securities held by the Collateral Agent zero-coupon U.S. Treasury Securities (CUSIP No. 912820 AY3), which are principal strips of the
8 1/2% U.S. Treasury Securities which mature on the Business Day immediately preceding the Purchase Contract Settlement Date (the "Treasury Securities"), in an amount per Income PRIDES equal to the Stated Amount per Trust Preferred Security. Because Treasury Securities are issued in integral multiples of $1,000, holders may make such substitutions only in integral multiples of 20 Income PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities as collateral to secure such obligation are referred to herein as Growth PRIDES(SM). Each Growth PRIDES will consist of a unit with a face amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date for an amount of cash equal to the Stated Amount of such Growth PRIDES a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein and (ii) the Company will pay the holder Contract Adjustment
Payments, at the rate of   % of the Stated Amount per annum, provided that if
such rate is 0%, then the Company will not make any Contract Adjustment Payments, and (b) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. Upon the substitution of Treasury Securities for the related Trust Preferred Securities as collateral, such Trust Preferred Securities will be released to the holder as described herein and thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments, if any, will be payable by the Company on the Growth PRIDES on March 31, June 30, September 30 and December 31 of each year. In addition, imputed interest will continue to accrete on the related Treasury Securities. A holder of Growth PRIDES will have the right to subsequently recreate Income PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder. Such Trust Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.



     Holders of Debentures will have the right to require the Company to repurchase, on the Purchase Contract Settlement Date, their Debentures at a price per Debenture equal to $50, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of such Debentures by the Company, the proceeds from such repurchase shall simultaneously be applied to redeem Trust Preferred Securities of such holders having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased. On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) has notified the Purchase Contract Agent of its intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date and has so settled the related Purchase Contracts or (iii) an event described under "Description of the Purchase Contracts -- Termination" has occurred, (A) in the case of Income PRIDES, such holder will be deemed to have requested OC Capital to put the related Debentures to the Company on the Purchase Contract Settlement Date for a price equal to the aggregate principal amount of such Debentures plus accrued and unpaid interest, if any, thereon, and, upon the repurchase of such Debentures, the proceeds will be applied to redeem the related Trust Preferred Securities of such holder having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased, and an amount equal to such aggregate stated liquidation amount will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts, and (B) in the case of Growth PRIDES, the principal amount of the related Treasury Securities, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.



     In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein.



     The Company will have the right at any time to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If the Debentures are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Debentures to be listed on such exchange on which the Trust Preferred Securities are then listed, including, if applicable, the New York Stock Exchange.


     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                         PROSPECTUS SUPPLEMENT SUMMARY



     The following summary information is qualified in its entirety by the more detailed information and Consolidated Financial Statements of the Company appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement or in the documents incorporated herein or in the accompanying Prospectus by reference. A listing of the pages on which certain definitions of capitalized terms used in this Prospectus Supplement Summary and elsewhere in this Prospectus Supplement are defined is set forth in the "Index of Terms for Prospectus Supplement" herein. Except as otherwise noted, all information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment option.


     Owens Corning, a global company incorporated in Delaware in 1938, serves consumers and industrial customers with high-performance glass fiber composites and building materials systems. These products are used in industries such as home improvement, new construction, transportation, marine, aerospace, energy, appliance, packaging and electronics. The Company operates in two industry segments -- Building Materials and Composite Materials -- divided into ten businesses. The Company also has affiliate companies in a number of countries.


     Owens Corning's Building Materials products are marketed through multiple distribution channels, often with the aid of the Company's well known "spokescritter," the Pink Panther. Over the last several years, the Company has supplemented its traditional relationships with specialty distributors and wholesalers with increasing presence among the large "do-it-yourself" home center retailers. In 1996, 41% of total Company sales were made to the U.S. home improvement and remodeling markets which these retailers serve.


     The Company recently introduced a strategic initiative, System Thinking for the Home(TM), designed to leverage Owens Corning's broad product offering and strong brand recognition. This systems approach represents a shift from product-oriented to systems-driven solutions across all lines of business. By redefining its role as a provider of insulation, roofing, siding, windows and accessories and linking all of its products and technology to create a high-performance building envelope, Company management is targeting an increased share of the $220 billion building materials and home improvement industry.


     Building Materials operates primarily in North America and Europe. It also has a growing presence in Latin America and Asia Pacific. Building Materials sells a variety of building and home improvement products in three major categories: glass fiber and foam insulation, roofing materials, and other specialty products for the home, such as housewrap, vinyl windows and patio doors, and vinyl siding. The businesses responsible for these products and markets include: Insulation, Building Materials Sales and Distribution -- North America, Building Materials -- Europe and Africa, Roofing Systems, Specialty and Foam Products, Western Fiberglass Group, Latin America, and Asia Pacific.


     Composite Materials operates in North America, Europe and Latin America, with affiliates and licensees around the world, including a growing presence in Asia Pacific. The businesses responsible for these products include: Composites, Latin America, Engineered Pipe & Fabrication Systems, and Asia Pacific.

     The Company is the world's leading producer of glass fiber materials used in composites. Composites are fabricated material systems made up of two or more components (e.g., plastic resin and glass fiber) used in various applications to replace traditional materials, such as aluminum, wood, and steel. The global composites industry has expanded to include more than 40,000 end-use applications. Worldwide, the composites industry has relatively few raw material component suppliers (glass fiber, resin and additives) delivering to thousands of industrial customers through various channels. Depending on the end-use application, these raw materials move through different manufacturing process chains, ultimately finding their way to consumers through myriad markets worldwide. The primary end use markets that the Company serves are construction, transportation, and electrical/electronics.

                         SUMMARY FINANCIAL INFORMATION


     The following summary consolidated financial data have been derived from the Consolidated Financial Statements of the Company and should be read in conjunction with "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus Supplement, and the Consolidated Financial Statements of the Company and the Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (the "Second Quarter Form 10-Q"), each of which is incorporated in the accompanying Prospectus by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The following summary consolidated financial data (other than in respect of balance sheet data) do not include financial information concerning Fibreboard Corporation because the acquisition by the Company of Fibreboard Corporation did not occur until the end of the quarter ended June 30, 1997. See "The Company -- Recent Developments -- Fibreboard Acquisition."


                                          SIX MONTHS ENDED
                                              JUNE 30,                           YEAR ENDED DECEMBER 31,
                                         -------------------     -------------------------------------------------------
                                          1997       1996(a)     1996(b)     1995(c)     1994(d)     1993(e)     1992(f)
                                         -------     -------     -------     -------     -------     -------     -------
                                                 (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA AND WHERE NOTED)
INCOME STATEMENT DATA:
  Net sales............................  $ 1,892     $1,805      $3,832      $3,612      $3,351      $2,944      $2,878
  Gross margin.........................      462        471         998         942         815         678         644
  Income (loss) from operations........      182       (690)       (504)        412         226         236         213
  Cost of borrowed funds...............       42         36          77          87          94          89         110
  Net income (loss)....................      105       (434)       (284)        231         159         131          73
  Net income (loss) per share
    (primary)..........................     1.96      (8.43)      (5.50)       4.64        3.61        3.00        1.70
  Net income (loss) per share (fully
    diluted)...........................     1.87      (8.43)      (5.50)       4.40        3.35        2.81        1.67
  Weighted average number of shares
    outstanding (in thousands of
    shares) (primary)..................   53,619     51,512      51,722      49,711      44,209      43,593      43,013
CASH FLOW DATA:
  Net cash flow from operations........     (319)       (87)        335         285         233         253         192
  Capital expenditures.................      131        167         325         276         258         178         144
BALANCE SHEET DATA:
  Total assets.........................    5,076(g)   3,980       3,913       3,261       3,274       3,013       3,162
  Total debt...........................    2,033(g)   1,142         934         893       1,212       1,004       1,099
  Stockholders' deficit................     (353)      (666)       (484)       (212)       (680)       (869)     (1,008)
RATIO OF EARNINGS TO FIXED
  CHARGES(h)...........................    3.02x         --          --       3.67x       2.15x       2.42x       1.88x
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK
  DIVIDENDS(h).........................    3.02x         --          --       3.67x       2.15x       2.42x       1.88x

---------------


(a) For the six months ended June 30, 1996, the net loss of $434 million, or $8.43 per share, includes a net after-tax charge of $542 million for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; after-tax special charges totaling $27 million including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; and an after-tax gain of $27 million from the sale of the Company's ownership interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd.


    Pursuant to generally accepted accounting principles, common stock equivalents and convertible securities have been excluded from the calculations of earnings per share in 1996, due to their anti-dilutive effect. Consequently, primary and fully diluted earnings per share are equal for 1996.


(b) In 1996 the net loss of $284 million, or $5.50 per share, includes a net after-tax charge of $542 million for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; after-tax special charges totaling $27 million including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; an after-tax charge of $26 million for restructuring and other actions; a $27 million reduction of tax reserves due to favorable legislation; and an after-tax gain of $27 million from the sale of the Company's ownership interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd.


    Pursuant to generally accepted accounting principles, common stock equivalents and convertible securities have been excluded from the calculations of earnings per share in 1996, due to their anti-dilutive effect. Consequently, primary and fully diluted earnings per share are equal for 1996.


(c) Net income for 1995 of $231 million, or $4.64 per share ($4.40 per share fully diluted), included a one time gain of $8 million which was the result of a tax loss carryback.

(d) Net income for 1994 of $159 million, or $3.61 per share ($3.35 per share fully diluted), included the following offsetting special items: an after-tax gain of $123 million reflecting a change to the capital method of accounting for the rebuilding of glass melting facilities; an after-tax charge of $85 million for productivity initiatives and other actions; a non-cash, after-tax charge of $10 million to reflect adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" for the Company's non-U.S. plans; and a non-cash, after-tax charge of $28 million to reflect adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."



(e) Net income for 1993 of $131 million, or $3.00 per share ($2.81 per share fully diluted), included a credit of $26 million for the cumulative effect of adopting the new accounting standard for income taxes; a one-time gain of $14 million reflecting a tax benefit resulting from a revaluation of deferred taxes necessitated by the new federal tax law; an $8 million pre-tax charge for the writedown of the Company's hydrocarbon ventures; and a $23 million charge for the restructuring of the Company's European operations.



(f) Net income for 1992 was $73 million, or $1.70 per share ($1.67 per share fully diluted), and included a pre-tax reorganization charge of $16 million.



(g) In the second quarter of 1997, the Company purchased Fibreboard Corporation, a North American manufacturer of vinyl siding and accessories and manufactured stone, for $657 million, including $138 million of debt assumed. The purchase price, which is included in long-term debt at June 30, 1997, was financed primarily through borrowings on the Company's new long-term credit facility early in the third quarter of 1997. The purchase price allocations were based on preliminary estimates of fair market value and are subject to revision. The estimated fair value of assets acquired from Fibreboard Corporation, including goodwill, was $923 million, and liabilities assumed totaled $404 million (including the debt of $138 million).


(h) For purposes of the calculation of these ratios, earnings represent net income before fixed charges, provision for taxes on income, undistributed earnings of equity basis investments, extraordinary losses from early retirement of debt and the cumulative effect of accounting changes. Fixed charges include interest expense and the portion (one-third) of rental expenses deemed to be representative of interest. Preferred stock dividends represent only the distributions on the MIPS securities. The Company's earnings for the six months ended June 30, 1996 and the year ended December 31, 1996 were insufficient to cover fixed charges by approximately $700 million and $600 million, respectively.

                                   THE TRUST

     Owens Corning Capital II is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of April 2, 1997, executed by the Company, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Owens Corning Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 2, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. See "The Trust."

                                  THE OFFERING

Securities Offered.........  6,000,000 Income PRIDES.


Issuers....................  Owens Corning and Owens Corning Capital II.


Stated Amount..............  $50 per Income PRIDES.


Components of FELINE
  PRIDES...................  Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an "Income
                             PRIDES(SM)") comprised of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder will purchase from the Company on November 16, 2000 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, par value $.10 per share (the "Common Stock"), of the Company equal to the Settlement Rate (as defined herein), and (ii) the Company will pay Contract Adjustment Payments, if any, to the holder, and (b) beneficial ownership of
                             a     % Trust Preferred Security, having a stated
                             liquidation amount equal to the Stated Amount, representing a preferred, undivided beneficial interest in the assets of the Trust. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax Consequences -- Acquisition of Income PRIDES; Initial Basis in Trust Preferred Securities and Purchase Contracts." The Company will, directly or indirectly, own all of the Common Securities. The Trust exists for the sole purpose of issuing the Trust Preferred Securities and the Common Securities and investing the proceeds thereof in an
                             equivalent amount of     % Debentures of the
                             Company, due November 16, 2002 (the "Debentures").



                             The distribution rate on the Trust Preferred
                             Securities and the interest rate on the related Debentures will be reset on the Purchase Contract Settlement Date to the Reset Rate, to be determined by a nationally recognized investment banking firm chosen by the Company (the "Reset Agent"). See "Description of the Preferred Securities -- Market Rate Reset."


                             The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the Debentures to be distributed to the holders of the Trust Preferred Securities. References herein to Trust Preferred Securities, unless the context otherwise requires, mean (i) the Trust Preferred Securities or (ii) the Debentures which have been delivered to the holders upon dissolution of the Trust in the case of an Investment Company Event (as defined herein) or otherwise. The distribution rate and the payment dates for the Trust Preferred Securities will correspond to the interest rate and the payment dates for the Debentures, which will be the sole assets of the Trust. As long as a FELINE PRIDES is in the form of an Income PRIDES, the related Trust Preferred Securities will be pledged with The Chase Manhattan Bank as collateral agent for the Company (together with any successor thereto in such capacity, the "Collateral Agent"), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. See "Risk Factors."


Purchase Contract
Agreement..................  The FELINE PRIDES will be issued under a Purchase
                             Contract Agreement, to be dated as of             ,
                             1997 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity, the "Purchase Contract Agent").


Substitution of Pledged
  Securities...............  Each holder of an Income PRIDES will have the right to substitute for the related Trust Preferred Securities held by the Collateral Agent zero-coupon U.S. Treasury Securities (CUSIP No. 912820 AY3), which are principal strips of the 8 1/2% U.S. Treasury Securities which mature on November 15, 2000 (the "Treasury Securities"), in an amount per Income PRIDES equal to the Stated Amount per Trust Preferred Security. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitutions only in integral multiples of 20 Income PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities as collateral to secure such obligation will be referred to as Growth PRIDES(SM). Each Growth PRIDES will consist of a unit with a face amount of $50 comprised of
                             (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date or earlier for an amount of cash equal to the Stated Amount of such Growth PRIDES a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein and (ii) the Company will pay the holder Contract Adjustment Payments, if any, and
                             (b) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. Upon the substitution of Treasury Securities for the related Trust Preferred Securities as collateral, such Trust Preferred Securities will be released to the holder as described herein and thereafter will trade separately from the resulting Growth PRIDES. See "Description of the FELINE PRIDES -- Substitution of Pledged Securities."


                             Holders who elect to substitute Pledged Securities (as defined in "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement"), thereby creating Growth PRIDES or recreating

                             Income PRIDES (as discussed below), will be responsible for any fees or expenses payable in connection therewith. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Miscellaneous."


Recreating Income PRIDES...  A holder of Growth PRIDES will have the right to subsequently recreate Income PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder. Such Trust Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. See "Description of the FELINE PRIDES -- Recreating Income PRIDES."



Current Payments...........  Holders of Income PRIDES will be entitled to receive aggregate cash distributions at a rate
                             of     % of the Stated Amount per annum from and
                             after             , 1997, payable quarterly in
                             arrears, consisting of cumulative cash
                             distributions on the related Trust Preferred
                             Securities payable by the Trust at the rate
                             of     % of the Stated Amount per annum, and
                             Contract Adjustment Payments, payable by the
                             Company at the rate of     % of the Stated Amount
                             per annum (provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments), in each case subject to the Company's right to defer the payment of such amounts. The ability of the Trust to make the quarterly distributions on the related Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company's obligations with respect to the Debentures and to the Contract Adjustment Payments, if any, will be senior and unsecured and will rank pari passu in right of payment with all other senior unsecured obligations of the Company, except that such obligations with respect to the Debentures and to the Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Senior Indebtedness (as defined herein).



                             In the event that a holder of Income PRIDES substitutes Treasury Securities for the related Trust Preferred Securities, such holder would receive on the resulting Growth PRIDES only the quarterly distributions of Contract Adjustment Payments, if any, subject to the Company's rights of deferral described herein. In addition, imputed interest would continue to accrete on the related Treasury Securities. See "Risk Factors -- Right to Defer Current Payments."



Contract Adjustment
Payments...................  Contract Adjustment Payments will be fixed at a
                             rate per annum of   % of the Stated Amount per
                             Purchase Contract, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments. Contract Adjustment Payments will be specified as a positive component of the distributions on the Income PRIDES only if and to the extent that the rate of distributions on the Trust Preferred Securities, as determined on the date on which the Income PRIDES are priced for sale, is less than the aggregate distribution rate required on such date for the offer and sale of the Income PRIDES at the price to public specified on the cover page of this Prospectus Supplement. Accordingly, the final Prospectus Supplement will indicate whether and to what extent Contract Adjustment Payments will be required to be made by the Com-pany. See "Description of the Purchase
                             Contracts -- Contract Adjustment Payments."



Option to Extend
Distribution
  Payment Periods..........  The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures. As a consequence of such deferral, quarterly distributions to holders of Income PRIDES (or any Trust Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon
                             compounded quarterly at the rate of   % per annum
                             through and including November 15, 2000, and at the Reset Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until no later than the Purchase Contract Settlement Date; however, such deferred Contract Adjustment Payments, if any, will bear additional
                             Contract Adjustment Payments at the rate of   % per
                             annum (such deferred Contract Adjustment Payments together with the additional Contract Adjustment Payments shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts -- Contract Adjustment Payments." If interest payments on the Debentures or the Contract Adjustment Payments, if any, are deferred, the Company has agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock during the period of such deferral.



                             In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date, each holder of the related Income PRIDES or Growth PRIDES will receive on the Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value (as defined herein). See "Description of the Purchase Contracts -- Option to Defer Contract Adjustment Payments."



Payment Dates..............  Subject to the deferral provisions described herein, the current payments described above in respect of the Income PRIDES will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year,
                             commencing                , 1997, through and
                             including (i) in the case of the Contract
                             Adjustment Payments, if any, the Purchase Contract Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase Contracts and (ii) in the case of Trust Preferred Securities, through and including the most recent such quarterly date on or prior to the earlier of the Purchase Contract Settlement Date and the date the liquidation amount of a Trust Preferred Security, together with all accumulated and unpaid distributions thereon, is paid in full (each, a "Payment Date").


Purchase Contract
  Settlement Date..........  November 16, 2000.

Settlement of Purchase
  Contracts................  On the Business Day immediately preceding the
                             Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) has notified the Purchase Contract Agent of its intention to settle the related Purchase Contracts with separate cash on the Business Day prior to the Purchase Contract Settlement Date and has so settled such Purchase Contracts, or (iii) an event described under "Description of the Purchase
                             Contracts -- Termination" has occurred, (A) in the case of Income PRIDES, such holder will be deemed to have requested the Trust to put the related Debentures to the Company on the Purchase Contract Settlement Date, for a price equal to the aggregate principal amount of such Debentures plus accrued and unpaid interest, if any, thereon, and, upon the repurchase of such Debentures, the proceeds will be applied to redeem the related Trust Preferred Securities of such holder having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so to be repurchased, and an amount equal to such aggregate stated liquidation amount will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts, and (B) in the case of Growth PRIDES, the principal amount of the related Treasury Securities, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts. See "Description of the Debentures -- Put Option."



                             In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein.



Settlement Rate............  The number of new shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than
                             $          (the "Threshold Appreciation Price"),
                             the Settlement Rate will be      , (b) if the
                             Applicable Market Value is less than the Threshold
                             Appreciation Price but greater than $          ,
                             the Settlement Rate will equal the Stated Amount divided by the Applicable Market Value, and (c) if the Applicable Market Value is less than or equal
                             to $          , the Settlement Rate will be
                                       . "Applicable Market Value" means the
                             average of the Closing Price (as defined) per share of Common Stock on each of the thirty consecutive Trading Days (as defined) ending on the second Trading Day immediately preceding the Purchase Contract Settlement Date.


Early Settlement...........  A holder of Income PRIDES or Growth PRIDES may settle (an "Early Settlement") the related Purchase Contracts prior to the Purchase Contract Settlement Date in the manner described herein, but only in integral multiples of 20 Income PRIDES or Growth PRIDES. Upon such Early Settlement, (a) the holder will pay to the Company through the Purchase Contract Agent in immediately available funds an amount equal to the Stated Amount for each Purchase Contract to be settled and deliver the Income PRIDES or Growth PRIDES, as the case may be, to the Purchase Contract Agent, (b) the related Trust Preferred Securities or Treasury Securities, as applicable, within three Business Days of the date of Early Settlement, will be transferred to the holder free and clear of the Company's security interest therein, and (c) the Company, within three Business Days of the date of Early Settlement, will
                             deliver      newly issued shares of Common Stock to
                             the holder for each Purchase Contract so settled. Upon Early Settlement, (i) the holder's rights to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive additional Contract Adjustment Payments, if any, in respect of such Purchase Contracts will terminate and (iii) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amount accrued in respect of Contract Adjustment Payments, if any.



Termination................  The Purchase Contracts (including the right thereunder to receive accrued or Deferred Contract Adjustment Payments, if any, and the obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities or, if substituted, the related Treasury Securities, held by it to the Purchase Contract Agent for distribution to the holders, although there may be a limited delay before such release and distribution. In the event that the Company becomes the subject of a case under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.



Voting and Certain Other
Rights.....................  Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred
                             Securities -- Voting Rights." Holders of Purchase Contracts forming part of the Income PRIDES or Growth PRIDES in their capacities as such holders will have no voting or other rights in respect of the Common Stock.


Listing of the Income
  PRIDES...................  Application will be made to list the Income PRIDES on the New York Stock Exchange (the "NYSE") under
                             the symbol "       ", subject to official notice of
                             issuance. The Growth PRIDES and the Trust Preferred Securities will not be listed or traded on any securities exchange. See "Underwriting."

NYSE Symbol of Common
  Stock....................  "OWC"

TRUST PREFERRED SECURITIES

The Trust..................  Owens Corning Capital II, a Delaware business trust. The sole assets of the Trust will consist of the Debentures. The Company will directly or indirectly own all of the Common Securities representing undivided beneficial interests in the assets of the Trust.

Trust Preferred
Securities.................  6,000,000 of     % Trust Preferred Securities
                             (liquidation amount $50 per Trust Preferred
                             Security), representing preferred, undivided beneficial interests in the assets of the Trust.

Distributions..............  Distributions on the Trust Preferred Securities,
                             which will constitute all or a portion of the distributions on the Income PRIDES, will be cumulative, will accrue from the first date of issuance of the Trust Preferred Securities and will
                             be payable initially at the annual rate of     % of
                             the liquidation amount of $50 per Trust Preferred Security to but excluding the Purchase Contract Settlement Date, and from the Purchase Contract Settlement Date to but excluding November 16, 2002, at the Reset Rate, in each case, when, as and if funds are available for payment. Subject to the distribution deferral provisions, distributions will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31,
                             commencing          , 1997.

Market Rate
  Reset....................  The quarterly distribution rate on the Trust
                             Preferred Securities and the interest rate on the Debentures will be reset on the Purchase Contract Settlement Date to the Reset Rate, determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the Purchase Contract Settlement Date, provided, that in no event will the Reset Rate be higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the maximum of 2%. It is currently anticipated that Merrill Lynch & Co. will be the Reset Agent. See "Description of the Trust Preferred Securities -- Market Rate Reset."


Distribution Deferral
  Provisions...............  The ability of the Trust to pay distributions on the Trust Preferred Securities will be solely dependent on the receipt of interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, to defer the interest payments due on the Debentures for successive extension periods (the "Extension Periods") limited, in the aggregate, to a period not extending beyond the maturity date of the Debentures. The corresponding quarterly distributions on the Trust Preferred Securities would be deferred by the Trust (but would continue to accumulate quarterly and would accrue interest,
                             compounded quarterly, at the rate of   % per annum
                             through and including November 15, 2000, and at the Reset Rate thereafter) until the end of any such Extension Period. If a deferral of an interest payment occurs, the holders of the Trust Preferred Securities will accrue interest income for United States federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to such deferred interest payment. See "Risk Factors -- Right to Defer Current Payments," "Description of the Trust Preferred
                             Securities -- Distribu-
                             tions" and "Certain Federal Income Tax
                             Consequences -- Interest Income and Original Issue Discount on Trust Preferred Securities."


Rights Upon Deferral of
  Distribution.............  During any period in which interest payments on the
                             Debentures are deferred, interest will accrue on the Debentures (compounded quarterly) and quarterly distributions on the Trust Preferred Securities will continue to accumulate with interest thereon
                             at the rate of   % per annum through and including
                             November 15, 2000, and at the Reset Rate thereafter, compounded quarterly.



Liquidation Preference.....  In the event of any liquidation of the Trust, and after satisfaction of liabilities to creditors of the Trust, if any, holders will be entitled to receive Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities.



Put Option.................  Holders of Debentures will have the right to require the Company to repurchase, on the Purchase Contract Settlement Date, their Debentures at a price per Debenture equal to $50, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of such Debentures by the Company, the proceeds from such repurchase shall simultaneously be applied to redeem Trust Preferred Securities of such holders having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased. On the Business Day immediately preceding the Purchase Contract Settlement Date, each holder of Income PRIDES that has neither previously exercised such holder's option of Early Settlement nor settled the related Purchase Contracts with cash on such date will be deemed to have requested the Trust to put the related Debentures to the Company on the Purchase Contract Settlement Date for a price per Debenture equal to $50, plus accrued and unpaid interest, if any, thereon (a "Put Option"). Upon the repurchase of such Debentures by the Company pursuant to such Put Option, (i) the proceeds from such repurchase shall simultaneously be applied to redeem Trust Preferred Securities of such holder having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased, and an amount equal to such aggregate stated liquidation amount will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts as described herein and (ii) any accrued and unpaid interest with respect to the Debentures so repurchased will be paid to such holder in cash. To the extent that holders of Income PRIDES exercise their right of Early Settlement or settle their related Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, such holders will not be deemed to have requested the Trust to put the related Debentures to the Company and the related Trust Preferred Securities will not be redeemed on the Purchase Contract Settlement Date as stated above.



Investment Company Event
  Distribution.............  In certain circumstances involving an Investment
                             Company Event (which event will generally be triggered if the Trust is considered an "investment company" under the Investment Company Act of 1940, as amended), the Trust would be dissolved, with the result that, after satisfaction of liabilities to creditors of the Trust, if any, Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis. In such event, an Income PRIDES would thereafter consist of a Debenture with a principal amount equal to the Stated Amount of such Income PRIDES and the related Purchase Contract, and a holder could, on the Purchase Contract Settlement Date, cause the Debenture to be repaid and the proceeds thereof applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract as described herein.


Redemption.................  The Company will not have the ability to redeem the
                             Debentures prior to their stated maturity date.


Guarantee..................  The Company will irrevocably and unconditionally guarantee (the "Guarantee"), generally on a senior unsecured basis (but subordinated to the extent described herein), the payment in full of (i) distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor,
                             (ii) the redemption price of Trust Preferred
                             Securities in respect of which the related
                             Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and
                             (iii) generally, the liquidation amount of the Trust Preferred Securities to the extent the Trust has assets available for distribution to holders of Trust Preferred Securities in the event of a dissolution of the Trust. The Guarantee will be a senior unsecured obligation of the Company and will rank pari passu with all of the Company's other senior unsecured obligations, except that such obligations with respect to the Guarantee will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness.



Debentures.................  The Debentures will mature on November 16, 2002, and will bear, initially, interest at the rate
                             of     % per annum, payable quarterly in arrears on
                             each March 31, June 30, September 30 and December
                             31 commencing           , 1997. The interest rate
                             on the Debentures and the distribution rate on the Trust Preferred Securities will be reset on the Purchase Contract Settlement Date to the Reset Rate determined by the Reset Agent. See "Description of Debentures -- Interest." Interest payments on the Debentures may be deferred from time to time by the Company for successive Extension Periods not extending, in the aggregate, beyond the stated maturity date of the Debentures. During any
                             Extension Period, interest at the rate of   % per
                             annum through and including November 15, 2000, and at the Reset Rate thereafter would continue to accrue and compound quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, provided such new Extension Period does not extend beyond the stated maturity date of the Debentures. No interest shall be due during an Extension Period until the end of such period. During an Extension Period, the Company will be prohibited from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are resumed and all amounts then due on the Debentures are paid. The Debentures will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations, except that the Debentures will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness. See "Description of the Debentures."



Federal Income Tax
  Consequences.............  The Debentures may be issued with original issue discount ("OID"), in which case a holder will be required to include such OID in income on an economic accrual basis, or if the Company exercises its right to defer payments of interest on the Debentures will be treated as reissued with OID. Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments (whether payable in cash or additional shares of Common Stock), if any, may constitute income to a holder when received or accrued, in accordance with such holder's method of accounting. Holders should consult their advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, including the possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. A holder of Growth PRIDES will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, with respect to Treasury Securities held by the Collateral Agent. See "Certain Federal Income Tax Consequences."



Use of Proceeds............  All or substantially all of the proceeds from the sale of the Income PRIDES, of which the Trust Preferred Securities are a component, will be invested by the Trust in Debentures of the Company, and the remainder, if any, will be paid to the Company. The net proceeds of such sale of
                             approximately $     million ultimately will be used
                             by the Company to repay indebtedness under the $2 billion Credit Agreement, dated as of June 26, 1997 (the "Credit Agreement"), among the Company, certain subsidiaries of the Company, the banks party thereto and Credit Suisse First Boston, as agent for such banks, and for general corporate purposes, including, without limitation, working capital, repurchases or redemptions of the Company's outstanding debt securities or other reductions of the Company's outstanding borrowings, business acquisitions, investments in or loans to subsidiaries or capital expenditures. See "Use of Proceeds."

                                  RISK FACTORS

     Potential purchasers of the FELINE PRIDES offered hereby should carefully consider the risk factors set forth herein under "Risk Factors" as well as other information contained in this Prospectus Supplement and the accompanying Prospectus.

INVESTMENT IN FELINE PRIDES WILL BECOME INVESTMENT IN COMMON STOCK; RISK OF DECLINE IN EQUITY VALUE

     Although holders of the FELINE PRIDES will be the beneficial owners of the related Trust Preferred Securities or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds of the repurchase by the Company of the related Debentures or the principal of the related Treasury Securities, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder has cash settled, following the Purchase Contract Settlement Date, holders will own shares of Common Stock rather than a beneficial interest in Trust Preferred Securities or Treasury Securities. See "Description of the Purchase Contracts -- General." There can be no assurance that the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the closing price of the Common Stock on the date hereof, the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be less than the Stated Amount paid for the FELINE PRIDES, in which case an investment in the Securities will result in a loss. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION


     The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation Price (which
represents an appreciation of     % over the closing price of the Common Stock
on the date hereof). Moreover, holders of the FELINE PRIDES will only be
entitled to receive on the Purchase Contract Settlement Date     % (the
percentage equal to the closing price of the Common Stock on the date hereof divided by the Threshold Appreciation Price) of any appreciation of the value of the Common Stock in excess of the Threshold Appreciation Price.


FACTORS AFFECTING TRADING PRICES


     The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of Common Stock or interest rates will rise or fall. Trading prices of Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Trust Preferred Securities and Common Stock.

VOTING AND CERTAIN OTHER RIGHTS



     Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of Owens Corning Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of the Trust Preferred
Securities -- Voting Rights." Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement Date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Articles of Incorporation or By-Laws of the Company and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on such amendment.


DILUTION OF COMMON STOCK


     The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See "Description of the Purchase Contracts -- Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. The Company is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Trust Preferred Securities and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.


POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET


     It is not possible to predict how Income PRIDES, Growth PRIDES or Trust Preferred Securities will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. Application will be made to list the Income PRIDES on the NYSE. The Growth PRIDES and the Trust Preferred Securities will not be listed or traded on any securities exchange. The Company and the Trust have been advised by the Underwriters that they presently intend to make a market for the Growth PRIDES and the Trust Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities, the ability of holders to sell such securities, the price at which holders would be able to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES were to substitute Treasury Securities for Trust Preferred Securities, thereby converting their Income PRIDES to Growth PRIDES, the liquidity of Income PRIDES could be adversely affected. There can be no assurance that the Income PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES will not be suspended as a result of the election by holders to create Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES be outstanding at any time.


PLEDGED SECURITIES ENCUMBERED

     Although holders of FELINE PRIDES will be beneficial owners of the related Trust Preferred Securities or Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay of
Section 362 of the Bankruptcy Code.


INVESTMENT COMPANY EVENT DISTRIBUTION


     Upon the occurrence of an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis. Such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within a 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Preferred Securities, and will involve no material cost. In addition, the Company will have the right at any time to dissolve the Trust. See "Description of the Trust Preferred Securities -- Distribution of the Debentures."



     Under current United States federal income tax law, a distribution of Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences -- Distribution of Debentures to U.S. Holders of Trust Preferred Securities."



     There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Debentures in exchange for Trust Preferred Securities upon a dissolution of the Trust. Because Income PRIDES will consist of Debentures and related Purchase Contracts upon the occurrence of the dissolution of the Trust as a result of an Investment Company Event or otherwise, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Trust Preferred Securities -- Distribution of the Debentures" and "Description of the Debentures -- General."


RIGHT TO DEFER CURRENT PAYMENTS


     The Company may, at its option, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments,
if any, will bear Deferred Contract Adjustment Payments at the rate of   % per
annum (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments (other than any accrued but unpaid Contract Adjustment Payments that have not been deferred), if any, and Deferred Contract Adjustment Payments, if any, will also terminate.



     In the event that the Company elects to defer the payment of any Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to a holder of FELINE PRIDES divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts -- Contract Adjustment Payments."



     The Company also will have the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period at any time, and from time to time, on the Debentures. As a consequence of such an extension, quarterly distributions on the Trust Preferred Securities, held either as a component of the Income PRIDES or held separately, would be deferred
(but despite such deferrals would accrue interest at a rate of      % per annum
through and including November 15, 2000, and at the Reset Rate thereafter, compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Debentures will be limited such that an Extension Period may not extend beyond the maturity date of the Debentures. During any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or repurchases of any rights pursuant to the Rights Agreement, dated as of December 12, 1996 (as amended from time to time, the "Rights Agreement"), between the Company and The Chase Manhattan Bank, as Rights Agent thereunder, or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee (as defined herein)). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period may not extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Trust Preferred
Securities -- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period."



     The Company believes, and intends to take the position, that as of the issue date of the Debentures, the likelihood that it will exercise its right to defer payments of interest on the Debentures is remote and that, therefore, the Debentures should not be considered to be issued with original issue discount as a result of the Company's right to defer payments of interest on the Debentures unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Consequences."



     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Trust Preferred Securities held either as a component of the Income PRIDES or held separately would be required to accrue original issue discount in its gross income for United States federal income tax purpose even though the Company would not make actual cash payments during an Extension Period. As a result, each such holder of Trust Preferred Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash and would not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company determine to exercise such right in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Trust Preferred Securities (which represent an undivided beneficial interest in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. See "Certain Federal Income Tax Consequences."



UNITED STATES FEDERAL INCOME TAX CONSEQUENCES



     No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See "Certain Federal Income Tax Consequences."

PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT


     Although the Trust Preferred Securities constituting a part of the Income PRIDES will be issued pursuant to the Declaration, which will be qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of FELINE PRIDES. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Information Concerning the Purchase Contract Agent."



RIGHTS UNDER THE GUARANTEE



     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.



     The Guarantee guarantees to the holders of the Trust Preferred Securities, generally on a senior basis (but subordinated to the extent described herein), the payment of (i) any accrued and unpaid distributions that are required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Debentures or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Debentures against the Company pursuant to the terms of the Indenture and the Debentures or (2) by such holder of the Institutional Trustee's or such holder's own rights against the Company to enforce payments on the Debentures. See "-- Enforcement of Certain Rights by Holders of Trust Preferred Securities," "Description of the Debentures" and "Description of the Guarantee." The Declaration provides that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES



     If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Trust Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as registered holder of the Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as the holder of the Debentures. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of Debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Debentures, the Debt Trustee will be protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of such holders.



     If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default (as defined herein) after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures. In addition, if the Company fails to pay interest or principal on the Debentures (a "Debt Payment Failure") on the date such interest or principal is otherwise payable, and such Debt Payment Failure is continuing, a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Debentures. In connection with such a Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder by the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Description of the Trust Preferred Securities -- Declaration Events of Default."



LIMITED RIGHTS OF ACCELERATION



     The Institutional Trustee, as holder of the Debentures, may accelerate payment of the principal and accrued and unpaid interest on the Debentures only upon the occurrence and continuation of a Declaration Event of Default or Indenture Event of Default, which generally are limited to payment defaults, breaches of certain covenants, certain events of bankruptcy, insolvency and reorganization of the Company and certain events of dissolution of the Trust. See "Description of the Trust Preferred Securities -- Declaration Events of Default." Accordingly, there is no right to acceleration upon default by the Company of its payment obligations under the Guarantee.



TRADING PRICE OF THE TRUST PREFERRED SECURITIES



     The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Debentures are deemed to be issued with OID) and who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss. See "Certain Federal Income Consequences -- Interest Income and Original Issue Discount on the Trust Preferred Securities" and "-- Sales or Redemptions of Trust Preferred Securities."



FOREIGN EXCHANGE RISK



     As a result of the Company's continued global expansion, a growing portion of the Company's revenues, expenses and net assets are denominated in currencies other than U.S. dollars. Changes in exchange rates, therefore, may have an effect on the Company's results of operations.

                                  THE COMPANY

     Owens Corning, a global company incorporated in Delaware in 1938, serves consumers and industrial customers with high-performance glass fiber composites and building materials systems. These products are used in industries such as home improvement and repair, new construction, transportation, marine, aerospace, energy, appliance, packaging and electronics. The Company operates in two industry segments -- Building Materials and Composite Materials -- divided into ten businesses. The Company also has affiliate companies in a number of countries.

     Owens Corning's Building Materials products are marketed through multiple distribution channels, often with the aid of the Company's well known "spokescritter," the Pink Panther. Over the last several years, the Company has supplemented its traditional relationships with specialty distributors and wholesalers with increasing presence among the large "do-it-yourself" home center retailers. In 1996, 41% of total Company sales were made to the U.S. home improvement and remodeling markets which these retailers serve.

     The Company recently introduced a strategic initiative, System Thinking for the Home(TM), designed to leverage Owens Corning's broad product offering and strong brand recognition. This systems approach represents a shift from product-oriented to systems-driven solutions across all lines of business. By redefining its role as a provider of insulation, roofing, siding, windows and accessories and linking all of its products and technology to create a high-performance building envelope, Company management is targeting an increased share of the $220 billion building materials and home improvement industry.


     Building Materials operates primarily in North America and Europe. It also has a growing presence in Latin America and Asia Pacific. Building Materials sells a variety of building and home improvement products in three major categories: glass fiber and foam insulation, roofing materials, and other specialty products for the home, such as housewrap, vinyl windows and patio doors, and vinyl siding. The businesses responsible for these products and markets include: Insulation, Building Materials Sales and Distribution -- North America, Building Materials -- Europe and Africa, Roofing Systems, Specialty and Foam Products, Western Fiberglass Group, Latin America, and Asia Pacific.


     Composite Materials operates in North America, Europe and Latin America, with affiliates and licensees around the world, including a growing presence in Asia Pacific. The businesses responsible for these products include: Composites, Latin America, Engineered Pipe & Fabrication Systems, and Asia Pacific.

     The Company is the world's leading producer of glass fiber materials used in composites. Composites are fabricated material systems made up of two or more components (e.g., plastic resin and glass fiber) used in various applications to replace traditional materials, such as aluminum, wood, and steel. The global composites industry has expanded to include more than 40,000 end-use applications. Worldwide, the composites industry has relatively few raw material component suppliers (glass fiber, resin and additives) delivering to thousands of industrial customers through various channels. Depending on the end-use application, these raw materials move through different manufacturing process chains, ultimately finding their way to consumers through myriad markets worldwide. The primary end use markets that the Company serves are construction, transportation, and electrical/electronics.

     The following table summarizes selected information concerning the Company's industry segments. The table does not include information concerning Fibreboard Corporation because the acquisition by the Company of Fibreboard Corporation did not occur until the end of the quarter ended June 30, 1997. See " -- Recent Developments." For further information, see Notes 1 and 3 of the Notes to Consolidated Financial Statements of the Company as of June 30, 1997 included in the Second Quarter Form 10-Q and Note 1 of the

Notes to Consolidated Financial Statements of the Company as of December 31, 1996 included in the 1996 Form 10-K, each of which is incorporated in the accompanying Prospectus by reference.

                                                          SIX MONTHS ENDED          YEAR ENDED
                                                              JUNE 30,             DECEMBER 31,
                                                         ------------------     ------------------
                                                          1997      1996(a)     1996(b)      1995
                                                         ------     -------     -------     ------
                                                                       (IN MILLIONS)
NET SALES:
  Building Materials...................................  $1,318     $1,221      $2,687      $2,404
  Composite Materials..................................     574        584       1,145       1,208
  Consolidated Net Sales...............................  $1,892     $1,805      $3,832      $3,612
INCOME (LOSS) FROM OPERATIONS:
  Building Materials...................................  $  122     $   89      $  219      $  237
  Composite Materials..................................     101        116         222         225
  General Corporate Expense............................     (41)      (895)       (945)        (50)
     Total Income (Loss) from Operations...............  $  182     $ (690)     $ (504)     $  412

---------------

(a) Income from operations for the six months ended June 30, 1996 includes a net pretax charge of $875 million for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; charges totaling $42 million, including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; and a pretax gain of $37 million from the sale of the Company's ownership interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd. The impact of these special items was to reduce income from operations for Building Materials by $22 million and for Composite Materials by $5 million and to increase general corporate expense by $853 million.

(b) Income from operations for the year ended December 31, 1996 includes a net pretax charge of $875 million for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; charges totaling $42 million, including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; a pretax charge of $43 million for restructuring and other actions; and a pretax gain of $37 million from the sale of the Company's ownership interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd. The impact of these special items was to reduce income from operations for Building Materials by $50 million and for Composite Materials by $12 million, and to increase general corporate expense by $861 million.

RECENT DEVELOPMENTS

  Fibreboard Acquisition

     On June 27, 1997, Sierra Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sierra Corp."), completed a tender offer (the "Fibreboard Tender Offer") for all of the outstanding shares of common stock (including certain associated preferred stock purchase rights) of Fibreboard Corporation, a Delaware corporation ("Fibreboard"), by purchasing approximately 92% of such shares for a purchase price of $55.00 per share. On July 3, 1997, Sierra Corp. was merged with and into Fibreboard (the "Fibreboard Merger" and, together with the Fibreboard Tender Offer, the "Fibreboard Acquisition"), and, as a result of the Fibreboard Merger, each outstanding share of Fibreboard's common stock that was not purchased in the Fibreboard Tender Offer was converted into a right to receive $55.00 in cash (subject to applicable appraisal rights pursuant to Delaware law). Fibreboard is a leading producer and distributor of vinyl siding and other residential and industrial building materials.

     The total purchase price for the Fibreboard Acquisition was $657 million, which included an assumption of $138 million of debt. The Fibreboard Acquisition was financed through loans made under a $2 billion Credit Agreement, dated as of June 26, 1997 (the "Credit Agreement"), among the Company, Sierra Corp., certain other subsidiaries of the Company, the banks party thereto and Credit Suisse First Boston, as agent for such banks.

     The acquisition of Fibreboard provides the Company with a significant position in vinyl siding and therefore furthers the System Thinking for the Home(TM) strategy. Fibreboard also manufactures and sells other products which Company management believes are complementary to Owens Corning's existing product and distribution strengths. Through Fibreboard's company-owned distribution system, the Company also gains additional access to a significant customer base.

     Amerimark Acquisition


     On July 29, 1997, the Company entered into an agreement to purchase substantially all of the assets and to assume certain of the liabilities of AmeriMark Building Products, Inc., a Delaware corporation ("AmeriMark"), and its subsidiaries for approximately $310 million. AmeriMark is a specialty building products company serving the exterior residential housing industry, with major product lines that include vinyl siding, vinyl windows and aluminum accessories. The Company currently intends to finance up to two-thirds of the purchase price through the sale of non-core businesses, including the Company's Pabco subsidiary, which had 1996 sales of $58 million. The balance of the AmeriMark purchase price is expected to come from cash generated by the Company's operations and external sources, as required.

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of April 2, 1997, executed by the Sponsor and the Owens Corning Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 2, 1997. Such declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Although upon issuance of the Trust Preferred Securities, the holders of Income PRIDES will be the beneficial owners of the related Trust Preferred Securities, such Trust Preferred Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase
Contracts -- Pledged Securities and Pledge Agreement" and "Description of the Trust Preferred Securities -- Book-Entry Only Issuance-The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately seven (7) years, but may dissolve earlier as provided in the Declaration.

     Pursuant to the Declaration, the number of Owens Corning Trustees initially is three. Two of the Owens Corning Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. The third trustee will be a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company, a banking organization organized under the laws of the State of Delaware, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Delaware Trustee for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Guarantee" and "Description of the Trust Preferred Securities -- Voting Rights."

     The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Owens Corning Trustee and to increase or decrease the number of Owens Corning Trustees; provided, that the number of Owens Corning Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Debentures -- Miscellaneous."

     The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Trust Preferred Securities."

     The trustee in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the Trust shall be c/o Owens Corning, Owens Corning World Headquarters, Toledo, Ohio 43659, and its telephone number shall be (419) 248-8000.

                                USE OF PROCEEDS

     All or substantially all of the proceeds from the sale of the Income PRIDES, of which the Trust Preferred Securities are a component, will be invested by the Trust in the Debentures, and the remainder, if any, will be paid to the Company. The net proceeds from such sale, estimated to be approximately
$          million, ultimately will be used by the Company to repay indebtedness under the Credit Agreement and for general corporate purposes, including, without limitation, working capital, repurchases or redemptions of the Company's outstanding debt securities or other reductions of the Company's outstanding borrowings, business acquisitions, investments in or loans to subsidiaries or
capital expenditures. The average interest rate as of August   , 1997 borne by
the loans then outstanding under the Credit Agreement was   % per annum. The
loan commitments under the Credit Agreement expire in June 2002.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Common Stock is listed and traded on the NYSE and the Toronto Stock Exchange (the "TSE") under the symbol "OWC." The following table sets forth, for the periods indicated, the high and low sales prices in dollars per share of the Common Stock as reported in the NYSE Composite Transactions Tape.


                                                                 HIGH              LOW
                                                              -----------      -----------
        1995
             First Quarter.................................        36  1/4          30  1/4
             Second Quarter................................        40               34  5/8
             Third Quarter.................................        47  1/8          36  1/2
             Fourth Quarter................................        46  3/4          40  3/8
        1996
             First Quarter.................................        46               39  3/4
             Second Quarter................................        43  1/8          37  5/8
             Third Quarter.................................        43               36
             Fourth Quarter................................        43  1/2          36  1/4
        1997
             First Quarter.................................        49  7/8          40
             Second Quarter................................        45               36  7/8
             Third Quarter (through September 12, 1997)....        44 3/16          39  1/4


     A recent closing sale price for the Common Stock as reported on the NYSE Composite Transactions Tape is set forth on the cover page of this Prospectus Supplement.

     In June 1996, the Board of Directors of the Company approved an annual dividend policy. The Company had not previously declared any dividends since 1986. The Company has declared dividends of $.0625 per share of Common Stock for each of the third and fourth quarters of 1996 and the first and second quarters of 1997, and $.075 per share for the third quarter of 1997.

                     CONDENSED CONSOLIDATED CAPITALIZATION


     The following table summarizes (i) the actual capitalization of the Company and its consolidated subsidiaries (including Fibreboard) at June 30, 1997 and
(ii) such capitalization as adjusted to reflect (a) the sale of the FELINE PRIDES offered hereby (based on an assumed aggregate public offering price of $50 per Security), (b) the concurrent purchase by the Trust from the Company of $300,000,000 principal amount of Debentures and (c) an assumed application of the proceeds from the foregoing, after estimated underwriting commissions and estimated expenses of this offering, to repay indebtedness. For further information, see Note 4 of Notes to the Consolidated Financial Statements of the Company as of June 30, 1997 included in the Second Quarter Form 10-Q, incorporated in the accompanying Prospectus by reference.



                                                                  AT JUNE 30, 1997
                                                                   (IN MILLIONS)
                                                               ----------------------
                                                               ACTUAL     AS ADJUSTED
                                                               ------     -----------
Short-term debt, including current portion of long-term
  debt.....................................................    $  179       $   119
Long-term debt:
  Senior...................................................     1,877         1,647
     Less: Current portion.................................        23            23
                                                               ------        ------
  Total long-term debt.....................................     1,854         1,624
                                                               ------        ------
Company obligated convertible security of subsidiary
  holding solely parent debentures ("MIPS")................       194           194
Company obligated preferred security of subsidiary holding
  solely parent debentures.................................        --           290
Minority interest..........................................        25            25
                                                               ------        ------
Stockholders' equity:
  Preferred Stock, no par value; 8 million shares
     authorized; none issued...............................        --            --
  Common Stock, $.10 par value; 100 million shares
     authorized; 53,338,336 shares issued and
     outstanding(a)........................................       653           653
  Deficit..................................................      (980)         (980)
  Foreign currency translation adjustments.................        (8)           (8)
  Other....................................................       (18)          (18)
                                                               ------        ------
  Total stockholders' equity...............................      (353)         (353)
                                                               ------        ------
Total capitalization.......................................    $1,899       $ 1,899
                                                               ======        ======


---------------

(a) Does not include shares of Common Stock issuable under the Purchase Contracts or which may be issued pursuant to various stock compensation plans of the Company (see Note 16 of Notes to Consolidated Financial Statements of the Company as of December 31, 1996 included in the 1996 Form 10-K, incorporated in the accompanying Prospectus by reference).

                                ACCOUNTING TREATMENT


     The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Trust Preferred Securities shown on the Company's balance sheet as Company Obligated Preferred Securities of Subsidiary Holding Solely Parent Debentures. The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Subordinated Debentures due November 16, 2002 of the Company. Dividends on the Trust Preferred Securities will be reflected as a charge to the Company's consolidated income, identified as Minority Interest in Income, whether paid or accrued.



     The Purchase Contracts are forward transactions in Owens Corning's common equity. Upon settlement of a Purchase Contract, Owens Corning will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to shareholders' equity allocated between the common stock and paid in capital accounts. The present value of the Contract Adjustment Payments, if any, will initially be charged to equity, with an offsetting credit to liabilities. Subsequent Contract Adjustment Payments, if any, will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION


     The following table sets forth selected consolidated financial information of the Company (i) for the six months ended June 30, 1997 and 1996, which has been derived from the unaudited quarterly consolidated financial statements of the Company for the six months ended June 30, 1997 and 1996, and (ii) for each of the five fiscal years in the period ended December 31, 1996, which has been derived from the annual consolidated financial statements of the Company audited by Arthur Andersen LLP, independent public accountants. This table should be read in conjunction with those statements, all of which have been previously filed with the Securities and Exchange Commission (the "Commission"). The financial information presented below for the six months ended June 30, 1997 and 1996 reflects all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Company's results. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The following table (other than in respect of balance sheet data) does not include financial information concerning Fibreboard because the Fibreboard Acquisition did not occur until the end of the quarter ended June 30, 1997. See "The Company -- Recent Developments -- Fibreboard Acquisition." The following table is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial information and related notes of the Company included in the documents incorporated in the accompanying Prospectus by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.


                                                SIX MONTHS ENDED
                                                    JUNE 30,                          YEAR ENDED DECEMBER 31,
                                               ------------------     -------------------------------------------------------
                                                1997      1996(a)     1996(b)     1995(c)     1994(d)     1993(e)     1992(f)
                                               ------     -------     -------     -------     -------     -------     -------
                                                      (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA AND WHERE NOTED)
INCOME STATEMENT DATA:
  Net sales................................    $1,892     $1,805      $3,832      $3,612      $3,351      $2,944      $2,878
  Gross margin.............................       462        471         998         942         815         678         644
  Income (loss) from operations............       182       (690)       (504)        412         226         236         213
  Cost of borrowed funds...................        42         36          77          87          94          89         110
  Net income (loss)........................       105       (434)       (284)        231         159         131          73
  Net income (loss) per share (primary)....      1.96      (8.43)      (5.50)       4.64        3.61        3.00        1.70
  Net income (loss) per share (fully
    diluted)...............................      1.87      (8.43)      (5.50)       4.40        3.35        2.81        1.67
  Weighted average number of shares
    outstanding (in thousands of shares)
    (primary)..............................    53,619     51,512      51,722      49,711      44,209      43,593      43,013
CASH FLOW DATA:
  Net cash flow from operations............      (319)       (87)        335         285         233         253         192
  Capital expenditures.....................       131        167         325         276         258         178         144
BALANCE SHEET DATA:
  Total assets.............................     5,076(g)   3,980       3,913       3,261       3,274       3,013       3,162
  Total debt...............................     2,033(g)   1,142         934         893       1,212       1,004       1,099
  Stockholders' deficit....................      (353)      (666)       (484)       (212)       (680)       (869)     (1,008)
RATIO OF EARNINGS TO FIXED CHARGES(h)......      3.02x        --          --        3.67 x      2.15 x      2.42 x      1.88 x
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS(h).........      3.02x        --          --        3.67 x      2.15 x      2.42 x      1.88 x

---------------


(a) For the six months ended June 30, 1996, the net loss of $434 million, or $8.43 per share, includes a net after-tax charge of $542 million for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; after-tax special charges totaling $27 million including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; and an after-tax gain of $27 million from the sale of the Company's ownership interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd.


    Pursuant to generally accepted accounting principles, common stock equivalents and convertible securities have been excluded from the calculations of earnings per share in 1996, due to their anti-dilutive effect. Consequently, primary and fully diluted earnings per share are equal for 1996.

(b) In 1996 the net loss of $284 million, or $5.50 per share, includes a net after-tax charge of $542 million for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; after-tax special charges totaling $27 million including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; an after-tax charge of $26 million for restructuring and other actions; a $27 million reduction of tax reserves due to favorable legislation; and an after-tax gain of $27 million from the sale of the Company's ownership interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd.


    Pursuant to generally accepted accounting principles, common stock equivalents and convertible securities have been excluded from the calculations of earnings per share in 1996, due to their anti-dilutive effect. Consequently, primary and fully diluted earnings per share are equal for 1996.


 (c) Net income for 1995 of $231 million, or $4.64 per share ($4.40 per share fully diluted), included a one time gain of $8 million, which was the result of a tax loss carryback.



(d) Net income for 1994 of $159 million, or $3.61 per share ($3.35 per share fully diluted), included the following offsetting special items: an after-tax gain of $123 million reflecting a change to the capital method of accounting for the rebuilding of glass melting facilities; an after-tax charge of $85 million for productivity initiatives and other actions; a non-cash, after-tax charge of $10 million to reflect adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" for the Company's non-U.S. plans; and a non-cash, after-tax charge of $28 million to reflect adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."



 (e) Net income for 1993 of $131 million, or $3.00 per share ($2.81 per share fully diluted), included a credit of $26 million for the cumulative effect of adopting the new accounting standard for income taxes; a one-time gain of $14 million reflecting a tax benefit resulting from a revaluation of deferred taxes necessitated by the new federal tax law; an $8 million pre-tax charge for the writedown of the Company's hydrocarbon ventures; and a $23 million charge for the restructuring of the Company's European operations.



 (f) Net income for 1992 was $73 million, or $1.70 per share ($1.67 per share fully diluted), and included a pre-tax reorganization charge of $16 million.



(g) In the second quarter of 1997, the Company purchased Fibreboard Corporation, a North American manufacturer of vinyl siding and accessories and manufactured stone, for $657 million, including $138 million of debt assumed. The purchase price, which is included in long-term debt as of June 30, 1997, was financed primarily through borrowings on the Company's new long-term credit facility early in the third quarter of 1997. The purchase price allocations were based on preliminary estimates of fair market value and are subject to revision. The estimated fair value of assets acquired from Fibreboard Corporation, including goodwill, was $923 million, and liabilities assumed totaled $404 million (including the debt of $138 million).


(h) For purposes of the calculation of these ratios, earnings represent net income before fixed charges, provision for taxes on income, undistributed earnings of equity basis investments, extraordinary losses from early retirement of debt and the cumulative effect of accounting changes. Fixed charges include interest expense and the portion (one-third) of rental expenses deemed to be representative of interest. Preferred stock dividends represent only the distributions on the MIPS securities. The Company's earnings for the six months ended June 30, 1996 and the year ended December 31, 1996 were insufficient to cover fixed charges by approximately $700 million and $600 million, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


    (All per share information in this Section is on a fully diluted basis.)


RESULTS OF OPERATIONS

  Six Months Ended June 30, 1997


     Net sales were $1,017 million for the quarter ended June 30, 1997, a six percent increase from the 1996 level of $956 million. The growth is attributable to increased volumes in the Building Materials and Composite Materials segments, worldwide. In Building Materials, niche acquisitions and the integration of their products into the Company's existing channels of distribution continue to grow the Company's volumes, particularly in the U.S. and Europe. These volume increases were offset in large part by a decline in worldwide composites pricing, the effects of a stronger dollar on sales made in foreign currencies, and a decline in insulation prices in North America. The decline in composites pricing was most notable in Europe, and primarily reflects increased production capacity by the major producers in anticipation of market growth and the effects of customer consolidations. Gross margin for the quarter ended June 30, 1997 was 24%, a decline from the second quarter 1996 level of 27%, primarily resulting from declining prices and a change in the mix of product sales in Building Materials to lower margin products.


     Net income for the quarter ended June 30, 1997 was $63 million, or $1.11 per share, compared to a net loss of $473 million, or $9.19 per share, for the quarter ended June 30, 1996. Income from operations of $105 million in the second quarter of 1997 was negatively impacted by the price declines described above. This impact was partially offset by volume increases experienced in the Company's roofing, foam and composites businesses. Additionally, income from operations benefited by $15 million from the modification of certain employee benefits in the U.S. Earnings in the second quarter of 1997 were also affected by increased cost of borrowed funds resulting from increased borrowing to fund working capital and certain acquisitions, and the improved performance of the Company's unconsolidated affiliates.

     Included in the quarter ended June 30, 1996 was the net after-tax charge of $542 million, or $10.53 per share, for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery. The net loss created by this item caused common stock equivalents and convertible securities to be excluded from the number of fully diluted shares reported in the second quarter of 1996 due to their anti-dilutive effect. Had these anti-dilutive shares been included in the calculation of earnings per share, such amount for the second quarter of 1996 would have been $.09 lower.

     Net sales for the six months ended June 30, 1997, were $1,892 million, a five percent increase over the $1,805 million reported for the first six months of 1996. This increase reflects the strength of the Company's roofing and foam businesses in the Building Materials segment, coupled with the Company's continued expansion through strategic niche acquisitions.

     For the six months ended June 30, 1997, the Company reported net income of $105 million, or $1.87 per share, compared to a net loss of $434 million, or $8.43 per share, for the comparable period in 1996. When compared to the earlier year period, net income for the six months ended June 30, 1997 was negatively impacted by price declines, partially offset by the benefit of increased volumes and productivity gains, particularly in the insulation business.

     In addition to the net asbestos charge recorded in the second quarter of 1996, results for the six months ended June 30, 1996 included a $37 million pretax gain from the sale of the Company's minority interest in Asahi Fiber Glass Co. Ltd. in Japan and several one-time special charges, including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation. The impact of the gain on net income was reduced to near zero by these special items.

     Marketing and administrative expenses were $122 million for the quarter ended June 30, 1997, compared to $115 million in the same period in 1996. The increase is primarily the result of incremental administrative expenses from acquisitions.

     In the Building Materials segment, sales increased 8% for the quarter and six months ended June 30, 1997 compared to 1996. This growth reflects the incremental sales from acquisitions as well as an increase in volume, particularly in the roofing and foam businesses. Income from operations for Building Materials increased to $122 million for the six months ended June 30, 1997. This improvement is primarily the result of volume increases, productivity gains and incremental amounts derived from acquisitions offset in part by the continuing costs of the Company's expansion program in the Asia Pacific region.

     On June 27, the Company acquired 92% of the outstanding stock of Fibreboard through the Fibreboard Tender Offer, which was commenced in May, for all of the outstanding shares of Fibreboard at $55 per share. In early July, Fibreboard became a wholly owned subsidiary of the Company as a result of the Fibreboard Merger, which was consummated at the same price as the Fibreboard Tender Offer. The purchase price of Fibreboard was $657 million, including the assumption of $138 million of indebtedness, the majority of which was financed through borrowings under the Credit Agreement. Fibreboard is one of the five largest producers in North America of vinyl siding and accessories, marketing products under the brand names Norandex and Vytec. The business has plants in the U.S. and Canada and also operates more than 130 company-owned distribution centers in 32 states. Fibreboard is also the leading producer of manufactured stone used in home building construction. On July 15, the Company announced plans to sell the Pabco business of Fibreboard. Pabco is a producer of calcium silicate insulation used for industrial pipe applications and metal jacketing for pipe insulation.

     As the Fibreboard Acquisition was completed at the end of the quarter, the reported results do not include the results of operations of Fibreboard. To enhance comparability, certain information below is presented on a "pro forma" basis and reflects the acquisition of Fibreboard (excluding Pabco and operations that were discontinued by Fibreboard prior to the Fibreboard Acquisition) as though it had occurred at the beginning of the respective periods presented. The pro forma results include certain adjustments, primarily for depreciation and amortization, interest and other expenses directly attributable to the Fibreboard Acquisition and are not necessarily indicative of the combined results that would have occurred had the Fibreboard Acquisition occurred at the beginning of those periods.

                                             PRO FORMA            AS REPORTED
                                         SIX MONTHS ENDED      SIX MONTHS ENDED
                                             JUNE 30,              JUNE 30,
                                         -----------------     -----------------
                                          1997       1996       1997       1996
                                         ------     ------     ------     ------
                                          (IN MILLIONS OF DOLLARS, EXCEPT SHARE
                                                          DATE)
Net Sales............................    $2,223     $2,092     $1,892     $1,805
Income from continuing operations....        99       (443)       105       (434)
Fully diluted earnings per share from
  continuing operations..............    $ 1.76     $(8.59)    $ 1.87     $(8.43)

     Additionally, during the first quarter of 1997, the Company acquired Polypan Nord S.P.A., a manufacturer of extruded polystyrene foam (XPS) insulation products based in Italy and Falcon Manufacturing of California, Inc., a U.S. producer of expanded polystyrene (EPS) foam insulation products.

     In the Composite Materials segment, sales increased four percent for the quarter ended June 30, 1997, but were down two percent for the six months then ended, when compared to the comparable 1996 periods. While composites sales showed improvement in overall volume, the business continued to experience significant price decline during the quarter, particularly in Europe where weakening currencies compounded the sales decline. Composite Materials income from operations in the quarter and six months ended June 30, 1997, of $52 and $101 million, respectively, declined from the equivalent prior year periods. The declines are primarily attributable to the pricing weakness being experienced in Europe. The Company does not expect to see significant improvement in the Composite Materials segment in 1997. However, the Company now believes pricing is stabilizing in both the U.S. and Europe and has implemented a price increase effective during the second half of the year.

     During the second quarter of 1997, the Company completed the acquisition of the assets of The Stewart Group, Inc., a manufacturer and marketer of a composite central strength member for telecommunication cable using a proprietary technology. With this addition, the Company now markets a complete line of glass fiber products that protect and reinforce fiber optic and copper telecommunications cable.

     In the first quarter of 1997, the Company completed the previously announced acquisition of Knytex Company, a manufacturer of specialty glass fiber fabrics.

     The Company's cost of borrowed funds for the quarter ended June 30, 1997 was $5 million higher than during second quarter 1996, due to increased borrowings used to fund growth in working capital and certain acquisitions.

  Years Ended December 31, 1996, 1995 and 1994

     Net sales were $3.832 billion for the year ended December 31, 1996, reflecting a 6% increase from the 1995 level of $3.612 billion. Net sales in 1994 were $3.351 billion. Most of the 1996 growth is attributable to volume increases in the Building Materials segment, particularly in North America, as well as incremental sales growth resulting from 1995 and 1996 acquisitions. See Notes 1 and 5 to the Consolidated Financial Statements of the Company included in the 1996 Form 10-K, which is incorporated in the accompanying Prospectus by reference. Sales outside the U.S. represented 25% of total sales for the year ended December 31, 1996, compared to 27% and 24% for the years 1995 and 1994, respectively. The strength of U.S. Building Materials sales in combination with sluggish European Composites business contributed to the slightly lower percentage of sales outside the U.S. when compared to 1995. Gross margin for each of the years ended December 31, 1996 and 1995 was 26%, up from 24% in 1994. Gross margin in 1996 was adversely impacted by the lower sales volume in the European Composites business.


     For the year ended December 31, 1996, the Company reported a net loss of $284 million, or $5.50 per share, compared to net income of $231 million, or $4.40 per share, and net income of $159 million, or $3.35 per share, for the years ended December 31, 1995 and 1994, respectively. The 1996 net loss reflects a net after-tax charge of $542 million, or $10.49 per share, for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; after-tax special charges totaling $27 million, or $.52 per share, including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; an after-tax charge of $26 million, or $.50 per share, for restructuring and other actions; a $27 million, or $.52 per share, reduction of tax reserves due to favorable legislation; and an after-tax gain of $27 million, or $.52 per share, from the sale of the Company's interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd. The net loss created by the special items mentioned above caused common stock equivalents and convertible securities to be excluded from the number of fully diluted shares reported in 1996 due to their anti-dilutive effect. For comparative purposes, these anti-dilutive shares have been included in the calculation of fully diluted net income per share from ongoing operations in 1996 and represent a difference of $.32 per share. Results from operations in 1996 reflect the benefits of acquisitions, strong results from Building Materials in North America, particularly in the roofing and foam businesses, and a favorable litigation settlement with a former supplier, offset in part by increased administrative costs from regional expansion into Asia Pacific and globally within the engineered pipe systems business. See Notes, 8, 12, 18 and 21 to the Consolidated Financial Statements of the Company included in the 1996 Form 10-K, which is incorporated in the accompanying Prospectus by reference.



     Net income of $231 million, or $4.40 per share, for the year ended December 31, 1995 reflects a one time gain of $8 million, or $.15 per share, resulting from a tax loss carryback. See Note 8 to the Consolidated Financial Statements of the Company included in the 1996 Form 10-K, which is incorporated in the accompanying Prospectus by reference.


     Net income of $159 million for the year ended December 31, 1994 included the following special items: an after-tax gain of $123 million, or $2.45 per share, reflecting a change to the capital method of accounting for the rebuilding of glass melting facilities; an after-tax charge of $85 million, or $1.69 per share, for productivity initiatives and other actions; a non-cash, after-tax charge of $10 million, or $.20 per share, to reflect adoption of Statement of Financial Accounting Standards (SFAS) No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, for plans outside the United States; and a non-cash, after-tax charge of $28 million, or $.56 per share, to reflect adoption of SFAS No. 112, Employers' Accounting for

Postemployment Benefits. See Notes 6, 18 and 19 to the Consolidated Financial Statements of the Company included in the 1996 Form 10-K, which is incorporated in the accompanying Prospectus by reference.


     In the Building Materials segment, sales increased 12% for the year ended December 31, 1996 compared to 1995. This growth reflects volume increases, particularly in North America, as well as incremental sales from 1995 and 1996 acquisitions offset by a slight decline in prices, particularly in Canada. While results from operations for Building Materials in 1996 compared to 1995 reflected increases due to acquisitions, increased sales volumes and the improving performance in the Company's Asia Pacific operations, these benefits were more than offset by the portion of the special items for 1996 described above ($50 million) that were attributable to this segment.


     Building Materials sales in the U.S. increased 11% and Canada also posted improvement in 1996. This improvement in the North American markets is being driven by the Company's integration of its expanded product line from acquisitions and branded products into the Company's well established channels of distribution. The expanded product line includes Luminess(TM) vinyl windows, Transitions(R) vinyl siding and FOAMULAR(R) rigid polystyrene foam insulation. The third quarter 1996 acquisition of Celfortec, a Canadian producer of FOAMULAR(R) insulation, also contributed to Building Materials growth in North America. Building Materials Europe sales increased 11% over 1995, primarily from the second quarter 1996 acquisition of the extruded polystyrene foam business of Linpac Insulation, with production facilities in the U.K. and Spain. With these acquisitions in the extruded polystyrene foam operations in Europe and Canada and the joint venture announced in 1996 to produce foam insulation in China, the Company has significantly expanded its global position in the foam insulation business as part of the Company's global building systems strategy.

     In 1996, the Company's roofing business continued to increase sales and improve margins through volume increases and productivity initiatives. The window business also continued to experience significant sales growth and productivity improvements during the year. Additionally, in the second quarter of 1996 the Company acquired the U.S. assets of Partek Insulation, a producer of rock mineral wool insulation, which has expanded the Company's insulation product offering into the high temperature insulation market. The Company further expanded its Building Materials multi-product offering in 1996 with the introduction of the branded products, Build-R-Tape(R) used to seal sheathing joints and PinkSeal(TM) foam sealant.


     In the Composite Materials segment, sales decreased 5% for the year ended December 31, 1996. This sales decrease is primarily the result of sluggish European reinforcements business as well as a decline in the Canadian market, while in the U.S., composites sales remained relatively flat. While results from operations for Composite Materials in 1996 compared to 1995 reflected increases due to improved operating performance and productivity improvements, particularly in the U.S., these benefits were more than offset by the portion of the special items for 1996 described above ($12 million) that were attributable to this segment.


     In 1996, the Company announced three new large diameter glass reinforced plastic ("GRP") pipe joint ventures, one in Colombia, Egypt and Turkey. GRP pipe is used primarily in water and wastewater systems. In addition to these ventures, the Company also formed an application development center in India and announced plans for similar such centers in Brazil and China, to develop and promote the use of composite materials as a replacement for more traditional materials.

     At the end of 1996, the Company announced the acquisition of the remainder of the equity interest in Knytex(R), a manufacturer of specialty glass fiber fabrics. This business, which knits, weaves, stitches or bonds glass fiber to provide value-added performance characteristics, will be combined with the Company's existing European specialty fabrics business to form Owens Corning Fabrics.

     The Company's cost of borrowed funds for the year ended December 31, 1996 was $77 million, $10 million lower than 1995. The average total debt outstanding during the year decreased substantially in 1996 compared to 1995 as the result of the mid-year 1995 conversion of $173 million of the Company's 8% convertible junior subordinated debentures into shares of common stock, combined with the issuance of $200 million of convertible preferred securities. In 1996, the Company averaged short-term debt of $129 million, approximately $55 million lower than in 1995. The average debt reduction, together with lower average short-term interest rates, contributed to the lower cost of borrowed funds in 1996. Additionally, due to several large construction projects, interest capitalized in 1996 increased about $4 million over 1995. See Notes 2 and 3 to the Consolidated Financial Statements of the Company included in the 1996 Form 10-K, which is incorporated in the accompanying Prospectus by reference.

     At December 31, 1996, certain of the Company's foreign subsidiaries and state tax jurisdictions have combined tax net operating loss carryforwards the benefit of which is approximately $63 million. The Company has $580 million in net deferred tax assets at December 31, 1996, all of which management expects will be realized through future income from operations. See Note 8 to the Consolidated Financial Statements of the Company included in the 1996 Form 10-K, which is incorporated in the accompanying Prospectus by reference.

LIQUIDITY, CAPITAL RESOURCES AND OTHER RELATED MATTERS

  Six Months Ended June 30, 1997


     Cash flow from operations, excluding asbestos-related activities, was negative $6 million for the second quarter of 1997, compared to $73 million for second quarter 1996. The decline from 1996 to 1997 is primarily attributable to a reduction in accounts payable and accrued liabilities, and an increase in accounts receivable, in the ordinary course of the Company's business. Excluding Fibreboard inventories of approximately $110 million, inventories at June 30, 1997 increased 26% over December 31, 1996 levels due to the Company's seasonal inventory build in the first half of the year. See Notes 6 and 7 to the Consolidated Financial Statements of the Company as of June 30, 1997, included in the Second Quarter Form 10-Q, which is incorporated in the accompanying Prospectus by reference.


     At June 30, 1997, the Company's net working capital was $260 million and its current ratio was 1.22, as compared to negative $163 million and .85, respectively at December 31, 1996. The increase in 1997 is the result of increased working capital, driven by higher seasonal inventories and receivables, as well as a decline in accounts payable and accrued liabilities.


     The Company's total borrowings at June 30, 1997 were $2,033 million, $1,099 million higher than at year-end 1996. The June 30, 1997 long-term debt balance reflects the seasonal increases in the Company's working capital described above plus $519 million payable, as well as $138 million of debt assumed, for the acquisition of Fibreboard. The acquisition amounts were drawn from the Credit Agreement in early July. Since the cash was not exchanged until July, the Consolidated Statement of Cash Flows, for the quarter and six months ended June 30, 1997, does not reflect the acquisition of Fibreboard. Typically, the Company reports greater cash usage during the first half of the year as the Company builds inventories and other working capital.



     As of June 30, 1997, the Company had unused lines of credit of $736 million available under long-term bank loan facilities and an additional $37 million under short-term facilities, after the exclusion of the amount utilized in early July to fund the acquisition of Fibreboard, compared to $440 million and $195 million, respectively, at year-end 1996. The increase in available lines of credit is the result of the new $2 billion Credit Agreement established to fund the acquisition of Fibreboard. Letters of credit issued under the Credit Agreement, most of which support appeals from asbestos trials, reduce the available credit of that facility. The impact of such reduction is reflected in the unused lines of credit discussed above. See Notes 3 and 4 of the Consolidated Financial Statements of the Company as of June 30, 1997, included in the Second Quarter Form 10-Q, which is incorporated in the accompanying Prospectus by reference.


     Capital spending for property, plant and equipment, excluding acquisitions and investments in affiliates, was $131 million for the first six months of 1997. For the year 1997, the Company anticipates capital spending, exclusive of acquisitions and investments in affiliates, to be approximately $250 million, the majority of which is committed. The Company expects that funding for these expenditures will be from the Company's operations and external sources as required.

     Gross payments for asbestos litigation claims against Owens Corning during the second quarter of 1997, including $11 million in defense costs and $2 million for appeal bond and other costs, were $90 million. Proceeds from insurance were $24 million, resulting in a net pretax cash outflow of $66 million, or $40 million after-tax. During the second quarter of 1997, Owens Corning received approximately 9,700 new asbestos personal injury cases and closed approximately 3,200 cases. Over the next twelve months, Owens Corning's total payments for asbestos litigation claims, including defense costs, are expected to be approximately $300 million. Proceeds from insurance of $50 million are expected to be available to cover Owens Corning's costs, resulting in a net pretax cash outflow of $250 million, or $150 million after-tax. See Note 8 Item A to the Consolidated Financial Statements of the Company as of June 30, 1997, incorporated in the accompanying Prospectus by reference.

     During the next twelve months, any payments for asbestos claims against Fibreboard are expected to be paid by Fibreboard's insurers. See Note 8 Item B to the Consolidated Financial Statements of the Company as of June 30, 1997, included in the Second Quarter Form 10-Q, which is incorporated in the accompanying Prospectus by reference.

     The Company expects funds generated from operations, together with funds available under long and short term bank loan facilities, to be sufficient to satisfy its debt service obligations under its existing indebtedness, as well as its contingent liabilities for uninsured asbestos personal injury claims.

     The Company has been deemed by the Environmental Protection Agency (EPA) to be a potentially responsible party (PRP) with respect to certain sites under the Comprehensive Environmental Response, Compensation and Liability Act (Superfund). The Company has also been deemed a PRP under similar state or local laws, including two state Superfund sites where the Company is the primary generator. In other instances, other PRPs have brought suits or claims against the Company as a PRP for contribution under such federal, state or local laws. During the second quarter of 1997, the Company was designated a PRP in such federal, state, local or private proceedings for one additional site. At June 30, 1997, a total of 42 such PRP designations remained unresolved by the Company, some of which designations the Company believes to be erroneous. The Company is also involved with environmental investigation or remediation at a number of other sites at which it has not been designated a PRP. The Company has established a $30 million reserve, of which $15 million relates to Fibreboard, for its Superfund (and similar state, local and private action) contingent liabilities. Based upon information presently available to the Company, and without regard to the application of insurance, the Company believes that, considered in the aggregate, the additional costs associated with such contingent liabilities, including any related litigation costs, will not have a materially adverse effect on the Company's results of operations, financial condition or long-term liquidity.

     The 1990 Clean Air Act Amendments (Act) provide that the EPA will issue regulations on a number of air pollutants over a period of years. Until these regulations are developed, the Company cannot determine the extent to which the Act will affect it. The Company anticipates that its sources to be regulated will include glass fiber manufacturing and asphalt processing activities. The EPA's announced schedule is to issue regulations covering glass fiber manufacturing by late 1997 and asphalt processing activities by late 2000, with implementation as to existing sources up to three years thereafter. Based on information now known to the Company, including the nature and limited number of regulated materials it emits, the Company does not expect the Act to have a materially adverse effect on the Company's results of operations, financial condition or long-term liquidity.

  Years Ended December 31, 1996, 1995 and 1994


     Cash flow from operations, excluding proceeds from insurance and payments for asbestos litigation claims, was $501 million for 1996, compared to $342 million for 1995. The improvement in 1996 relates to an increase in accounts payable and accrued liabilities offset in part by an increase in inventory. Additionally, 1995 cash flow from operations was reduced by $64 million for the December 1995 funding of a Voluntary Employee's Beneficiary Association (VEBA) trust. The 1996 cash flow from operations reflects the disbursements for benefits from the VEBA trust and collection of a tax receivable. See Note 6 to the Consolidated Financial Statements of the Company included in the 1996 Form 10K, which is incorporated in the accompanying Prospectus by reference.


     At December 31, 1996, the Company's net working capital and current ratio were negative $163 million and .85, compared to negative $9 million and .99 at December 31, 1995, and negative $143 million and .87 at

December 31, 1994, respectively. The decrease in 1996 was primarily due to increased accounts payable and accrued liabilities, and also a larger current asbestos liability, offset somewhat by increased inventories. Excluding the impact of short-term borrowings used to finance a $110 million U.K. acquisition in June 1994, the Company's net working capital was negative $33 million and its current ratio was .97 at December 31, 1994.

     During 1995, virtually all of the Company's $173 million issue of 8% convertible junior subordinated debentures were converted. Debentures not converted were redeemed for cash. The conversion resulted in the issuance of 5.8 million new shares of common stock. Also in 1995, Owens-Corning Capital, L.L.C., a Delaware limited liability company, of which all of the common limited company interests are indirectly owned by the Company, issued $200 million of 6.5% cumulative convertible preferred securities. The proceeds from the issuance were loaned to the Company and partially used to repay a short-term credit facility. See Note 4 to the Consolidated Financial Statements of the Company included in the 1996 Form 10K, which is incorporated in the accompanying Prospectus by reference.

     Capital spending for property, plant and equipment, excluding acquisitions, was $325 million during 1996.

     Gross payments for asbestos litigation claims during 1996, including $44 million in defense costs and $11 million for appeal bond and other costs, were $267 million. Proceeds from insurance were $101 million resulting in a net pretax cash outflow of $166 million, or $100 million after-tax. During 1996, the Company received approximately 36,400 new asbestos personal injury cases and closed approximately 22,700 cases. See Note 21 to the Consolidated Financial Statements of the Company included in the 1996 Form 10K, which is incorporated in the accompanying Prospectus by reference.

     In June 1996 the Company filed a lawsuit in federal court in New Orleans alleging a massive scheme to defraud the Company in connection with asbestos litigation cases. The suit alleges that medical test results in tens of thousands of asbestos litigation claims were falsified by the owners and operators of certain pulmonary function testing laboratories. A second lawsuit, alleging similar practices, was filed against the owner and operator of an additional testing laboratory in January 1997. The Company believes that at least 40,000 claims in its current backlog involve plaintiffs whose pulmonary function tests were improperly administered or manipulated by the testing laboratories or otherwise inconsistent with proper medical practice.

FUTURE REQUIRED ACCOUNTING CHANGES

     On June 30, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No. 130). This statement establishes standards for reporting and display of comprehensive income and its components in financial statements. The adoption of this standard will not impact results from operations, financial condition, or long-term liquidity, but will require the Company to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet. The Company is required to adopt the new standard for periods beginning after December 15, 1997.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS No.128). This statement introduces new methods for calculating earnings per share. The adoption of this standard will not impact results from operations, financial condition, or long-term liquidity, but will require the Company to restate earnings per share reported in prior periods to conform with this statement. The Company is required to adopt the new standard for periods ending after December 15, 1997. The Company believes that the adoption of this standard will result in essentially the same earnings per share when comparing the current fully diluted earnings per share calculation to the calculation of diluted earnings per share required by SFAS No. 128.

                         ASBESTOS AND OTHER LITIGATION

     The following is a discussion of the status of the asbestos and other litigation as of June 30, 1997; see also "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Other Related Matters."

ASBESTOS LIABILITIES

  Owens Corning (Excluding Fibreboard)

     Owens Corning is a co-defendant with other former manufacturers, distributors and installers of products containing asbestos and with miners and suppliers of asbestos fibers (collectively, the "Producers") in personal injury and property damage litigation. The personal injury claimants generally allege injuries to their health caused by inhalation of asbestos fibers from Owens Corning's products. Most of the claimants seek punitive damages as well as compensatory damages. The property damage claims generally allege property damage to school, public and commercial buildings resulting from the presence of products containing asbestos. Virtually all of the asbestos-related lawsuits against Owens Corning arise out of its manufacture, distribution, sale or installation of an asbestos-containing calcium silicate, high temperature insulation product, the manufacture of which was discontinued in 1972.

     STATUS. As of June 30, 1997, approximately 165,700 asbestos personal injury claims were pending against Owens Corning, of which 16,700 were received in the first six months of 1997. Owens Corning received approximately 36,400 such claims in 1996 and 55,900 in 1995.

     Many of the recent claims appear to be the product of mass screening programs and not to involve malignancies or other significant asbestos related impairment. Owens Corning believes that at least 40,000 of the recent claims involve plaintiffs whose pulmonary function tests ("PFTs") were improperly administered or manipulated by the testing laboratory or otherwise inconsistent with proper medical practice, and it is investigating a number of testing organizations and their methods. In 1996 Owens Corning filed suit in federal court in New Orleans, Louisiana against the owners and operators of certain pulmonary function testing laboratories in the southeastern U.S. challenging such improper testing practices. This matter is now in active pre-trial discovery. In January 1997, Owens Corning filed a similar suit in federal court in Jackson, Mississippi against the owner of an additional testing laboratory.

     During 1996 Owens Corning engaged in discussions with a group of approximately 30 leading plaintiffs' law firms to explore approaches toward resolution of its asbestos liability. Agreements with the various firms not to file claims against Owens Corning except for those involving malignancies, most of which agreements expired on or before January 1, 1997, may have impacted the number of cases received by Owens Corning during 1996 and the first two quarters of 1997.

     Through June 30, 1997, Owens Corning had resolved (by settlement or otherwise) approximately 192,100 asbestos personal injury claims. This number includes cases resolved by two orders of dismissal for lack of medical proof, covering approximately 18,900 federal maritime cases which named Owens Corning as a defendant, resulting in a 15,600 case reduction in the backlog after reduction for duplicate cases and cases previously settled. Of these cases, approximately 11,700 were dismissed in 1996, with the remaining 3,900 being dismissed in the first quarter of 1997. During 1996, 1995 and 1994, Owens Corning resolved approximately 60,600 asbestos personal injury claims, over 99% without trial, and incurred total indemnity payments of $626 million (an average of about $10,300 per case).

     Owens Corning's indemnity payments have varied considerably over time and from case to case, and are affected by a multitude of factors. These include the type and severity of the disease sustained by the claimant (i.e., mesothelioma, lung cancer, other types of cancer, asbestosis or pleural changes); the occupation of the claimant; the extent of the claimant's exposure to asbestos-containing products manufactured, sold or installed by Owens Corning; the extent of the claimant's exposure to asbestos-containing products manufactured, sold or installed by other Producers; the number and financial resources of other Producer defendants; the jurisdiction of suit; the presence or absence of other possible causes of the claimant's illness; the availability or not of legal defenses such as the statute of limitations or state of the art; whether the claim was resolved on an individual basis or as part of a group settlement; and whether the claim proceeded to an adverse verdict or judgment.

     INSURANCE. As of June 30, 1997, Owens Corning had approximately $265 million in unexhausted insurance coverage (net of deductibles and self-insured retentions and excluding coverage issued by insolvent carriers) under its liability insurance policies applicable to asbestos personal injury claims. This insurance, which is substantially confirmed, includes both products hazard coverage and primary level non-products coverage. Portions of this coverage are not available until 1998 and beyond under agreements with the carriers confirming such coverage. All of Owens Corning's liability insurance policies cover indemnity payments and defense fees and expenses subject to applicable policy limits.

     In addition to its confirmed primary level non-products insurance, Owens Corning has a significant amount of unconfirmed potential non-products coverage with excess level carriers. For purposes of calculating the amount of insurance applicable to asbestos liabilities, Owens Corning has estimated its probable recoveries in respect of this additional non-products coverage at $225 million, which amount was recorded in the second quarter of 1996. This coverage is unconfirmed and the amount and timing of recoveries from these excess level policies will depend on subsequent negotiations or proceedings.

     RESERVE. The Company's financial statements include a reserve for the estimated cost associated with Owens Corning's asbestos personal injury claims. This reserve was established principally through a charge to income in 1991 for the costs of asbestos claims expected to be received through 1999 and an additional $1.1 billion non-recurring, noncash charge to income (before taking into account the probable non-products insurance recoveries) during the second quarter of 1996 for cases that may be received subsequent to 1999. In establishing the reserve, Owens Corning took into account, among other things, the effect of federal court decisions relating to punitive damages and the certification of class actions in asbestos cases, the discussions with the group of plaintiffs' law firms referred to above, the results of its continuing investigations of medical screening practices of the kind at issue in the federal PFT lawsuits, recent developments as to the prospects for federal and state tort reform, the continued rate of case filings at historically high levels, additional information on filings received during the 1993-1995 period and other factors. The combined effect of the $1.1 billion charge and the $225 million probable additional non-products insurance recovery was an $875 million charge in the second quarter of 1996.

     Owens Corning's estimated total liabilities in respect of indemnity and defense costs associated with pending and unasserted asbestos personal injury claims that may be received in the future, and its estimated insurance recoveries in respect of such claims, are reported separately as follows:

                                                                         JUNE 30,     DECEMBER 31,
                                                                           1997           1996
                                                                         --------     ------------
                                                                         (IN MILLIONS OF DOLLARS)
RESERVE FOR ASBESTOS LITIGATION CLAIMS
  Current..............................................................   $  300         $  300
  Other................................................................    1,485          1,670
                                                                          ------         ------
          Total Reserve................................................    1,785          1,970
                                                                          ------         ------
INSURANCE FOR ASBESTOS LITIGATION CLAIMS
  Current..............................................................       50            100
  Other................................................................      440            454
                                                                          ------         ------
          Total Insurance..............................................      490            554
                                                                          ------         ------
Net Owens Corning Asbestos Liability...................................   $1,295         $1,416
                                                                          ======         ======

     Owens Corning cautions that such factors as the number of future asbestos personal injury claims received by it, the rate of receipt of such claims, and the indemnity and defense costs associated with asbestos personal injury claims, as well as the prospects for confirming additional insurance, including the additional $225 million in non-products coverage referenced above, are influenced by numerous variables that are difficult to predict, and that estimates, such as Owens Corning's, which attempt to take account of such variables, are subject to considerable uncertainty. Owens Corning believes that its estimate of liabilities and insurance will be sufficient to provide for the costs of all pending and future asbestos personal injury claims that involve malignancies or significant asbestos-related functional impairment. While such estimates cover unimpaired claims, the number and cost of unimpaired claims are much harder to predict and such estimates reflect Owens Corning's belief that such claims have little or no value. Owens Corning will continue to review the adequacy of its estimate of liabilities and insurance on a periodic basis and make such adjustments as may be appropriate.

     MANAGEMENT OPINION. Although any opinion is necessarily judgmental and must be based on information now known to Owens Corning, in the opinion of management, while any additional uninsured and unreserved costs which may arise out of pending personal injury and property damage asbestos claims and additional similar asbestos claims filed in the future may be substantial over time, management believes that any such additional costs will not impair the ability of the Company to meet its obligations, to reinvest in its businesses or to take advantage of attractive opportunities for growth.

  Fibreboard (Excluding Owens Corning)

     Prior to 1972, Fibreboard manufactured insulation products containing asbestos. Fibreboard has since been named as a defendant in many thousands of personal injury claims for injuries allegedly caused by asbestos exposure as well as in asbestos property damage cases.

     As of June 30, 1997, approximately 97,600 asbestos personal injury claims were pending against Fibreboard, of which 21,200 were received in the first six months of 1997. Fibreboard received approximately 32,900 such claims in 1996 and 20,700 in 1995. These claims and most of the pending claims are made against the Fibreboard Global Settlement Trust and are subject to the Global Settlement injunction discussed below. In the first six months of 1997, Fibreboard resolved approximately 1,800 asbestos personal injury claims at an average cost of $22,000 per claim. Approximately 2,700 such claims were resolved in 1996 at an approximate average cost of $34,000 per claim and 14,500 were resolved in 1995 at an approximate average cost of $12,000 per claim.

     The average cost per claim has increased recently from the historical average cost of $11,000 per claim. This is due to the absence of group settlements, where large numbers of low value cases are traditionally settled along with higher value cases, and due to the fact that in 1996 and 1997 a relatively small number of individual cases involving more seriously injured plaintiffs were settled as exigent claims (all of which are malignancy claims) during the pendency of the Global Settlement injunction discussed below.

     As of June 30, 1997, amounts payable under various asbestos claim settlement agreements were $88 million. These amounts are payable either from the Settlement Trust discussed below or directly by the insurers. Amounts due from insurers in payment of these or past claims paid directly by Fibreboard, as of June 30, 1997 are $110 million.

     The asbestos-related long-term debt of $26 million consists of amounts advanced under a reimbursement agreement; interest accrues at prime minus 2%.

     Fibreboard has unique insurance coverage of personal injury claims. During 1993, Fibreboard and its insurers, Continental Casualty Company (Continental) and Pacific Indemnity Company (Pacific), entered into the Insurance Settlement, and Fibreboard, its insurers and representatives of a nationwide class of future asbestos plaintiffs entered into the Global Settlement. These agreements are interrelated and require final court approval. On July 26, 1996, the U.S. Fifth Circuit Court of Appeals affirmed the Global Settlement by a majority decision and the Insurance Settlement by a unanimous decision.


     The parties opposing the Global Settlement filed petitions seeking review with the U.S. Supreme Court. On June 27, 1997, the Supreme Court granted the petitions, vacated the judgment and remanded the case to the Fifth Circuit for further consideration in light of the Supreme Court's decision in the Amchem Products, Inc. v. Windsor case. Amchem involved a proposed nationwide class action settlement of future asbestos personal injury claims against the members of the Center for Claims Resolution. The Supreme Court, affirming the intermediate appellate court, disapproved and vacated the Amchem class action settlement, determining that the Amchem class action failed to meet the requirements of Federal Rule of Civil Procedure

23. In light of the remand to the Fifth Circuit, final resolution of the Global Settlement may not be known until 1998 or later.


     On October 24, 1996, the statutory time period for objectors to seek further judicial review of the Insurance Settlement lapsed with no petition for review having been filed with the U.S. Supreme Court. Therefore, the Insurance Settlement is now final and not subject to further appeal.

     The parties will continue to seek approval of the Global Settlement. If the Global Settlement becomes effective, all asbestos-related personal injury liabilities of Fibreboard will be resolved through insurance funds and existing corporate reserves. A permanent injunction barring the filing of any further claims against Fibreboard or its insurers is included as part of the Global Settlement. Upon final approval, Fibreboard's insurers are required to pay existing settlements and assume full responsibility for any claims filed before August 27, 1993, the date the settling parties reached agreement on the terms of the Global Settlement. A court-supervised claims processing trust ("Settlement Trust") will be responsible for resolving claims which were not filed against Fibreboard before August 27, 1993, and any further claims that might otherwise be asserted against Fibreboard in the future.

     The Settlement Trust will be funded principally by Continental and Pacific. These insurers have placed $1,525 million in an interest-bearing escrow account pending court approval of the settlements. Fibreboard is responsible for contributing $10 million plus accrued interest toward the Settlement Trust, which it will obtain from other remaining insurance sources and existing reserves. The Home Insurance Company has already paid $9.9 million into the escrow account on behalf of Fibreboard, in satisfaction of an earlier settlement agreement. The balance of the escrow account was $1,691 million at June 30, 1997, after payment of interim expenses and exigent claims associated with the Global Settlement.

     If the Global Settlement becomes effective, Fibreboard would have no on-going or future liabilities for asbestos personal injury claims in excess of the $10 million currently reserved in other long term liabilities.


     The Insurance Settlement is structured as an alternative solution in the event the Global Settlement fails to receive final approval. Under the Insurance Settlement, Continental and Pacific will pay in full settlements reached as of August 27, 1993 and provide Fibreboard with the remaining balance of the Global Settlement escrow account for claims filed after August 27, 1993, plus an additional $475 million for claims which were pending but not settled at August 27, 1993, less amounts paid for those claims since August 27, 1993. Upon fulfillment of their obligations under the Insurance Settlement, Continental and Pacific will be discharged from any further obligations to Fibreboard under their insurance policies and will be protected by an injunction against any claims of asbestos personal injury claimants based upon those insurance policies. Under the Insurance Settlement, Fibreboard will manage the defense and resolution of asbestos-related personal injury claims and will remain subject to suit by asbestos personal injury claimants.


     The Insurance Settlement will not be fully implemented or funded until such time as the Global Settlement has been finally resolved. In the event the Global Settlement is finally approved, the Insurance Settlement will not be implemented.

     While there are various uncertainties regarding whether the Global Settlement or the Insurance Settlement will be in effect, and these may ultimately impact Fibreboard's liability for asbestos personal injury claims, the Company believes the amounts available under the Insurance Settlement will be adequate to fund the ongoing defense and indemnity costs associated with asbestos-related personal injury claims for the foreseeable future.

     The Company anticipates reevaluating and updating its estimates of the Fibreboard liability for asbestos personal injury claims once it is determined which of the Global Settlement or the Insurance Settlement is ultimately implemented.

NON-ASBESTOS LIABILITIES

     Various other lawsuits and claims arising in the normal course of business are pending against the Company, some of which allege substantial damages. Management believes that the outcome of these lawsuits and claims will not have a materially adverse effect on the Company's financial position or results of operations.

                        DESCRIPTION OF THE FELINE PRIDES


     The following descriptions of certain terms of the FELINE PRIDES offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the FELINE PRIDES set forth in the accompanying Prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below are not necessarily complete, and in each instance reference is hereby made to the copies of such documents (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular Sections of, or terms defined in, such documents are referred to herein, such Sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus.



     Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an Income PRIDES) with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts-General," and (ii) the Company will pay Contract Adjustment Payments, if any, to the holder, and (b) (i) beneficial
ownership of a related     % Trust Preferred Security, having a stated
liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred, undivided beneficial interest in the assets of the Trust, which will consist solely of the Debentures, or (ii) in the case of a distribution of the Debentures upon the dissolution of the Trust as a result of an Investment Company Event, as described below, or otherwise, Debentures having a principal amount equal to the Stated Amount. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax
Consequences -- Acquisition of Income PRIDES; Initial Basis in Trust Preferred Securities and Purchase Contracts." As long as a FELINE PRIDES is in the form of an Income PRIDES, the related Trust Preferred Securities will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contract.


SUBSTITUTION OF PLEDGED SECURITIES


     Each holder of an Income PRIDES will have the right, at any time, to substitute for the related Trust Preferred Securities held by the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 20 Income PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities as collateral to secure such holder's obligation under the related Purchase Contracts. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities as collateral to secure such holder's obligation under the related Purchase Contracts will be referred to as Growth PRIDES. To create 20 Growth PRIDES, the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 20 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 20 Trust Preferred Securities relating to such 20 Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related 20 Trust Preferred Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Income PRIDES, (ii) transfer the 20 related Trust Preferred Securities to such holder and (iii) deliver 20 Growth PRIDES to the holder. The substituted Treasury Security will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Each Growth PRIDES will consist of a unit with a Stated Amount of $50 comprised of (a) a Purchase Contract with respect to which (i) the holder will purchase from the Company on the Purchase

Contract Settlement Date or earlier for an amount of cash equal to the Stated Amount of such Growth PRIDES, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder Contract Adjustment Payments, if any, and (b) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. The related Trust Preferred Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments, if any, will be payable by the Company on the Growth PRIDES on each Payment Date from the later
of             , 1997 and the last Payment Date on which Contract Adjustment
Payments, if any, were paid. In addition, imputed interest would accrete on the related Treasury Securities. Distributions on any Trust Preferred Securities, up to but not including the Purchase Contract Settlement Date, including after a substitution of collateral resulting in the creation of Growth PRIDES, will
continue to be payable by the Trust at the rate of     % of the Stated Amount
per annum, subject to the Company's deferral rights described in "-- Current Payments."

     Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreement and the Pledge
Agreement -- Miscellaneous. "

RECREATING INCOME PRIDES


     A holder of Growth PRIDES may recreate Income PRIDES by (a) depositing with the Collateral Agent 20 Trust Preferred Securities and (b) transferring 20 Growth PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited 20 Trust Preferred Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the related Treasury Security. Upon such deposit and receipt of instructions from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge of the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Growth PRIDES, (ii) transfer such Treasury Security to such holder and (iii) deliver 20 Income PRIDES to such holder. The substituted Trust Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.


CURRENT PAYMENTS


     Holders of Income PRIDES are entitled to receive aggregate cash
distributions at a rate of     % of the Stated Amount per annum from and after
            , 1997, payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related
Trust Preferred Securities initially payable by the Trust at the rate of     %
of the Stated Amount per annum and (ii) Contract Adjustment Payments payable by the Company at the rate of % of the Stated Amount per annum (provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments), in each case subject to the Company's right of deferral as described herein.



     The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, quarterly distributions to holders of Income PRIDES (or any Trust Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon compounded
quarterly at the rate of   % per annum through and including November 15, 2000,
and at the Reset Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments, if any, will bear additional Contract

Adjustment Payments at the rate of      % per annum (such deferred installments
of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts-Contract Adjustment Payments" and "Description of the Trust Preferred
Securities -- Distributions."



     The Company's obligations with respect to the Debentures and the Contract Adjustment Payments, if any, will be senior and unsecured and will rank pari passu in right of payment with all other senior unsecured obligations of the Company, except that such obligations with respect to the Debentures and the Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Senior Indebtedness. The Company's obligations with respect to the Debentures and the Contract Adjustment Payments, if any, will not be subordinated to any other senior unsecured obligations of the Company, whether incurred prior to, on or after the date hereof.


     In the event a holder of Income PRIDES substituted Treasury Securities for the related Trust Preferred Securities, such holder would receive on the resulting Growth PRIDES only quarterly Contract Adjustment Payments, if any, subject to the Company's rights of deferral. In addition, imputed interest would accrete on the related Treasury Securities.


VOTING AND CERTAIN OTHER RIGHTS


     Holders of Trust Preferred Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities -- Voting Rights." Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

LISTING OF THE SECURITIES

     Application will be made to list the Income PRIDES on the NYSE under the symbol " ," subject to official notice of issuance. The Growth PRIDES and the Trust Preferred Securities will not be listed or traded on any securities exchange.

NYSE SYMBOL OF COMMON STOCK

     The Common Stock is listed on the NYSE under the symbol "OWC."

                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL


     Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than the Threshold Appreciation Price, the Settlement Rate
will be          , (b) if the Applicable Market Value is less than the Threshold
Appreciation Price but greater than $          , the Settlement Rate will equal
the Stated Amount divided by the Applicable Market Value, and (c) if the
Applicable Market Value is less than or equal to $          , the Settlement
Rate will be          . "Applicable Market Value" means the average of the
Closing Prices (as defined) per share of Common Stock on each of the thirty consecutive Trading Days (as defined) ending on the second Trading Day immediately preceding the Purchase Contract Settlement Date.


     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "-- Early Settlement," (ii) has notified the Purchase Contract Agent of its intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date in the manner described under "-- Notice to Settle with Cash" and has so settled such Purchase Contracts, or (iii) an event described under "-- Termination" below has occurred, (A) in the case of Income PRIDES, such holder will be deemed to have requested the Trust to put the aggregate principal amount of the related Debentures to the Company for a price equal to such principal amount, plus accrued and unpaid interest, if any, and upon the repurchase of such Debentures by the Company pursuant to a Put Option, (1) the proceeds from such repurchase shall simultaneously be applied to redeem the related Trust Preferred Securities of such holder having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased, and an amount equal to such aggregate stated liquidation amount will be automatically applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts and (2) any accrued and unpaid interest with respect to the Debentures so repurchased will be paid to such holder in cash (see "Description of the Debentures -- Put Option"), and
(B) in the case of Growth PRIDES, the principal amount of the related Treasury Securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contract through the delivery of cash or settles the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein. The funds received by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, either upon cash settlement of a Purchase Contract or by application of the proceeds from the put of the related Debenture, will be promptly invested in overnight permitted investments and paid to the Company on the Purchase Contract Settlement Date. Any funds received by the Collateral Agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the Purchase Contract Agent for payment to the holders.


     Prior to the date on which shares of Common Stock are issued in settlement of Purchase Contracts, the Common Stock underlying the related Purchase Contracts will not be deemed to be outstanding for any purpose and the holders of such Purchase Contracts will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder of the Company by virtue of holding such Purchase Contracts. See "Description of Trust Preferred Securities -- Voting Rights."


     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Trust Preferred Securities or Treasury Securities, as the case may be, and (ii) the Debentures as indebtedness of the Company, in each case, for United States federal, state and local income and franchise tax purposes.


EARLY SETTLEMENT

     A holder of Income PRIDES or Growth PRIDES may settle the related Purchase Contracts prior to the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company or in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined below), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent. HOLDERS MAY SETTLE PURCHASE CONTRACTS EARLY ONLY IN INTEGRAL MULTIPLES OF 20 INCOME PRIDES OR 20 GROWTH PRIDES.



     Upon Early Settlement of the Purchase Contracts related to any Income
PRIDES or Growth PRIDES, (a) the holder will receive      newly issued shares of
Common Stock per Income PRIDES or Growth PRIDES having a Stated Amount of $50 (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below, (b) the Trust Preferred Securities or Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments, if any, will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amounts accrued in respect of Contract Adjustment Payments.


     If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite check or immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day, the next Business Day will be considered the settlement date.

     Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Trust Preferred Securities or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "-- Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

NOTICE TO SETTLE WITH CASH

     A holder of an Income PRIDES or Growth PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such form must be accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company or in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled.

CONTRACT ADJUSTMENT PAYMENTS


     Contract Adjustment Payments, will be fixed at a rate per annum of     % of
the Stated Amount per Purchase Contract, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments. Contract Adjustment Payments that are not paid when due (after giving effect to any permitted deferral thereof) will bear interest thereon at the rate per annum
of     % thereof, compounded quarterly, until paid. Contract Adjustment
Payments, if any, payable for any period will be computed on the basis of a 360-day year of twelve 30 day-months. Contract Adjustment Payments, if any, will
accrue from             , 1997 and will be payable quarterly in arrears on March
31, June 30, September 30 and December 31 of each year, commencing             ,
1997. Contract Adjustment Payments will be specified as a positive component of the distributions on the Income PRIDES only if and to the extent that the rate of distributions on the Trust Preferred Securities, as determined on the date on which the Income PRIDES are priced for sale, is less than the aggregate distribution rate required on such date for the offer and sale of the Income PRIDES at the price to public specified on the cover page of this Prospectus Supplement. Accordingly, the final Prospectus Supplement will indicate whether and to what extent Contract Adjustment Payments will be required to be made by the Company.



     Contract Adjustment Payments, if any, will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent who will hold amounts received in respect of the Contract Adjustment Payments, if any, for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "Book-Entry System" below. In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments, if any, are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.



     The Company's obligations with respect to Contract Adjustment Payments, if any, will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured debt obligations, except that such obligations with respect to the Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness. The Company's obligations with respect to Contract Adjustment Payments, if any, will not be subordinated to any other unsecured debt obligations of the Company, whether incurred prior to, on or after the date hereof.


OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS


     The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments
at the rate of     % per annum (compounding on each succeeding Payment Date)
until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments (other than any accrued but unpaid Contract Adjustment Payments that have not been deferred), if any, and Deferred Contract Adjustment Payments, if any, will also terminate.



     In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.


     No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments, if any, on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis after taking into account all of the FELINE PRIDES held by a particular holder) with respect to such payment of Deferred Contract Adjustment Payments, the holder will be entitled to receive an amount in cash equal to such fraction of a share times the Applicable Market Value.



     In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company or (v) redemptions or purchases of any rights pursuant to the Rights Agreement, or any successor to such Rights Agreement, and the declaration thereunder of a dividend of rights in the future).


ANTI-DILUTION ADJUSTMENTS

     The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and
(ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.


     If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Certain Federal Income Tax Consequences -- Adjustment to Settlement Rate."


     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate: provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the occurrence of an event that requires or permits an adjustment in the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

     Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION

     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders. Upon such termination, however, such release and termination may be subject to a limited delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.

PLEDGED SECURITIES AND PLEDGE AGREEMENT


     The Trust Preferred Securities related to the Income PRIDES or, if substituted, the Treasury Securities related to the Growth PRIDES (together, the "Pledged Securities") will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to a pledge agreement, to be dated as of , 1997 (the "Pledge Agreement"), to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Trust Preferred Securities, (ii) to substitute Trust Preferred Securities for the related Treasury Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES -- Substitution of Pledged Securities") or
(iii) upon the termination or Early Settlement of the related Purchase

Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Trust Preferred Securities (including distribution, voting, redemption, repayment and liquidation rights) and each holder of Growth PRIDES will retain beneficial ownership of the related Treasury Securities pledged in respect of the related Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.


     Except as described in "Description of the Purchase Contracts -- General," the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments, if any, received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the Record Date immediately preceding the date of such distribution.

     The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the Trust Preferred Securities payable by the Trust at the
rate of     % of the Stated Amount per annum, and (ii) Contract Adjustment
Payments, if any, payable by the Company, at the rate of     % per annum, in
each case subject to the Company's right to defer the payment of such amounts.


     The ability of the Trust to make quarterly distributions on the related Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, quarterly distributions to holders would be deferred (but despite such deferral, would continue to accrue with interest
thereon compounded quarterly at the rate of   % per annum through and including
November 15, 2000, and at the Reset Rate thereafter). See "Description of the Purchase Contract -- Contract Adjustment Payments" and "Description of the Trust Preferred Securities -- Distributions."


     In the event a holder of Income PRIDES substituted Treasury Securities for the related Trust Preferred Securities, such holder would receive on the resulting Growth PRIDES only the quarterly Contract Adjustment Payments, if any, subject to the Company's rights of deferral. In addition, imputed interest would continue to accrete on the related Treasury Securities.

BOOK-ENTRY SYSTEM

     The Depository Trust Company (the "Depositary") will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     No FELINE PRIDES represented by Global Security Certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts. All FELINE PRIDES represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Trust Preferred Securities, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                       AGREEMENT AND THE PLEDGE AGREEMENT

GENERAL

     Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.


     Shares of Common Stock will be delivered on the Purchase Contract Settlement Date, or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a limited delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent.


     If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

     If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

     The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION


     The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than 66 2/3% of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Trust Preferred Securities or the rights of holders of Growth PRIDES to substitute Trust Preferred Securities for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract, (e) reduce the amount of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than 66 2/3% of such class.

NO CONSENT TO ASSUMPTION

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Debentures, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

TITLE

     The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

     In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

     Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.

GOVERNING LAW

     The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

     The Bank of New York will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

     The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

INFORMATION CONCERNING THE COLLATERAL AGENT

     The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

MISCELLANEOUS

     The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES


     The Trust Preferred Securities, which form a component of the Income PRIDES, and which, under certain circumstances, will trade separately, will be issued pursuant to the terms of the Declaration. See "Description of the FELINE PRIDES -- Substitution of Pledged Securities." The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain provisions of the Trust Preferred Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference.


GENERAL

     The Declaration authorizes the Owens Corning Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Preferred Securities), provides a full and unconditional guarantee of amounts due on the Trust Preferred Securities. The Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Debentures (except in the limited circumstances in which the holder may take direct action). See "-- Declaration Events of Default" and "-- Voting Rights."

DISTRIBUTIONS


     Distributions on the Trust Preferred Securities will be fixed initially at
a rate per annum of     % of the stated liquidation amount of $50 per Trust
Preferred Security. Distributions on the Trust Preferred Securities will be reset on the Purchase Contract Settlement Date. See "-- Market Rate Reset." Distributions in arrears for more than one quarter will bear interest thereon at
the rate of     % per annum through and including November 15, 2000 and at the
Reset Rate thereafter, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.


     Distributions on the Trust Preferred Securities will be cumulative and will
accrue from             , 1997 and will be payable quarterly in arrears on March
31, June 30, September 30 and December 31 of each year, commencing             ,
1997, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.


     The Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures, which right, if exercised, would defer quarterly distributions on the Trust Preferred Securities (though such distributions would continue to
accrue with interest at the rate of   % per annum through and including November
15, 2000, and at the Reset Rate thereafter) during any such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank junior to such Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing other than pursuant to the Guarantee or the Common Securities Guarantee. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See

"Description of the Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.


     Distributions on the Trust Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available in the Property Account for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from the Company on the Debentures. See "Description of the Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee."


     Distributions on the Trust Preferred Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Debentures in the Property Account for the benefit of the holders of the Trust Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Trust Preferred Securities do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.


MARKET RATE RESET


     The quarterly distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures will be reset on the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the Purchase Contract Settlement Date of 100.5% of the Stated Amount, provided that in no event will the Reset Rate be higher than the rate on the Two-Year Benchmark Treasury on the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Trust Preferred Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). In no event will the Reset Rate be higher than the rate on the Two-Year

Benchmark Treasury on the Purchase Contract Settlement Date plus 200 basis points (2%). It is currently anticipated that Merrill Lynch & Co. will be the investment banking firm acting as the Reset Agent.


     On the fifth business day prior to the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Trust Preferred Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the related Purchase Contract with cash on the Purchase Contract Settlement Date.



MATURITY; PUT OPTION



     Subject to the requirement that the Trust put the Debentures to the Company under certain circumstances, the Debentures will mature on November 16, 2002. Upon the repayment of the Debentures at maturity, the proceeds from such repayment shall simultaneously be applied to redeem Trust Preferred Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repaid. See "Description of the Debentures."



     In accordance with the terms of the Debentures, holders, including the Institutional Trustee and the Collateral Agent, as applicable, will have the right to require the Company to repurchase, on the Purchase Contract Settlement Date, their Debentures at a price per Debenture equal to $50, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of such Debentures by the Company, the proceeds from such repurchase shall simultaneously be applied to redeem Trust Preferred Securities of such holders having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased.



     On the Business Day immediately preceding the Purchase Contract Settlement Date, each holder of Income PRIDES that has neither previously exercised such holder's option of Early Settlement nor settled the related Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date will be deemed to have requested the Trust to put the related Debentures to the Company on the Purchase Contract Settlement Date for a price equal to the aggregate principal amount of such Debentures, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of the Debentures by the Company pursuant to such Put Option, (i) the proceeds from such repurchase shall simultaneously be applied to redeem the related Trust Preferred Securities of such holder having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased an amount equal to such aggregate stated liquidation amount and, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts as described herein and (ii) any accrued and unpaid interest with respect to the Debentures so repurchased will be paid to such holder in cash. See "Description of Purchase Contracts -- General."


DISTRIBUTION OF THE DEBENTURES

     "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act") .


     If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved, with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Investment Company Event; provided, however, that such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within such 90-day period by taking some ministerial action or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost. If an Investment Company Event occurs, Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would be pledged (in lieu of the Trust Preferred Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.


     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Debentures upon dissolution of the Trust, (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Preferred Securities not held by the Depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance. Debentures distributed to the Collateral Agent in liquidation of the interest of the holders of the Trust Preferred Securities in the Trust would be pledged (in lieu of the Trust Preferred Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

     There can be no assurance as to the market prices for either the Trust Preferred Securities or the Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution of the Trust were to occur. Accordingly, the Trust Preferred Securities or such Debentures that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities forming a part of the Income PRIDES offered hereby.

     Subject to applicable law (including, without limitation, United States federal securities laws) the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution of the Trust, the then holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities on a pro rata basis in exchange for such Trust Preferred Securities.

     The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall dissolve (i) on             ,
2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) after the receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust or the filing of a certificate of dissolution or its equivalent with respect to the Trust, (v) upon the distribution of Debentures or (vi) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Trust Preferred Securities is waived by holders of Trust Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (after giving effect to any right of deferral), then a holder of Trust Preferred Securities may directly institute a proceeding after the respective due date specified in the Debentures for enforcement of payment (a "Direct Action") to such holder directly of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder. In connection with such Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder of the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Effect of Obligations under the Debentures and the Guarantee."

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past Indenture Event of Default that is waivable
under Section   of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate stated liquidation amount of the Trust Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Trust Preferred Securities of any notice of default received from the Debt Trustee (as defined below) with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes.


     In the event the consent of the Institutional Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Preferred Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated liquidation amount of the Trust Preferred Securities and the Common Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in stated liquidation amount of the Trust Preferred Securities and the Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Preferred Securities and the Common Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.


     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to cancel Trust Preferred Securities or distribute Debentures in accordance with the Declaration.

     Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding.

     The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

     Holders of the Trust Preferred Securities will have no rights to appoint or remove the Owens Corning Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of such class of securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for purposes of United States federal income taxation, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940 (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the surviving entity, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures,
(iii) if the Trust Preferred Securities are listed, any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely effect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and

(C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing the Trust shall not, except with the consent of holders of 100% in stated liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depositary will act as securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global Trust Preferred Securities certificates, representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with the Depositary.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a global certificate.

     Purchases of Trust Preferred Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial owners will not receive certificates representing their ownership interests in the Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Trust Preferred Securities deposited by Participants with the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Trust Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as the Depositary or its nominee is the registered owner or holder of a Global Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with the Depositary applicable procedures, in addition to those provided for under the Declaration.

     The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the Global Certificates are credited and only in respect of such portion of the stated liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such directions. However, if there is a Declaration Event of Default under the Trust Preferred Securities, the Depositary will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, the Depositary would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Trust Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial interest in the Trust.

     Distribution payments on the Trust Preferred Securities will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Trust Preferred Security certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Trust Preferred Securities.

     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the Global Certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any Owens Corning Trustee will have any responsibility for the performance by the Depositary or its Participants or Indirect Participants under the rules and procedures governing the Depositary. The Depositary may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preferred Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depositary) with respect to the Trust Preferred Securities. In that event, certificates for the Trust Preferred Securities will be printed and delivered to holders. In each of the above circumstances, the Company will, appoint a paying agent with respect to the Trust Preferred Securities.

     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy hereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owens Corning Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

     The Institutional Trustee will act as registrar, transfer agent and paying agent for the Trust Preferred Securities.

     Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (and the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charge which may be imposed in relation to it.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.

GOVERNING LAW

     The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action not inconsistent with applicable law, the Declaration of Trust, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms thereof.

     Holders of the Trust Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE


     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities.

GENERAL


     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full on a senior unsecured basis, to the holders of the Trust Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Trust Preferred Securities issued by the Trust to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Trust Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust shall have funds available therefor; and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.


     The Guarantee will be a full and unconditional guarantee generally on a senior unsecured basis with respect to the Trust Preferred Securities issued by the Trust, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Preferred Securities and will not have funds available therefor. See "Effect of Obligations under the Debentures and the Guarantee."


     The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture, and the Declaration, will have the effect of providing a full and unconditional guarantee on a senior unsecured basis (other than in respect of the Company's obligations under the Senior Indebtedness) by the Company of payments due on the Trust Preferred Securities.


     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding Trust Preferred Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION


     The Guarantee will terminate (a) upon distribution of the Debentures held by the Trust to the holders of the Trust Preferred Securities, (b) upon full payment of the redemption price of all the Trust Preferred Securities in the event that all of the Debentures are repurchased by the Company on the Purchase Contract Settlement Date or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.


EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE


     The Guarantee will constitute a senior unsecured obligation of the Company and will rank pari passu with all of the Company's other senior unsecured obligations, except that such obligations with respect to the Guarantee will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness. The Company's obligations with respect to the Guarantee will not be subordinated to any other senior unsecured obligations of the Company, whether incurred prior to, on or after the date hereof.


     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES


     Set forth below is a description of the specific terms of the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture to be entered into between the Company and Wilmington Trust Company, as trustee (the "Debt Trustee"), as supplemented or amended from time to time (as so supplemented and amended, the "Indenture") which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.



     Under certain circumstances involving the dissolution of the Trust, Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred
Securities -- Distribution of the Debentures."


GENERAL


     The Debentures will be issued as senior unsecured debt under the Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured debt obligations, except that the Debentures will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness. The Company's obligations with respect to the Debentures will not be subordinated to any other unsecured debt obligations of the Company, whether incurred prior to, on or after the date hereof. The
Debentures will be limited in aggregate principal amount to $          , such
amount being the sum of the aggregate stated liquidation amounts of the Trust Preferred Securities and the Common Securities.



     The Debentures will not be subject to a sinking fund provision. The entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on November 16, 2002.


     The Company will have the right at any time to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Debentures are issued in certificated form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Debentures. In the event Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the Institutional Trustee in Wilmington, Delaware; provided, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of principal and interest on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION


     In the Indenture, the Company has covenanted and agreed that any Debentures issued thereunder will be subordinate and junior in right of payment to the Senior Indebtedness to the extent provided in the Indenture. In the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise), the Senior Indebtedness will first be paid in full before any payment or distribution may be made in respect of the principal of (and premium, if any) or interest, if any, on the Debentures.


     The Company may not make any payment with respect to the Debentures if and for so long as (i) the Senior Indebtedness is or becomes due and payable (whether at maturity, for an installment of principal or interest, upon acceleration, for mandatory prepayment, or otherwise) and remains unpaid; (ii) any Senior Indebtedness Default (as defined below) has occurred and has not been cured or waived in conformity with the terms of the instrument, indenture or agreement governing such Senior Indebtedness; or (iii) a payment by the Company with respect to the Debentures would, immediately after giving effect thereto, result in a Senior Indebtedness Default.

     A payment with respect to the Debentures shall include, without limitation, payment of principal of, premium, if any, and interest on the Debentures, the purchase of Debentures by the Company and any other payment other than a payment in stock or any equity securities.


     "Senior Indebtedness Default" means the failure to make any payment of the Senior Indebtedness when due or the happening of an event of default with respect to the Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, which, by its terms, if occurring prior to the stated maturity of the Senior Indebtedness, permits or with the giving of notice or lapse of time (or both) would permit any holder thereof, any group of such holders or any trustee or representative for such holders thereupon to accelerate the maturity thereof or which results in such acceleration.



     "Senior Indebtedness" means all obligations of the Company to pay rent under the lease, dated as of December 1, 1977, between the Ohio Water Development Authority, as Lessor, and the Company, as Lessee. Senior Indebtedness shall continue to constitute Senior Indebtedness for all purposes of the Debentures, and the provisions of the Article of the Indenture governing subordination shall continue to apply to the Senior Indebtedness, notwithstanding the fact that the Senior Indebtedness or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to the provisions of the Bankruptcy Code or other applicable law.


INTEREST


     Each Debenture shall bear interest initially at the rate of     % per annum
from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment
Date"), commencing           , 1997, to the person in whose name such Debenture
is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The interest rate on the Debentures and the distribution rate on the related Trust Preferred Securities will be reset on the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the Purchase Contract Settlement Date, and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the Purchase Contract Settlement Date of 100.5% of the Stated Amount, provided that in no event will the Reset Rate be higher than the rate on the Two-Year Benchmark Treasury on the Purchase Contract

Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the permitted maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term of the Trust Preferred Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent, no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). It is currently anticipated that Merrill Lynch & Co. will be the investment banking firm acting as the Reset Agent.



     On the Reset Announcement Date, the Two-Year Benchmark Treasury will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company". The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In the event the Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than fifteen Business Days but less than 60 Business Days prior to the Interest Payment Date.



     The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


REDEMPTION

     The Company will not have the ability to redeem the Debentures prior to their stated maturity date. However, the Company will be able to defease the Debentures by making an irrevocable deposit with the Debt Trustee of money and/or U.S. governmental obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized independent accounting firm, to pay each payment of principal and interest on their Debentures.

PUT OPTION


     In accordance with the terms of the Debentures, holders, including the Institutional Trustee and the Collateral Agent, as applicable, will have the right to require the Company to repurchase, on the Purchase Contract Settlement Date, their Debentures at a price per Debenture equal to $50, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of such Debentures by the Company, the proceeds from such repurchase shall simultaneously be applied to redeem Trust Preferred Securities of such holders having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, each holder of Income PRIDES that has neither previously exercised such holder's option of Early Settlement nor settled the related Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date will be deemed to have requested the Trust to put the related Debentures to the Company on the Purchase Contract Settlement Date for a price equal to the aggregate principal amount of such Debentures, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of the Debentures by the Company pursuant to such Put Option, (i) the proceeds from such repurchase shall simultaneously be applied to redeem the related Trust Preferred Securities of such holder having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased, an amount equal to such aggregate stated liquidation amount and, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts as described herein and (ii) any accrued and unpaid interest with respect to the Debentures so repurchased will be paid to such holder in cash. See "Description of Purchase Contracts -- General."


OPTION TO EXTEND INTEREST PAYMENT PERIOD


     The Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the Debentures, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate of
     % per annum through and including November 15, 2000, and at the Reset Rate thereafter, to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and
(v) redemptions or purchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures, and
(c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company, at its option, may prepay on any Interest Payment Date all of the interest accrued during the then elapsed portion of an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Trust Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Trust Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Debentures, will have the right to declare the principal of and the interest on the Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

     The following are Events of Default under the Indenture with respect to the
Debentures: (1) failure to pay interest on the Debentures when due, continued for 30 days; however, if the Company is permitted by the terms of the Debentures to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (2) failure to pay the principal of (or premium, if any, on) the Debentures when due and payable at Maturity, upon redemption or otherwise; however, if the Company is permitted by the terms of the Debentures to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (3) failure to observe or perform in any material respect certain other covenants contained in the Indenture, continued for a period of 90 days after written notice has been given to the Company by the Debt Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debentures; and (4) certain events of bankruptcy, insolvency or reorganization relating to the Company.


     The Indenture provides that the Debt Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Debentures, give the holders of the Debentures notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in a payment on the Debentures, the Debt Trustee shall be protected in withholding such notice so long as the board of directors, the executive committee or directors or responsible officers of the Debt Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Debentures.


     If an Event of Default with respect to the Debentures occurs and is continuing, the Debt Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures, by notice in writing to the Company (and to the Debt Trustee if given by the holders of at least 25% in aggregate principal amount of the Debentures), may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Debentures to be due and payable immediately and, upon any such declaration, the Debentures shall become immediately due and payable.

     In addition, in the case of the Debentures held by the Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment.

     Any such declaration with respect to the Debentures may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Debentures) may be waived by the holders of a majority of the principal amount of the outstanding Debentures, upon the conditions provided in the Indenture.

     The Indenture provides that the Company shall periodically file statements with the Debt Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to the Debentures, in performing such covenants, of which the signers may have knowledge.


     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Debentures. See "Description of the Trust Preferred
Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of and interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder after the respective due date specified in the Debentures. In connection with such action, the Company shall have the right under the Indenture to set-off any payment made to such holder by the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.


BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution of the Trust, the Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the

Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Indenture and the Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Owens Corning Trustees and
(iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company.

                        EFFECT OF OBLIGATIONS UNDER THE
                          DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Debentures and engage in only those other activities necessary or incidental thereto.


     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Owens Corning Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.


     Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If the Company fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Trust Preferred Securities, using the procedures described in "Description of the Trust Preferred
Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and
"-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Indenture. If the Institutional Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, such holder of record of Trust Preferred Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Indenture without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. See "Description of Guarantee."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Trust Preferred Securities and Common Stock acquired under a Purchase Contract. This summary applies only to a beneficial owner of FELINE PRIDES that acquires Income PRIDES at the closing of the initial offering for an amount equal to the Stated Amount thereof and that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a domestic partnership, (iv) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, in each case holding FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract as a capital asset (for purposes of this summary, a "U.S. Holder"). The statements of law or legal conclusion in this summary represent the opinion of Debevoise & Plimpton, special counsel to the Company ("Tax Counsel").


     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could adversely affect a U.S. Holder. This summary does not address all potential tax consequences that may be applicable to a particular U.S. Holder, and is not intended to be wholly applicable to all categories of U.S. Holders (including, for example, (a) insurance companies, banks, tax-exempt organizations or dealers, (b) persons holding FELINE PRIDES, Trust Preferred Securities or Common Stock as a part of a straddle, hedge, conversion transaction or other integrated investment or (c) persons whose functional currency is not the U.S. Dollar), some of which may be subject to special rules, nor does it address alternative minimum taxes or state, local or foreign taxes. PROSPECTIVE INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

     No statutory, judicial or administrative authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

OWNERSHIP OF TRUST PREFERRED SECURITIES AND TREASURY SECURITIES

     A U.S. Holder will be treated as owning the Trust Preferred Securities or Treasury Securities constituting a part of the FELINE PRIDES. The Company and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Trust Preferred Securities or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of FELINE PRIDES will be treated as the owners of the Trust Preferred Securities or Treasury Securities constituting a part of such FELINE PRIDES for United States federal income tax purposes.

ACQUISITION OF INCOME PRIDES; INITIAL BASIS IN TRUST PREFERRED SECURITIES AND PURCHASE CONTRACTS

     A U.S. Holder's acquisition of Income PRIDES will be treated as an acquisition of the Trust Preferred Security and the Purchase Contract constituting such Income PRIDES. The purchase price of each Income PRIDES will be allocated between the Trust Preferred Security and the Purchase Contract constituting such Income PRIDES in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Trust Preferred Security and the Purchase Contract.

     The Company intends to take the position that, at the time of issuance of the Income PRIDES, the fair market value of each Trust Preferred Security equals
$          and the fair market value of each Purchase Contract equals
$          . The Company's position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which an Income PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for an Income PRIDES (i.e., the Stated Amount) in accordance with the foregoing.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Trust Preferred Securities, Tax Counsel will render its opinion to the effect that, under current law and assuming compliance with the terms of the Declaration, and based on certain assumptions described in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. Accordingly, each U.S. Holder will be considered the owner of an undivided interest in the Debentures and will take into account its pro rata share of all items of income, gain, loss or deduction of the Trust. Any amount included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Trust Preferred Securities, and the amount of distributions to a U.S. Holder will reduce such U.S. Holder's tax basis in its Trust Preferred Securities.

CLASSIFICATION OF THE DEBENTURES


     The Company, the Trust and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat the Debentures as indebtedness of the Company for all United States federal, state and local income and franchise tax purposes. There is no authority addressing the tax classification of instruments similar to the Debentures issued as part of an instrument similar to FELINE PRIDES. Nevertheless, in connection with the issuance of the Debentures, Tax Counsel will render its opinion to the effect that, under current law and assuming compliance with the terms of the Indenture and certain other documents, and based on certain assumptions and advice described in such opinion, the Debentures will be classified as indebtedness of the Company for United States federal income tax purposes. The remainder of this summary will assume that the Debentures will be treated as indebtedness of the Company for United States federal income tax purposes.


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT ON TRUST PREFERRED SECURITIES


     Subject to the discussion below regarding the Company's right to defer payments of interest on the Debentures, the Debentures should be treated as "reset bonds" under applicable Treasury Regulations, and interest on the Debentures should not constitute contingent interest for purposes of the "original issue discount" ("OID") rules. Under the Treasury Regulations applicable to reset bonds, the Debentures should be treated, solely for purposes of calculating the accrual of OID, as maturing on the day immediately preceding the Purchase Contract Settlement Date for an amount equal to 100.5% of the Stated Amount (the "Reset Amount") and as having been reissued on the Purchase Contract Settlement Date for the Reset Amount. If the amount of the initial purchase price for the FELINE PRIDES allocated to the Trust Preferred Security is less than the Reset Amount, the Debentures should be treated as having been issued with OID equal to the difference between the Reset Amount and the amount so allocated to the Trust Preferred Security, unless such difference is less than three-fourths of one-percent of the Reset Amount. If the Debentures were treated as issued with OID, a U.S. Holder would be required to include such OID in income on an economic accrual basis over the period between the issue date and the day immediately preceding the Purchase Contract Settlement Date regardless of such U.S. Holder's method of tax accounting. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though the Company will not actually make current cash payments with respect to such OID. In addition, a U.S. Holder should include stated interest on the Debentures in income as ordinary income when paid to the Trust or accrued, in accordance with such U.S. Holder's regular method of accounting.


     Under the Indenture, the Company has the right to defer payments of interest on the Debentures. The Company's right to defer payments of interest could cause the Debentures to be subject to the OID rules. The Company, however, believes, and intends to take the position, that as of the issue date, the terms and conditions of the Debentures (in particular the restrictions on the Company's ability to pay dividends during an Extension Period) make the likelihood that the Company would exercise its option to defer the payment of interest a "remote" contingency for these purposes. If so treated, except as provided below, the Debentures would not be subject to the OID rules as a result of the Company's right to defer payments of interest on the Debentures.

     If the Company were to exercise its right to defer payments of interest, the Debentures would at that time be treated, solely for purposes of the OID rules, as reissued with OID. In such event, all of a U.S. Holder's taxable interest income with respect to the Debentures would thereafter be accounted for on an economic accrual basis regardless of such U.S. Holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though the Company would not make actual cash payments during an Extension Period.

     The IRS could take the position that the likelihood that the Company would exercise its right to defer payments of interest is not a "remote" contingency for these purposes, in which case U.S. Holders would be required to accrue OID on the Debentures on an economic accrual basis under the OID rules described in the preceding paragraph.

     Corporate U.S. Holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

INCOME FROM CONTRACT ADJUSTMENT PAYMENTS AND DEFERRED CONTRACT ADJUSTMENT
PAYMENTS


     There is no direct authority addressing the treatment of the Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, if any, under current law, and such treatment is unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments (whether payable in cash or in additional shares of Common Stock), if any, may constitute taxable income to each U.S. Holder when received or accrued, in accordance with the U.S. Holder's method of accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to treat such payments as taxable income to each U.S. Holder. U.S. Holders should consult their tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments, including the possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The Company does not intend to deduct the Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, because it views them as a cost of issuing the Common Stock. The treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments could affect a U.S. Holder's tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract (see "-- Acquisition of Common Stock under a Purchase Contract," "-- Sale or Disposition of FELINE PRIDES" and "-- Termination of Purchase Contract" below).


DISTRIBUTION OF DEBENTURES TO U.S. HOLDERS OF TRUST PREFERRED SECURITIES


     Under current law, a distribution by the Trust of the Debentures as described under the caption "Description of the Trust Preferred
Securities -- Liquidation Distribution Upon Dissolution" will be non-taxable to U.S. Holders. In such event, a U.S. Holder will have an aggregate tax basis in the Debentures received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its Trust Preferred Securities surrendered therefor, and the holding period of such Debentures would include the period during which such U.S. Holder had held the Trust Preferred Securities. A U.S. Holder will continue to include interest (or OID) in respect of Debentures received from the Trust in the manner described under "-- Interest Income and Original Issue Discount on Trust Preferred Securities."


ACQUISITION OF COMMON STOCK UNDER A PURCHASE CONTRACT


     A U.S. Holder generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract (including any Common Stock received as a Deferred Contract Adjustment Payment) generally should equal the purchase price paid for such Common Stock (i.e., the Stated Amount) plus such U.S. Holder's tax basis in the Purchase Contract (if any), less the portion of such purchase price and tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid in cash should increase such U.S. Holder's tax basis in the Purchase Contract or the Common Stock (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). The holding period for Common Stock received under a Purchase Contract will commence on the day after the acquisition of such Common Stock.


SUBSTITUTION OF TREASURY SECURITIES TO CREATE GROWTH PRIDES

     A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Trust Preferred Securities generally will not recognize gain or loss upon the delivery of such

Treasury Securities or the release of the Trust Preferred Securities to such U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release. U.S. Holders should consult their tax advisors concerning the tax consequences of purchasing, owning and disposing of Treasury Securities.

SUBSTITUTION OF TRUST PREFERRED SECURITIES TO RECREATE INCOME PRIDES

     A U.S. Holder of a Growth PRIDES that delivers Trust Preferred Securities to the Collateral Agent to recreate an Income PRIDES generally will not recognize gain or loss upon the delivery of such Trust Preferred Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

SALE OR DISPOSITION OF FELINE PRIDES

     If a U.S. Holder sells, exchanges or otherwise disposes of FELINE PRIDES, such U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Trust Preferred Securities or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Trust Preferred Securities or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Trust Preferred Securities or Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued interest on the Trust Preferred Securities, which will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder held the FELINE PRIDES (or, in the case of gain or loss with respect to the Trust Preferred Securities or Treasury Securities, such Trust Preferred Securities or Treasury Securities) for more than one year at the time of disposition. Under recently enacted legislation, the maximum tax rate on capital gains for an individual U.S. Holder has been reduced if such U.S. Holder's holding period is more than eighteen months. If the sale, exchange or other disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder might be considered to have received additional consideration for the Trust Preferred Securities or Treasury Securities in an amount equal to such negative value, and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a sale, exchange or other disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.


     Payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above).


SALES OR REDEMPTIONS OF TRUST PREFERRED SECURITIES

     Gain or loss will be recognized by a U.S. Holder on a sale or redemption of a Trust Preferred Security (including a redemption for cash) in an amount equal to the difference between the amount realized by the

U.S. Holder on the sale or redemption and the U.S. Holder's adjusted tax basis in the Trust Preferred Security sold or redeemed. Gain or loss recognized by a U.S. Holder on Trust Preferred Securities held for more than one year generally will be taxable as long-term capital gain or loss (except to the extent attributable to accrued interest, which will be taxable as ordinary income to the extent not previously included in income). Under recently enacted legislation, the maximum tax rate on capital gains for an individual U.S. Holder has been reduced if such U.S. Holder's holding period is more than eighteen months.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT

     Any dividend on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includable in income by the U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

SALE OR DISPOSITION OF COMMON STOCK

     Upon a sale, exchange or other disposition of Common Stock, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Common Stock for more than one year at the time of such disposition. Under recently enacted legislation, the maximum tax rate on capital gains for an individual U.S. Holder has been reduced if such U.S. Holder's holding period is more than eighteen months.

EARLY SETTLEMENT OF PURCHASE CONTRACT

     A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Trust Preferred Securities or Treasury Securities upon Early Settlement of a Purchase Contract and will have the same tax basis in such Trust Preferred Securities or Treasury Securities as before such Early Settlement.

TERMINATION OF PURCHASE CONTRACT


     If a Purchase Contract terminates, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). Any such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. Holder held such Purchase Contract for more than one year at the time of such termination. Under recently enacted legislation, the maximum tax rate on capital gains for an individual U.S. Holder has been reduced if such Holder's holding period is more than eighteen months. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Trust Preferred Securities or Treasury Securities upon termination of the Purchase Contract and will have the same tax basis in such Trust Preferred Securities or Treasury Securities as before such distribution.


ADJUSTMENT TO SETTLEMENT RATE


     U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets, earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

SECONDARY HOLDERS OF FELINE PRIDES


     U.S. Holders should be aware that certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES to an investor that does not acquire Income PRIDES in the initial offering (a "Secondary Holder") are not clear. In particular, if the Purchase Contract constituting a part of the FELINE PRIDES has negative value at the time of such purchase, it is not clear whether a Secondary Holder's tax basis in the Trust Preferred Securities or Treasury Securities constituting a part of such FELINE PRIDES will be limited to its cash purchase price or whether it will also include an amount equal to such negative value. U.S. Holders should consult their tax advisors regarding the United States federal income tax consequences to Secondary Holders of the purchase, ownership and disposition of FELINE PRIDES.


BACKUP WITHHOLDING TAX AND INFORMATION REPORTING


     Payments under the FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a Purchase Contract, and the sale of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation and Goldman, Sachs & Co. (the "Underwriters"), the Company and the Trust have agreed to sell to the Underwriters, and each of the Underwriters severally has agreed to purchase from the Company and the Trust, the number of Income PRIDES set forth opposite each Underwriter's name. In the Underwriting Agreement, the several Underwriters severally have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES offered hereby if any of the Income PRIDES are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                                  NUMBER OF
                                 UNDERWRITERS                                   INCOME PRIDES
------------------------------------------------------------------------------  -------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated............................
Credit Suisse First Boston Corporation........................................
Goldman, Sachs & Co...........................................................
                                                                                   --------
          Total...............................................................
                                                                                   ========

     The Underwriters have advised the Company and the Trust that they propose initially to offer the Income PRIDES to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $ . per Income PRIDES. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $ . per Income PRIDES on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.

     If the Underwriters create a short position in the Securities in connection with this offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing Securities in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described below.

     The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from any Underwriter and any selling group members who sold those Securities as part of this offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     The Company and the Trust have granted to the Underwriters an option, exercisable for 30 days following the date of this Prospectus Supplement, to purchase up to an aggregate of an additional 900,000 Income

PRIDES from the Company and the Trust at the Price to Public set forth on the cover page of this Prospectus Supplement. In the event that such option is exercised, the Company will pay to the Underwriters the Underwriting Commission per Income PRIDES set forth on the cover page of this Prospectus Supplement. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Income PRIDES offered hereby. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Income PRIDES that the respective number of Income PRIDES set forth opposite its name in the foregoing table bears to the Income PRIDES offered hereby.


     The Company and the Trust have agreed, for a period of      days after the
date of this Prospectus Supplement, to not, without the prior written consent of Merrill Lynch, Pierce, Fenner and Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock, as the case may be, or any securities of the Company similar to the Income PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock other than to the Underwriters pursuant to the Underwriting Agreement, other than shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment and stock option and stock purchase plans of the Company and its subsidiaries and other than the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledged Securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES or upon exercise of stock options.

     Prior to this offering, there has been no public market for the Income PRIDES. The public offering price for the Income PRIDES was determined in negotiations between the Company, the Trust and the Underwriters. In determining the terms of the Income PRIDES, including the public offering price, the Company, the Trust and the Underwriters considered the market price of the Common Stock and also considered the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. Application will be made to list the Income PRIDES on the NYSE under the symbol
"     ", subject to official notice of issuance. The Growth PRIDES and the Trust
Preferred Securities will not be listed or traded on any securities exchange. The Company and the Trust have been advised by the Underwriters that they presently intend to make a market for the Growth PRIDES and the Trust Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities or that the Income PRIDES will trade in the public market subsequent to the offering at or above the initial public offering price.

     The Company and the Trust have agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


     In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have performed, and may in the future perform, investment banking and/or commercial banking services for the Company. In addition, in connection with the financing of the acquisition of Fibreboard Corporation, the Company, Sierra Corp. and certain other subsidiaries of the Company entered into a $2 billion Credit Agreement, dated as of June 26, 1997, with the banks party thereto and Credit Suisse First Boston, as agent for such banks. A portion of the outstanding amount of loans under the Credit Agreement, including amounts provided by Credit Suisse First Boston, will be repaid with a portion of the net proceeds of this Offering. See "The Company -- Recent Developments" and "Use of Proceeds."

                                 LEGAL OPINIONS



     The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof and the Debentures will be passed upon for the Company and the Trust by Debevoise & Plimpton, New York, New York, and certain matters of Delaware law with respect to the validity of the Trust Preferred Securities offered hereby will be passed upon for the Company and the Trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Company. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Debentures and the Trust Preferred Securities will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT



                                    TERM                                            PAGE
----------------------------------------------------------------------------  ----------------
Additional Interest.........................................................  S-71
Applicable Market Value.....................................................  S-11, S-44
Change in the 1940 Act Law..................................................  S-57
Collateral Agent............................................................  S-8
Common Securities...........................................................  S-1
Common Securities Guarantee.................................................  S-65
Compound Interest...........................................................  S-69
Contract Adjustment Payments................................................  S-1
Debentures..................................................................  S-2, S-7
Debt Payment Failure........................................................  S-22
Debt Trustee................................................................  S-67
Declaration.................................................................  S-7
Declaration Event of Default................................................  S-59
Deferred Contract Adjustment Payments.......................................  S-10, S-44
Direct Action...............................................................  S-22, S-59
Early Settlement............................................................  S-11
Extension Periods...........................................................  S-13
FELINE PRIDES...............................................................  S-1
FELINE PRIDES Certificate...................................................  S-45
Growth PRIDES...............................................................  S-2, S-8, S-42
Guarantee...................................................................  S-2, S-15
Guarantee Payments..........................................................  S-65
Guarantee Trustee...........................................................  S-26, S-64
Income PRIDES...............................................................  S-1, S-7, S-42
Indenture...................................................................  S-67
Indenture Event of Default..................................................  S-59
Institutional Trustee.......................................................  S-26
Interest Payment Date.......................................................  S-68
Investment Company Event....................................................  S-57
OC..........................................................................  S-1
OC Capital..................................................................  S-1
Owens Corning Trustees......................................................  S-7
Payment Date................................................................  S-10
Pledge Agreement............................................................  S-49
Pledged Securities..........................................................  S-18, S-49
Property Account............................................................  S-26
Purchase Contract...........................................................  S-1, S-7
Purchase Contract Agent.....................................................  S-8
Purchase Contract Agreement.................................................  S-8
Purchase Contract Settlement Date...........................................  S-1, S-7
Put Option..................................................................  S-14
Regular Trustees............................................................  S-26
Reset Agent.................................................................  S-7
Reset Announcement Date.....................................................  S-57
Reset Amount................................................................  S-76
Reset Rate..................................................................  S-2
Reset Spread................................................................  S-2
Securities..................................................................  S-1
Senior Indebtedness.........................................................  S-68
Senior Indebtedness Default.................................................  S-68
Settlement Rate.............................................................  S-11

                                    TERM                                            PAGE
----------------------------------------------------------------------------  ----------------
Sponsor.....................................................................  S-7
Stated Amount...............................................................  S-1
Successor Securities........................................................  S-61
Super-Majority..............................................................  S-60
Tax Counsel.................................................................  S-75
Threshold Appreciation Price................................................  S-11
Treasury Securities.........................................................  S-2, S-8
Trust.......................................................................  S-1
Trust Preferred Security....................................................  S-1
Trust Securities............................................................  S-1
Two-Year Benchmark Treasury.................................................  S-56, S-68
Underwriting Agreement......................................................  S-81

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

                SUBJECT TO COMPLETION, DATED             , 1997
PROSPECTUS

                                U.S.$690,000,000
                                 OWENS CORNING
                             STOCK PURCHASE CONTRACTS,
                            STOCK PURCHASE UNITS AND
                                   DEBENTURES

                            OWENS CORNING CAPITAL II

                              PREFERRED SECURITIES
                       GUARANTEED AS SET FORTH HEREIN BY

                                 OWENS CORNING
                               ------------------

    Owens Corning (the "Company") may from time to time offer together or separately (i) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of common stock, $0.10 par value per share ("Common Stock"), of the Company, (ii) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units"), and (iii) its subordinated debentures (the "Debentures"). Owens Corning Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), may offer, from time to time, preferred securities ("Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust. The Stock Purchase Contracts, Stock Purchase Units, Debentures and Preferred Securities are collectively called the "Securities."

    The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to U.S.$690,000,000 aggregate public offering price (or, in the case of Debentures, its equivalent (based on the applicable exchange rate at the time of issue) if issued with principal amounts denominated in one or more foreign currencies, or such greater amount if issued at an original issue discount, as shall result in aggregate proceeds of U.S.$690,000,000). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (ii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (iii) in the case of Debentures, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period (as defined below) or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (iv) in the case of Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic cash distributions ("Distributions") or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms. If so specified in the applicable Prospectus Supplement, the Securities offered thereby may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities").

    The Debentures will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations, except that the Debentures will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness (as defined in "Description of Debentures -- Subordination") of the Company. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Debentures -- Option to Defer Interest Payments."


    The Company will be the owner of the common securities (the "Common Securities," and, together with the Preferred Securities, the "Trust Securities") of the Trust. The payment of Distributions with respect to the Preferred Securities and payments on liquidation or redemption with respect to the Preferred Securities, in each case out of funds held by the Trust, will be irrevocably guaranteed by the Company to the extent described herein (the "Guarantee"). Certain payments in respect of the Common Securities may also be guaranteed by the Company. See "Description of the Guarantee." The obligations of the Company under the Guarantee will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations, except that such obligations with respect to the Guarantee will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness (as defined in "Description of Debentures -- Subordination"). Concurrently with the issuance by the Trust of the Preferred Securities, the Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in the Debentures, which will have terms corresponding to the terms of the Preferred Securities. The Debentures will be the sole assets of the Trust, and payments under the Debentures and those made by the Company in respect of fees and expenses incurred by the Trust will be the only revenue of the Trust. Upon the occurrence of certain events as are described herein and in the accompanying Prospectus Supplement,

                                                        (continued on next page)

the Company may redeem the Debentures and cause the redemption of the Trust Securities. In addition, if provided in the applicable Prospectus Supplement, the Company may dissolve the Trust at any time and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of their interest in the Trust. See "Description of Preferred Securities--Redemption--Distribution of Debentures" and "--Liquidation Distribution Upon Termination."

    Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accruing from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on the Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the maturity of the Debentures). If interest payments are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum if and as specified in the related Prospectus Supplement). See "Description of Preferred Securities -Distributions."

    Taken together, the Company's obligations under the Debentures, the Indenture (as defined herein), the Declaration (as defined herein) and the Guarantee, in the aggregate, have the effect of providing a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

    The Common Stock is listed on the New York Stock Exchange and the Toronto Stock Exchange under the trading symbol "OWC." The Prospectus Supplement will state whether any Securities offered thereby will be listed on any national securities exchange. If such Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for any such Securities.
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    The Company may sell the Securities to or through underwriters, through dealers or agents, directly to purchasers or through a combination of such methods. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents, if any, involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

                               ------------------

       THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                               ------------------

               THE DATE OF THIS PROSPECTUS IS             , 1997.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE TO WHICH THEY RELATE IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND/OR THE APPLICABLE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically by the Company. In addition, such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, upon which the Common Stock is traded.


     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Trust and the Securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus and any Prospectus Supplement concerning the contents of any documents referred to herein are not necessarily complete, and in each instance reference is hereby made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.


     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Debentures and the issuance of the Trust Securities. See "The Trust," "Description of Debentures," "Description of Preferred Securities" and "Description of the Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K (File No. 1-3660) for the year ended December 31, 1996, filed on March 20,1997 (the "1996 Form 10-K").

     (2) The Company's Quarterly Report on Form 10-Q (File No. 1-3660) for the quarter ended March 31, 1997, filed on May 1, 1997.

     (3) The Company's Quarterly Report on Form 10-Q (File No. 1-3660) for the quarter ended June 30, 1997, filed on July 24, 1997 (the "Second Quarter Form 10-Q").

     (4) The Company's Current Report on Form 8-K (File No. 1-3660), filed on May 14, 1997.

     (5) The Company's Current Report on Form 8-K (File No. 1-3660), filed on May 28, 1997.

     (6) The Company's Current Report on Form 8-K (File No. 1-3660), filed on July 15, 1997.


     (7) The Company's Current Report on Form 8-K (File No. 1-3660), filed on August 8, 1997.



     (8) Description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on October 16, 1986.



     (9) Description of the Company's 1996 Preferred Share Purchase Rights associated with the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on December 19, 1996.


     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall hereby be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents described above and incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests should be directed to: Owens Corning, Owens Corning World Headquarters, Toledo, Ohio 43659, Attention: Secretary's Office (telephone: (419) 248-8000).

                                  THE COMPANY


     Owens Corning, a global company incorporated in Delaware in 1938, serves consumers and industrial customers with high-performance glass fiber composites and building materials systems. These products are used in industries such as home improvement and repair, new construction, transportation, marine, aerospace, energy, appliance, packaging and electronics. The Company operates in two industry segments -- Building Materials and Composite Materials -- divided into ten businesses. The Company also has affiliate companies in a number of countries.



     Owens Corning's Building Materials products are marketed through multiple distribution channels, often with the aid of the Company's well known "spokescritter," the Pink Panther. Over the last several years, the Company has supplemented its traditional relationships with specialty distributors and wholesalers with increasing presence among the large "do-it-yourself" home center retailers. In 1996, 41% of total Company sales were made to the U.S. home improvement and remodeling markets which these retailers serve.


     The Company recently introduced a strategic initiative, System Thinking for the Home(TM), designed to leverage Owens Corning's broad product offering and strong brand recognition. This systems approach represents a shift from product-oriented to systems-driven solutions across all lines of business. By redefining its role as a provider of insulation, roofing, siding, windows and accessories and linking all of its products and technology to create a high-performance building envelope, Company management is targeting an increased share of the $220 billion building materials and home improvement industry.


     Building Materials operates primarily in North America and Europe. It also has a growing presence in Latin America and Asia Pacific. Building Materials sells a variety of building and home improvement products in three major categories: glass fiber and foam insulation, roofing materials, and other specialty products for the home, such as housewrap, vinyl windows and patio doors, and vinyl siding. The businesses responsible for these products and markets include: Insulation, Building Materials Sales and Distribution -- North America, Building Materials -- Europe and Africa, Roofing Systems, Specialty and Foam Products, Western Fiberglass Group, Latin America, and Asia Pacific.


     Composite Materials operates in North America, Europe and Latin America, with affiliates and licensees around the world, including a growing presence in Asia Pacific. The businesses responsible for these products include: Composites, Latin America, Engineered Pipe & Fabrication Systems, and Asia Pacific.

     The Company is the world's leading producer of glass fiber materials used in composites. Composites are fabricated material systems made up of two or more components (e.g., plastic resin and glass fiber) used in various applications to replace traditional materials, such as aluminum, wood, and steel. The global composites industry has expanded to include more than 40,000 end-use applications. Worldwide, the composites industry has relatively few raw material component suppliers (glass fiber, resin and additives) delivering to thousands of industrial customers through various channels. Depending on the end-use application, these raw materials move through different manufacturing process chains, ultimately finding their way to consumers through myriad markets worldwide. The primary end use markets that the Company serves are construction, transportation, and electrical/electronics.

     The Company's principal executive offices are located at Owens Corning World Headquarters, Toledo, Ohio 43659, and its telephone number is (419) 248-8000. Unless the context indicates otherwise, references in this Prospectus to the "Company" include Owens Corning and its consolidated subsidiaries.

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of April 2, 1997, executed by the Company, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Owens Corning Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 2, 1997. Such declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in its assets, (ii) investing the proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Unless otherwise specified in the applicable Prospectus Supplement, the Trust has a term of approximately seven years, but may terminate earlier as provided in the Declaration.

     Pursuant to the Declaration, the number of Owens Corning Trustees initially is three. Two of the Owens Corning Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. The third trustee is a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company, a banking organization duly organized under the laws of the State of Delaware, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as the trustee in the State of Delaware (the "Delaware Trustee") for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Guarantee" and "Description of Preferred Securities -- Voting Rights; Amendment of Declaration."

     The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Owens Corning Trustee and to increase or decrease the number of Owens Corning Trustees; PROVIDED, that the number of Owens Corning Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Guarantee -- Expenses of the Trust."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of Preferred Securities."

     The Delaware Trustee is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the Trust is c/o Owens Corning, Owens Corning World Headquarters, Toledo, Ohio, 43659 and its telephone number is (419) 248-8000.

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Securities (including Debentures issued to the Trust in connection with the investment by the Trust of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including, without limitation, working capital, repurchases or redemptions of the Company's outstanding debt securities or other reductions of the Company's outstanding borrowings, business acquisitions, investments in or loans to subsidiaries, capital expenditures or for such other purposes as may be specified in the applicable Prospectus Supplement.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected consolidated financial information of the Company (i) for the six months ended June 30, 1997 and 1996, which has been derived from the unaudited quarterly consolidated financial statements of the Company for the six months ended June 30, 1997 and 1996, and (ii) for each of the five fiscal years in the period ended December 31, 1996, which has been derived from the annual consolidated financial statements of the Company audited by Arthur Andersen LLP, independent public accountants. This table should be read in conjunction with those statements, all of which have been previously filed with the Commission. The financial information presented below for the six months ended June 30, 1997 and 1996 reflects all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Company's results. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The following table (other than in respect of balance sheet data) does not include financial information concerning Fibreboard because the Fibreboard Acquisition did not occur until the end of the quarter ended June 30, 1997. The following table is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial information and related notes of the Company included in the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                              SIX MONTHS ENDED
                                                  JUNE 30,                          YEAR ENDED DECEMBER 31,
                                             ------------------     -------------------------------------------------------
                                              1997      1996(a)     1996(b)     1995(c)     1994(d)     1993(e)     1992(f)
                                             ------     -------     -------     -------     -------     -------     -------
                                                    (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA AND WHERE NOTED)
INCOME STATEMENT DATA:
  Net sales................................  $1,892     $1,805      $3,832      $3,612      $3,351      $2,944      $2,878
  Gross margin.............................     462        471         998         942         815         678         644
  Income (loss) from operations............     182       (690)       (504)        412         226         236         213
  Cost of borrowed funds...................      42         36          77          87          94          89         110
  Net income (loss)........................     105       (434)       (284)        231         159         131          73
  Net income (loss) per share (primary)....    1.96      (8.43)      (5.50)       4.64        3.61        3.00        1.70
  Net income (loss) per share (fully
    diluted)...............................    1.87      (8.43)      (5.50)       4.40        3.35        2.81        1.67
  Weighted average number of shares
    outstanding
    (in thousands of shares) (primary).....  53,619     51,512      51,722      49,711      44,209      43,593      43,013
CASH FLOW DATA:
  Net cash flow from operations............    (319)       (87)        335         285         233         253         192
  Capital expenditures.....................     131        167         325         276         258         178         144
BALANCE SHEET DATA:
  Total assets.............................   5,076(g)   3,980       3,913       3,261       3,274       3,013       3,162
  Total debt...............................   2,033(g)   1,142         934         893       1,212       1,004       1,099
  Stockholders' deficit....................    (353)      (666)       (484)       (212)       (680)       (869)     (1,008)
RATIO OF EARNINGS TO FIXED CHARGES(h)......    3.02x        --          --        3.67 x      2.15 x      2.42 x      1.88 x
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS(h).........    3.02x        --          --        3.67 x      2.15 x      2.42 x      1.88 x

---------------


(a) For the six months ended June 30, 1996, the net loss of $434 million, or $8.43 per share, includes a net after-tax charge of $542 million for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; after-tax special charges totaling $27 million including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; and an after-tax gain of $27 million from the sale of the Company's ownership interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd.


    Pursuant to generally accepted accounting principles, common stock equivalents and convertible securities have been excluded from the calculations of earnings per share in 1996, due to their anti-dilutive effect. Consequently, primary and fully diluted earnings per share are equal for 1996.


(b) In 1996 the net loss of $284 million, or $5.50 per share, includes a net after-tax charge of $542 million for asbestos litigation claims that may be received after 1999 and probable additional insurance recovery; after-tax special charges totaling $27 million including valuation adjustments associated with prior divestitures, major product line productivity initiatives and a contribution to the Owens-Corning Foundation; an after-tax charge of $26 million for restructuring and other actions; a $27 million reduction of tax reserves due to favorable legislation; and an after-tax gain of $27 million from the sale of the Company's ownership interest in its former Japanese affiliate, Asahi Fiber Glass Co. Ltd.


    Pursuant to generally accepted accounting principles, common stock equivalents and convertible securities have been excluded from the calculations of earnings per share in 1996, due to their anti-dilutive effect. Consequently, primary and fully diluted earnings per share are equal for 1996.


(c) Net income for 1995 of $231 million, or $4.64 per share ($4.40 per share fully diluted), included a one time gain of $8 million, which was the result of a tax loss carryback.



(d) Net income for 1994 of $159 million, or $3.61 per share ($3.35 per share fully diluted), included the following offsetting special items: an after-tax gain of $123 million reflecting a change to the capital method of accounting for the rebuilding of glass melting facilities; an after-tax charge of $85 million for productivity initiatives and other actions; a non-cash, after-tax charge of $10 million to reflect adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" for the Company's non-U.S. plans; and a non-cash, after-tax charge of $28 million to reflect adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."



(e) Net income for 1993 of $131 million, or $3.00 per share ($2.81 per share fully diluted), included a credit of $26 million for the cumulative effect of adopting the new accounting standard for income taxes; a one-time gain of $14 million reflecting a tax benefit resulting from a revaluation of deferred taxes necessitated by the new federal tax law; an $8 million pre-tax charge for the writedown of the Company's hydrocarbon ventures; and a $23 million charge for the restructuring of the Company's European operations.



(f) Net income for 1992 was $73 million, or $1.70 per share ($1.67 per share fully diluted), and included a pre-tax reorganization charge of $16 million.



(g) In the second quarter of 1997, the Company purchased Fibreboard Corporation, a North American manufacturer of vinyl siding and accessories and manufactured stone, for $657 million, including $138 million of debt assumed. The purchase price, which is included in long-term debt as of June 30, 1997, was financed primarily through borrowings on the Company's new long-term credit facility early in the third quarter of 1997. The purchase price allocations were based on preliminary estimates of fair market value and are subject to revision. The estimated fair value of assets acquired from Fibreboard Corporation, including goodwill, was $923 million, and liabilities assumed totaled $404 million (including the debt of $138 million).


(h) For purposes of the calculation of these ratios, earnings represent net income before fixed charges, provision for taxes on income, undistributed earnings of equity basis investments, extraordinary losses from early retirement of debt and the cumulative effect of accounting changes. Fixed charges include interest expense and the portion (one-third) of rental expenses deemed to be representative of interest. Preferred stock dividends represent only the distributions on the MIPS securities. The Company's earnings for the six months ended June 30, 1996 and the year ended December 31, 1996 were insufficient to cover fixed charges by approximately $700 million and $600 million, respectively.

                           DESCRIPTION OF DEBENTURES


     The Debentures are to be issued in one or more series under an Indenture, as supplemented or amended from time to time (as so supplemented or amended, the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debt Trustee"). This summary of certain terms and provisions of the Debentures and the Indenture is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.


GENERAL

     Unless otherwise specified in the applicable Prospectus Supplement, each series of Debentures will be issued as senior unsecured debt under the Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations, except that the Debentures will be subordinated and junior in right of payment to the extent and in the manner set forth in the Indenture to the Company's obligations under the Senior Indebtedness. See "-- Subordination." Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See "-- Subordination" and the Prospectus Supplement relating to any offering of Securities.

     The Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debentures: (i) the title of the Debentures;
(ii) any limit upon the aggregate principal amount of the Debentures; (iii) the date or dates on which the principal of the Debentures is payable or the method of determination thereof; (iv) the rate or rates, if any, at which the Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debentures and the Indenture may be made ("Place of Payment"); (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (vii) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debentures shall be payable, or in which the Debentures shall be denominated; (x) any additions, modifications or deletions in the Events of Default or covenants of the Company specified in the Indenture with respect to the Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Indenture with respect to a series of Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Debentures of such series and exchange of such temporary Global Security for definitive Debentures of such series; (xv) subject to the terms described under "-- Global Debentures," whether the Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (xvi) the appointment of any paying agent or agents; (xvii) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange Debentures into Preferred Securities or other securities; (xviii) the relative degree, if any, to which such Debentures of the series shall be senior to or be subordinated to other series of such Debentures or other indebtedness of the Company in right of payment, whether such other series of Debentures or other indebtedness are outstanding or not; and (xix) any other terms of the Debentures not inconsistent with the provisions of the Indenture.

     Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain material U.S. federal income tax consequences and special considerations applicable to any such Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debentures is payable in one or more foreign currencies or currency units or if any Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain material U.S. federal income tax considerations, specific terms and other information with respect to such issue of Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debentures, certain material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debentures of any series will be exchangeable for other Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

     Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debt Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debentures.

     In the event of any redemption, neither the Company nor the Debt Trustee shall be required to (i) issue, register the transfer of or exchange Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL DEBENTURES

     The Debentures of a series may be issued in whole or in part in the form of one or more Global Debentures that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debentures represented thereby, a Global Debenture may not be transferred except as a whole by the depositary for such Global Debenture to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debentures will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debenture, and the deposit of such Global Debenture with or on behalf of the applicable depositary, the depositary for such Global Debenture or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Debentures represented by such Global Debenture to the accounts of persons that have accounts with such depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debentures or by the Company if such Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debenture.

     So long as the depositary for a Global Debenture, or its nominee, is the registered owner of such Global Debenture, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debentures represented by such Global Debenture for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Debenture will not be entitled to have any of the individual Debentures of the series represented by such Global Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Debentures represented by a Global Debenture registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of the Global Debenture representing such Debentures. None of the Company, the Debt Trustee, any paying agent, or the Securities Registrar for such Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Debenture for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for a series of Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debenture representing any of such Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debenture for such Debentures as shown on the records of such depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if the depositary for a series of Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debentures of such series in exchange for the Global Debenture representing such series of Debentures. In addition, unless otherwise specified in the applicable Prospectus Supplement, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debentures, determine not to have any Debentures of such series represented by one or more Global Debentures and, in such event, will issue individual Debentures of such series in exchange for such Global Debentures. Further, if the Company so specifies with respect to the Debentures of a series, an owner of a beneficial interest in a Global Debenture representing Debentures of such series may, on terms acceptable to the Company, the Debt Trustee and the depositary for such Global Debenture, receive individual Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debentures. In any such instance, an owner of a beneficial interest in a Global Debenture will be entitled to physical delivery of individual Debentures of the series represented by such Global Debenture equal in principal amount to such beneficial interest and to have such Debentures registered in its name. Individual Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof. The applicable Prospectus Supplement may specify other circumstances under which individual Debentures may be issued in exchange for the Global Debenture representing any Debentures.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debentures will be made at the office of the Debt Trustee in Wilmington, Delaware or at the office of such paying agent or paying agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Debentures, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the person or entity entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Debentures will be made to the person or entity in whose name such Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Company will at all times be required to maintain a paying agent in each Place of Payment for each series of Debentures.

     Any moneys deposited with the Debt Trustee or any paying agent, or held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company or released from such trust, as applicable, and the holder of such Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Debentures of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable Prospectus Supplement plus accrued and unpaid interest to the date fixed for redemption, and Debentures in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. If the Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Special Event (as defined in "Description of Preferred
Securities -- Redemption -- Special Event Redemption" below or in the applicable Prospectus Supplement) in respect of the Trust shall occur and be continuing, the Company may, at its option, redeem such series of Debentures, in whole (but not in part), at a redemption price equal to the amount described in the applicable Prospectus Supplement. See "Description of Preferred Securities -- Redemption -- Special Event Redemption."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at such holder's registered address. Unless the Company defaults in the payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Debentures to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of the Debentures. Certain material U.S. federal income tax consequences and special considerations applicable to any such Debentures will be described in the applicable Prospectus Supplement.

     At the end of such Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded semi-annually at the rate specified for the Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement, dated as of December 12, 1996 (as amended from time to time, the "Rights Agreement"), between the Company and The Chase Manhattan Bank, as Rights Agent, or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

MODIFICATION OF INDENTURE

     From time to time, the Indenture may be modified by the Company and the Debt Trustee without the consent of any holders of the Debentures with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture, (ii) to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act and (iii) to make any change that does not materially adversely affect the interests of any holder of Debentures. In addition, under the Indenture, certain rights and obligations of the Company and the rights of holders of the Debentures may be modified by the Company and the Debt Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debentures; but no extension of the maturity of Debentures, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of Debentures, other modification in the terms of payment of the principal of, or interest on, the Debentures, or reduction of the percentage required for modification, will be effective against any holder of any outstanding Debentures without the holder's consent.

     In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Debentures, any supplemental Indenture for the purpose of creating any new series of Debentures.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to such series of Debentures:

          (i) failure for 30 days to pay any interest on such series of the Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice has been given to the Company from the Debt Trustee or the holders of at least 25% in principal amount of such series of outstanding Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in outstanding principal amount of such series of Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Debentures may declare the principal due and payable immediately upon an Indenture Event of Default. The holders of a majority in aggregate outstanding principal amount of such series of Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee.

     The holders of a majority in outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. The Company is required to file annually with the Debt Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case an Indenture Event of Default shall occur and be continuing as to a series of Debentures, all of which are held by the Trust, the Institutional Trustee will have the right to declare the principal of and the interest on such Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an Indenture Event of Default with respect to the Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of the Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. [Unless otherwise specified in the applicable Prospectus Supplement, the Company shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.] The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures unless there shall have been an Event of Default under the Declaration. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless (i) either the Company is the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any State thereof or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debentures under a supplemental indenture; and (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing.

     The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debentures.

SATISFACTION AND DISCHARGE; DEFEASANCE

     The Indenture provides that when, among other things, all Debentures not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debt Trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture. The Company will also have the right to defease the Debentures if and to the extent indicated in the applicable Prospectus Supplement.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Debentures of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION


     In the Indenture, the Company has covenanted and agreed that any Debentures issued thereunder will be subordinate and junior in right of payment to the Senior Indebtedness to the extent provided in the Indenture. In the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise), the Senior Indebtedness will first be paid in full before any payment or distribution may be made in respect of the principal of (and premium, if any) or interest, if any, on the Debentures.


     The Company may not make any payment with respect to the Debentures if and for so long as (i) the Senior Indebtedness is or becomes due and payable (whether at maturity, for an installment of principal or interest, upon acceleration, for mandatory prepayment, or otherwise) and remains unpaid; (ii) any Senior Indebtedness Default (as defined below) has occurred and has not been cured or waived in conformity with the terms of the instrument, indenture or agreement governing the Senior Indebtedness; or (iii) a payment by the Company with respect to the Debentures would, immediately after giving effect thereto, result in a Senior Indebtedness Default.

     A payment with respect to the Debentures shall include, without limitation, payment of principal of, premium, if any, and interest on the Debentures, the purchase of Debentures by the Company and any other payment other than a payment in stock or any equity securities.

     "Senior Indebtedness Default" means the failure to make any payment of the Senior Indebtedness when due or the happening of an event of default with respect to the Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, which, by its terms, if occurring prior to the stated maturity of the Senior Indebtedness, permits or with the giving of notice or lapse of time (or both) would permit any holder thereof, any group of such holders or any trustee or representative for such holders thereupon to accelerate the maturity thereof or which results in such acceleration.


     "Senior Indebtedness" means all obligations of the Company to pay rent under the lease, dated as of December 1, 1977, between the Ohio Water Development Authority, as Lessor, and the Company, as Lessee. Senior Indebtedness shall continue to constitute Senior Indebtedness for all purposes of the Debentures, and certain provisions of the Indenture shall continue to apply to the Senior Indebtedness, notwithstanding the fact that the Senior Indebtedness or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to the provisions of the Bankruptcy Code or other applicable law.


     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Debentures, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Debentures.

GOVERNING LAW

     The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

MISCELLANEOUS

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Owens Corning Trustees and
(iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

INFORMATION CONCERNING THE DEBT TRUSTEE

     The Debt Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Wilmington Trust Company, the Debt Trustee, is also Institutional Trustee and Delaware Trustee under the Declaration and Guarantee Trustee under the Guarantee. The Company maintains trust and other business relationships in the ordinary course of business with Wilmington Trust Company. Pursuant to the provisions of the Trust Indenture Act, upon the occurrence of certain events, Wilmington Trust Company may be deemed to have a conflicting interest, by virtue of its acting as the Institutional Trustee, the Delaware Trustee, the Debt Trustee and the Guarantee Trustee, and its other business relationships with the Company, and thereby may be required to resign and be replaced by a successor trustee under the Indenture, the Declaration and the Guarantee.

                      DESCRIPTION OF PREFERRED SECURITIES


     Pursuant to the terms of the Declaration, the Owens Corning Trustees on behalf of the Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the Preferred Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration, including the definitions therein of certain terms, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Wherever particular defined terms of the Declaration are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein by reference. The form of Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

     The Preferred Securities of the Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Trust except as described under "-- Subordination of Common Securities." Legal title to the Debentures will be held by the Institutional Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Trust's Preferred Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Preferred Securities when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee."

DISTRIBUTIONS

     The Trust's Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for the Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears will accumulate additional Distributions thereon at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" as used herein includes any Additional Amounts unless otherwise stated.

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Institutional Trustee or the Debt Trustee is closed for business.

     If provided in the applicable Prospectus Supplement, the Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period thereon from time to time for a period or periods that will be specified in the applicable Prospectus Supplement. Such extension right, if exercised, would result in the deferral of Distributions on the Preferred Securities (though such Distributions would continue to accumulate additional Distribution thereon at the rate per annum if and as specified in the applicable Prospectus Supplement) during any such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period not extending beyond the stated Maturity of the Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or a series of the Company's capital stock for another class or a series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee (as defined herein)). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the stated Maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Option to Defer Interest Payments." If Distributions are deferred, the deferred Distributions and accumulated additional Distributions thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

     It is anticipated that the revenue of the Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Preferred Securities and the Common Securities. See "Description of Debentures -- Debentures." If the Company does not make interest payments on such Debentures, the Institutional Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the Declaration, unless otherwise specified in the applicable Prospectus Supplement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date, at least 15 days prior to the relevant Distribution Date, that is specified in the applicable Prospectus Supplement.

REDEMPTION

  Mandatory Redemption

     Unless otherwise specified in the applicable Prospectus Supplement, upon any repayment or redemption, in whole or in part, of any Debentures that are held by the Trust unless otherwise specified in the applicable Prospectus Supplement, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Institutional Trustee to redeem a Like Amount (as defined below) of the related Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate liquidation amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Debentures. See "Description of Debentures -- Optional Redemption." If less than all of any series of Debentures that are held by the Trust are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any Debentures held by the Trust shall be allocated pro rata to the Preferred Securities and the Common Securities.

  Distribution of Debentures

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause the Debentures in respect of the Trust Securities issued by the Trust to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     After the liquidation date fixed for any distribution of Debentures held by the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the depositary (if any) for the Preferred Securities, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by or on behalf of such depositary will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of the Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Preferred Securities, until such certificates are presented to the Regular Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Debentures that the investor may receive on dissolution or liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

  Special Event Redemption

     If a Tax Event or an Investment Company Event (each as defined below or in the applicable Prospectus Supplement, a "Special Event") shall occur and be continuing, unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right to redeem the Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event.

     If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Debentures held by the Trust at the time that the Company exercises its right to elect to dissolve the related Trust and, after satisfaction of the liability to creditors of the Trust as provided by applicable law, cause such Debentures to be distributed to the holders of the Preferred Securities and Common Securities of the Trust in liquidation of the Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

     "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (iii) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Preferred Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that (x) the Trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to income received or accrued on the Debentures, (y) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for U.S. federal income tax purposes, or (z) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     "Like Amount" means (i) with respect to a redemption of any Trust Securities, Trust Securities having a liquidation amount equal to that portion of the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative liquidation amounts of such classes of Trust Securities, and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Debentures to holders of any Trust Securities in connection with a dissolution or liquidation of Trust, Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom such Debentures are distributed.

REDEMPTION PROCEDURES

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Preferred Securities, then, on the Redemption Date, to the extent funds are available, the Institutional Trustee will deposit irrevocably with the Depositary for the Preferred Securities (if such Preferred Securities are issued in the form of one or more Global Preferred Securities) funds sufficient to pay the applicable Redemption Price and will give such Depository irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the Preferred Securities. See "-- Global Preferred Securities" and "Book-Entry Issuance." If the Preferred Securities are not issued in the form of one or more Global Preferred Securities, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for the Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Preferred Securities so called for redemption will cease, except the right of the holders of the Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and the Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee", Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust for the Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, U.S. federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     If less than all of the Preferred Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate liquidation amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and Common Securities of such Trust based on the relative liquidation amounts of such classes of Trust Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Institutional Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Institutional Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation amount of Preferred Securities of a denomination larger than $50. The Institutional Trustee shall promptly notify the registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each Declaration, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Preferred Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Debentures, on and after the Redemption Date interest will cease to accrue on the Debentures or portions thereof (and Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions (including Additional Amounts , if applicable) on, and the Redemption Price of, the Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of the Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any of the Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all of the Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, the Trust's Preferred Securities then due and payable.

     In the case of any Event of Default under a Declaration resulting from an Indenture Event of Default, the Company as holder of the Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under such Declaration until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Institutional Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company as holder of the Trust's Common Securities, and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Unless otherwise specified in the applicable Prospectus Supplement,
pursuant to the Declaration, the Trust shall dissolve (i) on             , 2004,
the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, after receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust or after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to dissolve the Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Debentures, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust, or
(vi) upon the redemption of all the Trust Securities.

     If an early dissolution occurs as described in clause (ii), (iii) or (v) above, the Trust shall be liquidated by the Owens Corning Trustees as expeditiously as the Owens Corning Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the applicable Trust Securities a Like Amount of the Debentures that are then held by the Trust, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. If specified in the applicable Prospectus Supplement, a supplemental Indenture may provide that if an early dissolution occurs as described in clause (v) above, the Debentures that are then held by the Trust may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of an Indenture Event of Default under the Indenture (see "Description of Debentures -- Indenture Events of Default"); or

          (ii) default by the Institutional Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Institutional Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Owens Corning Trustees in the Declaration (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after written notice has been given to the defaulting Owens Corning Trustee or Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities, which notice shall specify such default or breach and require it to be remedied and shall state that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Institutional Trustee and the failure by the Company to appoint a successor Institutional Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Institutional Trustee, the Institutional Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Regular Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Regular Trustees are required to file annually with the Institutional Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If an Indenture Event of Default has occurred and is continuing, the Preferred Securities of the Trust shall have a preference over the Common Securities of the Trust upon dissolution of the Trust as described above. See "-- Liquidation Distribution Upon Dissolution." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF OWENS CORNING TRUSTEES

     Unless an Indenture Event of Default shall have occurred and be continuing, any Owens Corning Trustee may be removed at any time by the holder of the Common Securities. If an Indenture Event of Default with respect to any series of Debentures has occurred and is continuing, the Institutional Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Preferred Securities of the Trust. In no event will the holders of the Preferred Securities of the Trust have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities of the Trust. No resignation or removal of an Owens Corning Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE INSTITUTIONAL TRUSTEE

     Unless an Event of Default with respect to the Preferred Securities of the Trust shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities of the Trust, and the Regular Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Institutional Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Declaration. In case an Indenture Event of Default has occurred and is continuing, the Institutional Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUST TRUSTEES

     Any entity into which the Institutional Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declarations, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the survivor, such successor entity either (x) assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATION

     Except as provided below and under "Description of the Guarantee -- Modification of the Guarantee; Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past
Indenture Event of Default that is waivable under Section      of the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes an Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clause (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as a holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax, the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "Book-Entry Issuance" below.

     Holders of the Preferred Securities will have no rights to appoint or remove the Owens Corning Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of the Trust may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the depositary identified in the Prospectus Supplement relating to the Preferred Securities. Unless otherwise indicated in the applicable Prospectus Supplement for the Preferred Securities, the depositary will be The Depository Trust Company ("DTC"). Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the depositary for such Global Preferred Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee to a successor depositary or any nominee of such successor.

     While the specific terms of the depositary arrangement with respect to the Preferred Securities of the Trust (if other than as described under "Book-Entry Issuance") will be described in the Prospectus Supplement relating to the Preferred Securities, the Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the applicable depositary, the depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Declaration. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Declaration.

     Payments of liquidation amount, premium or Distributions in respect of individual Preferred Securities represented by a Global Preferred Security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Institutional Trustee, any paying agent or the registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for the Preferred Securities of the Trust, or its nominee, upon receipt of any payment of liquidation amount, premium or Distributions in respect of a Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate lf such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for the Preferred Securities of an Trust is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by the Company within 90 days, the Trust will issue individual Preferred Securities of the Trust in exchange for the Global Preferred Security representing such Preferred Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to the Preferred Securities, determine not to have any Preferred Securities of the Trust represented by one or more Global Preferred Securities and, in such event, the Trust will issue individual Preferred Securities in exchange for the Global Preferred Security or Securities representing such Preferred Securities. Further, if the Company so specifies with respect to the Preferred Securities of the Trust, an owner of a beneficial interest in a Global Preferred Security representing such Preferred Securities may, on terms acceptable to the Company, the Institutional Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities represented by such Global Preferred Security equal in liquidation amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities so issued will be issued in denominations, unless otherwise specified by the Company, of $50 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the applicable depositary, which shall credit the relevant accounts at such depositary on the applicable Distribution Dates or, if the Preferred Securities are not held by a depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent for the Preferred Securities shall initially be the Institutional Trustee and any co-paying agent chosen by the Institutional Trustee and acceptable to the Regular Trustees and the Company. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the Institutional Trustees and the Company. In the event that the Institutional Trustee shall no longer be the paying agent, the Regular Trustees shall appoint a successor to act as paying agent (which shall be a bank or trust company acceptable to the Regular Trustees and the Company).

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declarations and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declarations at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Institutional Trustee is required to decide between alternative causes of action, construe ambiguous provisions in a Declaration or is unsure of the application of any provision of a Declaration, and the matter is not one on which holders of Preferred Securities are entitled under such Declaration to vote, then the Institutional Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for U.S. federal income tax purposes and so that the Debentures will be treated as indebtedness of the Company for U.S. federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference. The Guarantee will be held by the Trustee for the benefit of the holders of the Preferred Securities.


GENERAL

     Pursuant to the Guarantee, unless otherwise specified in the applicable Prospectus Supplement, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, on a subordinated basis, to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by the Trust, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) with respect to any Preferred Securities called for redemption by the Trust, the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a full and unconditional guarantee on a subordinated basis of the Guarantee Payments with respect to the Preferred Securities, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefor. See "Relationship Among the Preferred Securities, The Debentures and the Guarantee." The Guarantee, when taken together with the Company's obligations under the Indenture and the Declaration, will have the effect of providing a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, holders of the Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION

     The Guarantee will terminate as to the Preferred Securities (a) upon full payment of the Redemption Price of all Preferred Securities then outstanding,
(b) upon distribution of the Debentures held by the Trust to the holders of the Preferred Securities of the Trust or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a required guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE


     The Guarantee will constitute a senior unsecured obligation of the Company and will rank pari passu with all of the Company's other senior unsecured obligations, except that such obligations with respect to the Guarantee will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.


     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,

                        THE DEBENTURES AND THE GUARANTEE


     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and Common Securities;
(ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company shall be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under a series of Debentures, the Indenture, the Declaration and the Guarantee have the effect of providing a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Debentures, the Trust will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     The Trust's Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust, and each Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of

Debentures held, while a holder of Preferred Securities is only entitled to receive Distributions if and to the extent the Trust has funds available for the payment of such Distributions.

     Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Debentures, the holders of Preferred Securities of the Trust will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Institutional Trustee, as holder of the Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee, the positions of a holder of the Preferred Securities and a holder of the Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Indenture Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any Debentures would constitute an Indenture Event of Default under the Indenture.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's Certificate of Incorporation, as amended (the "Charter"), currently authorizes the issuance of two classes of stock: (i) 100 million shares of Common Stock, par value $0.10 per share, of which 53,338,336 shares were issued and outstanding as of June 30, 1997 and (ii) 8 million shares of Preferred Stock, without par value, of which no shares were issued and outstanding on such date.


     The following descriptions of the classes of the Company's capital stock are summaries and are not necessarily complete, and reference is hereby made to the applicable provisions of the General Corporation Law of Delaware, the Charter, the Certificate of Designation of Series A Participating Preferred Stock (the "Certificate of Designation"), the Certificate of Increase of Designation of Series A Participating Preferred Stock (the "Certificate of Increase") and the Rights Agreement which, in the case of the Charter, the Certificate of Designation, the Certificate of Increase and the Rights Agreement, are included as Exhibits to the Registration Statement of which this Prospectus forms a part.


COMMON STOCK

     Each holder of Common Stock is entitled to one vote for every share standing in his or her name on the books of the Company. The Common Stock does not have cumulative voting rights for the election of directors, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors.

     Subject to the limitations contained in the Company's debt instruments and after provision for the payment of dividends on any series of Preferred Stock which might be issued and which has a preference with respect to the payment of dividends, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company.

     The Common Stock has no conversion rights and is not redeemable. No holder of Common Stock has any preemptive right to subscribe for any stock or other securities of the Company which may be issued.

     In the event of dissolution, liquidation or winding up of the Company, or upon any distribution of its assets, the holders of Common Stock are entitled to receive a pro rata portion of all of the assets available for distribution to stockholders, subject to any preferential right which may be accorded to any series of Preferred Stock which might be issued.

     The Common Stock is listed on the NYSE and the Toronto Stock Exchange. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

     The Board of Directors of the Company has the authority, without further action by stockholders, to determine the principal rights, preferences and privileges of any unissued Preferred Stock. Provisions may be included in the shares of Preferred Stock, such as extraordinary voting, dividend, redemption or conversion rights, which could discourage an unsolicited tender offer or takeover proposal.

SERIES A PREFERRED STOCK

     Out of the authorized Preferred Stock, the Company has designated 750,000 shares of Series A Participating Preferred Stock ("Series A Preferred Stock"), the terms of which are summarized below. Each outstanding share of Common Stock includes a right, which expires December 30, 2006, to purchase one one-hundredth of a share of Series A Preferred Stock ("1996 Preferred Share Purchase Rights"), which Rights are listed on the New York Stock Exchange and the terms of which are summarized below under "1996 Preferred Share Purchase Rights."

  Dividends

     Holders of shares of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends, payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Quarterly Dividend Payment Date"), at an annual rate per share of the greater of (i) $10.00 or (ii) 100 times the aggregate per share amount of all cash and non-cash dividends or other distributions (other than dividends payable in Common Stock or subdivisions of outstanding shares of Common Stock) declared on the Common Stock since the last Quarterly Dividend Payment Date. Accrued but unpaid dividends accumulate but do not bear interest.

     The Series A Preferred Stock will be junior as to dividends to any series or class of Preferred Stock (or any similar stock) that ranks senior as to dividends to the Series A Preferred Stock. The Series A Preferred Stock has priority as to dividends over the Common Stock and any other series or class of the Company's stock thereafter issued that ranks junior as to dividends to the Series A Preferred Stock. If dividends or distributions payable on the Series A Preferred Stock are in arrears, the Company (i) may not declare or pay dividends or other distributions on the Common Stock (or any other stock of the Company that ranks junior to the Series A Preferred Stock) and (ii) is restricted in its declaration and payment of dividends or other distributions on any stock of the Company that ranks on a parity with the Series A Preferred Stock except for dividends paid ratably in accordance with the respective preferential amounts payable on the Series A Preferred Stock and all such parity stock.

  Liquidation Rights

     In the case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of shares of Series A Preferred Stock are entitled to receive the liquidation preference of the higher of (i) $100.00 per share, plus an amount equal to the accrued and unpaid dividends to the payment date, or (ii) 100 times the aggregate per share amount to be distributed to holders of shares of Common Stock, before any payment or distribution is made to the holders of shares of Common Stock (or any other stock of the Company that ranks junior to the Series A Preferred Stock). The holders of shares of Series A Preferred Stock and of any other stock of the Company that ranks on a parity with the Series A Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution that is not sufficient to pay in full the aggregate of the amounts payable thereon.

  Consolidation and Merger Rights

     In case the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are changed into or exchanged for other stock or securities, cash and/or any other property, each share of Series A Preferred Stock at the same time will be similarly changed into or exchanged for an amount per share equal to 100 times the aggregate amount of stock or securities, cash and/or any other property into which or for which each share of Common Stock is changed or exchanged.

  Limitation on Share Repurchase

     If dividends or distributions payable on the Series A Preferred Stock are in arrears, the Company may not redeem, purchase or otherwise acquire for consideration (i) any stock of the Company that ranks on a parity with the Series A Preferred Stock, except in exchange for shares of any stock of the Company ranking junior to the Series A Preferred Stock or (ii) any shares of Series A Preferred Stock or any stock of the Company that ranks on a parity with the Series A Preferred Stock, except through a purchase offer made in writing or by publication to all holders of such shares on terms that the Board of Directors of the Company determines will result in fair and equitable treatment among the respective series or classes of shares.

  Voting Rights

     Each share of Series A Preferred Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the Company's stockholders, and the holders of the shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of the Company's stockholders.

     If, at the time of any annual stockholders' meeting for the election of directors, the equivalent of at least six quarterly dividends payable on any shares of Series A Preferred Stock are in default, the number of members of the Company's Board of Directors will be increased by two, and the holders of the Series A Preferred Stock, voting separately as a class, will be entitled at such meeting (and each subsequent annual stockholders' meeting) to elect such two additional directors. Such voting rights will terminate when all such dividends in arrears have been paid or declared and set apart for payment. Upon the termination of such voting rights, the terms of office of all directors so elected will terminate immediately and the number of members of the Company's Board of Directors will be reduced by two.

  Other Features

     The shares of Series A Preferred Stock are not redeemable. Unless otherwise provided in the Company's Restated Certificate of Incorporation or the designation of a subsequent series of Preferred Stock, the Series A Preferred Stock will rank junior to all of the Company's other series of Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof).

1996 PREFERRED SHARE PURCHASE RIGHTS

     Under a Rights Agreement, dated as of December 12, 1996 (the "Rights Agreement"), between the Company and The Chase Manhattan Bank, as Rights Agent, each outstanding share of Common Stock is coupled with a 1996 Preferred Share Purchase Right. Each right entitles the holder to buy from the Company one one-hundredth of a share of Series A Preferred Stock at a price of $190.

     The 1996 Preferred Share Purchase Rights become exercisable and detach from the Common Stock ten business days after a person or group acquires, or announces a tender offer for, 15% or more of the Company's outstanding shares of Common Stock. The rights will expire on December 30, 2006, unless redeemed earlier by the Company. The rights are redeemable by the Company at one cent each at any time prior to public announcement or notice to the Company that an acquiring person or group has purchased 15% or more of the Company's outstanding Common Stock (an "Acquisition Event"). At any time after an Acquisition Event and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange one share of Common Stock for each right outstanding, other than the rights held by the acquiring person or group. At any time after an Acquisition Event and the rights become exercisable, each right, other than rights held by the acquiring person or group, would entitle its holder to buy Common Stock of the Company having a market value of twice the exercise price of the right or, if the Company is subsequently acquired in a merger or other business combination, such shares of the acquiring or surviving company. Until the 1996 Preferred Share Purchase Rights detach from the Common Stock (or the earlier termination or redemption of the 1996 Preferred Share Purchase Rights), an additional 1996 Preferred Share Purchase Right will be issued with every share of newly issued Common Stock.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

     The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of the corporation's voting stock.


     In addition to Section 203 of the General Corporation Law of Delaware and the Preferred Share Purchase Rights, the Charter and the Company's By-Laws contain several provisions that may discourage certain transactions involving an actual or threatened change of control of the Company.



     The Charter requires that certain business combinations and other combinations involving the Company and a holder of 10% or more of its voting securities be approved by at least 66 2/3% of all shares having voting rights. The Charter also divides the board of directors into three classes with only approximately one-third of the directors up for election each year. The Charter also prohibits shareholder action by written consent.



     The Company's By-Laws requires sixty to ninety days' advance notice of matters to be brought before the annual meeting by a shareholder.



     The foregoing provisions of the General Corporation Law of Delaware, the Charter and the Company's By-Laws are intended to encourage persons seeking to acquire control of the Company to consult first with the Board of Directors to permit negotiation of the terms of any proposed business combination or offer. They may, however, also have the effect of discouraging a third party from attempting to acquire control of the Company. In addition, since these provisions are designed to discourage accumulations of large blocks of stock by third parties who wish to gain control of the Company, such provisions may reduce the temporary market price fluctuations caused by such accumulations.


TRANSFER AGENT AND REGISTRAR

     The primary Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, located in New York, New York.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Preferred Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preferred Stock or the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.


     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              BOOK-ENTRY ISSUANCE

     Unless otherwise specified in the applicable Prospectus Supplement, DTC will act as depositary for Securities issued in the form of Global Securities. Such Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered Global Securities will be issued for such Securities representing in the aggregate the total number of such Securities, and will be deposited with or on behalf of DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Securities. Transfers of ownership interests in Securities issued in the form of Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in such Securities, except in the event that use of the book-entry system for such Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Securities issued in the form of Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of Securities issued in the form of Global Securities. If less than all of a series of such Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to Securities issued in the form of Global Securities is limited to the holders of record of such Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the issuer of such Securities as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of Securities issued in the form of Global Securities will be made by the issuer of such Securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Institutional Trustee, either Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable Securities, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as depositary with respect to any Securities at any time by giving reasonable notice to the issuer of such Securities. In the event that a successor depositary is not obtained, individual Security certificates representing such Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company or, in the case of Preferred Securities, by the Trust to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and, in the case of an offering of Preferred Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

     The Company or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company or the Trust, as applicable, and the sale thereof may be made by the Company or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, the Company or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to delayed delivery contracts accepted by the Company or the Trust, as applicable.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company or the Trust, as applicable, to indemnification by the Company or the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York Stock Exchange and the Toronto Stock Exchange, will have no established trading market. The Company may elect to list any series of Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise specified in a Prospectus Supplement relating to particular Securities, the validity of the Securities offered hereby, other than Preferred Securities, will be passed upon for the Company by Debevoise

& Plimpton, New York, New York, and certain matters of Delaware law with respect to the validity of the Preferred Securities offered hereby will be passed upon for the Company by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Company and the Trust. The validity of the Securities offered hereby will be passed upon for the underwriters, dealers or agents, if any, by counsel to be named in the applicable Prospectus Supplement.

                                    EXPERTS

     The financial statements and schedules incorporated in this Registration Statement by reference to the 1996 Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in this Registration Statement by reference in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of the Company included in any subsequent Annual Report of the Company on Form 10-K and incorporated by reference in this Registration Statement will have been examined by the independent public accountants whose report thereon appears in such Annual Report. Such consolidated financial statements of the Company shall be deemed to be incorporated herein from the date of filing of the applicable report on Form 10-K in reliance on the reports of such independent public accountants, given on the authority of such firm as experts in auditing and accounting.

======================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OWENS CORNING OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OWENS CORNING SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary.................... S-4
Risk Factors..................................... S-17
The Company...................................... S-23
The Trust........................................ S-26
Use of Proceeds.................................. S-27
Price Range of Common Stock and Dividends........ S-27
Condensed Consolidated Capitalization............ S-28
Accounting Treatment............................. S-28
Selected Consolidated Financial Information...... S-29
Management's Discussion and Analysis of Financial
  Condition and Results of Operations............ S-31
Asbestos and Other Litigation.................... S-38
Description of the Feline Prides................. S-42
Description of the Purchase Contracts............ S-44
Certain Provisions of the Purchase Contract
  Agreement and the Pledge Agreement............. S-51
Description of the Trust Preferred Securities.... S-54
Description of the Guarantee..................... S-64
Description of the Debentures.................... S-67
Effect of Obligations under the Debentures and
  the Guarantee.................................. S-73
Certain Federal Income Tax Consequences.......... S-74
Underwriting..................................... S-81
Legal Opinions................................... S-83
Index of Terms for Prospectus Supplement......... A-1
PROSPECTUS
Available Information............................   2
Incorporation of Certain Documents by
  Reference......................................   3
The Company......................................   4
The Trust........................................   5
Use of Proceeds..................................   6
Selected Consolidated Financial Information......   6
Description of Debentures........................   8
Description of Preferred Securities..............  16
Description of the Guarantee.....................  27
Relationship Among the Preferred Securities, the
  Debentures and the Guarantee...................  30
Description of Capital Stock.....................  31
Description of Stock Purchase Contracts and Stock
  Purchase Units.................................  34
Book-Entry Issuance..............................  35
Plan of Distribution.............................  36
Legal Opinions...................................  37
Experts..........................................  38

======================================================

======================================================

                       6,000,000
                   FELINE PRIDES(SM)

                     OWENS CORNING

                OWENS CORNING CAPITAL II
              ---------------------------
                 PROSPECTUS SUPPLEMENT
              ---------------------------

                  MERRILL LYNCH & CO.

               CREDIT SUISSE FIRST BOSTON

                  GOLDMAN, SACHS & CO.
                              , 1997

      (SM)SERVICE MARK OF MERRILL LYNCH & CO. INC.
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates:

    Registration Fee..........................................................  $136,364
    NYSE Listing Fees.........................................................         *
    Rating Agency Fees........................................................         *
    Accountants' Fees and Expenses............................................         *
    Counsel's Fees and Expenses...............................................         *
    Blue Sky Fees and Expenses (including counsel's fees).....................         *
    Printing and Engraving Expenses...........................................         *
    Fees and Expenses of Trustees.............................................         *
    Miscellaneous.............................................................         *
                                                                                --------
    Total.....................................................................         *
                                                                                ========


---------------


* To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     A. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware as to the limitation of personal liability of directors and officers and to Section 145 of the General Corporation Law of the State of Delaware as to indemnification by the Company of its directors and officers. Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for wilful or negligent payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. Delaware law also provides that a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents, and shall so indemnify directors and officers only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.


     B. Article FOURTEENTH of the Company's Certificate of Incorporation, as amended, provides as follows with respect to the indemnification of the Company's directors and officers and the limitation of personal liability of its directors and officers:

          FOURTEENTH: The corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
     Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     C. Article IX of the Company's By-Laws provides as follows with respect to the indemnification of the Company's directors and officers and of certain other persons:

                                   ARTICLE IX

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect, (but, in the case of any amendment of such law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) indemnify any and all persons who may serve or who have served at any time as directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors, officers, employees or agents of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of the Corporation who at the request of the Corporation may serve or at any time have served as agents or fiduciaries of an employee benefit plan of the Corporation or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent permitted by such law. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          If a claim under this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the director or officer has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

          The indemnification provided in this Article IX shall inure to each person referred to herein, whether or not the person is serving in any of the enumerated capacities at the time such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of this Article IX. None of the provisions of this Article IX shall be construed as a limitation upon the right of the Corporation to exercise its general power to enter into a contract or understanding of indemnity with a director, officer, employee, agent or any other person in any proper case not provided for herein. Each person who shall act or have acted as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification.

          For purposes of this Article IX, the term "Corporation" shall include constituent corporations referred to in subsection (h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).

     D. The Company has entered into an Indemnity Agreement with each member of the Company's Board of Directors. Each Indemnity Agreement provides, among other things, that in the event the director was, is or becomes a party, witness or other participant in a Claim (as defined in the Indemnity Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnity Agreement), the Company is required to indemnify the director to the fullest extent authorized by the Company's By-Laws as in effect on the date of the Indemnification Agreement notwithstanding any subsequent amendment, repeal or modification of such By-Laws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of such Claim. The Indemnity Agreement requires that the Company advance to the director all expenses relating to Claims and contains an undertaking by the director to reimburse the Company for any such advances that are subsequently determined in a final judicial determination to have been impermissible under applicable law.

     E. The directors and officers of the Company are covered by insurance policies, maintained by the Company at its expense, insuring the directors and officers against certain liabilities which might be incurred by them in such capacities, including liabilities arising under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement:


EXHIBIT NO.                                        EXHIBIT
-----------   ----------------------------------------------------------------------------------
   1.1        Form of Underwriting Agreement for the FELINE PRIDES.*
   4.1        Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit (3)(i) to the Company's quarterly report on Form 10-Q (File No. 1-3660)
              for the quarter ended March 31, 1997).
   4.2        By-laws of the Company, as amended (incorporated by reference to Exhibit 3 to the
              Company's annual report on Form 10-K (File No. 1-3660) for the fiscal year ended
              December 31, 1995).
   4.3        Specimen Certificate of Common Stock of the Company (incorporated by reference to
              Exhibit 99 to the Company's Annual Report on Form 10-K (File No. 1-3660) for the
              fiscal year ended December 31, 1996).
   4.4.1      Rights Agreement, dated as of December 12, 1996 (incorporated by reference to
              Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 1-3660),
              dated December 19, 1996).
   4.4.2      Form of Rights Certificate (attached as Exhibit to the Rights Agreement incorporated by reference herein as Exhibit 4.4.1).
   4.5.1      Form of Purchase Contract Agreement (including as Exhibit A the form of the
              Security Certificate).
   4.5.2.     Form of Pledge Agreement.

EXHIBIT NO.                                        EXHIBIT
-----------   ----------------------------------------------------------------------------------
   4.6.1      Certificate of Trust of Owens Corning Capital II (incorporated by reference to
              Exhibit 4.8.1 to the Registration Statement on Form S-3 (Reg. No. 333-24501) of
              the Company, Owens Corning Capital II and Owens Corning Capital III).
   4.6.2      Declaration of Trust of Owens Corning Capital II (incorporated by reference to
              Exhibit 4.8.2 to the Registration Statement on Form S-3 (Reg. No. 333-24501) of
              the Company, Owens Corning Capital II and Owens Corning Capital III).
   4.7.1      Form of Amended and Restated Declaration of Trust for Owens Corning Capital II,
              with respect to the Trust Preferred Securities.
   4.7.2      Form of Preferred Security Certificate for Owens Corning Capital II, with respect to the Trust Preferred Securities (included as Exhibit A-1 to the Amended and
              Restated Declaration of Trust (Exhibit 4.7.1)).
   4.7.3      Form of Preferred Securities Guarantee Agreement in respect of Owens Corning
              Capital II, with respect to the Trust Preferred Securities.
   4.8.1      Form of Indenture between Owens Corning and Wilmington Trust Company, as Trustee.
   4.8.2      Form of Debentures (included in Section 6.1 of the First Supplemental Indenture
              (Exhibit 4.8.3)).
   4.8.3      Form of First Supplemental Indenture between Owens Corning and Wilmington Trust
              Company, as Trustee.
   5.1.1      Opinion of Debevoise & Plimpton as to the legality of the Securities (other than the Preferred Securities) being registered.*
   5.1.2      Opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel, relating to the legality of the Preferred Securities of Owens Corning Capital II.*
   8.1        Opinion of Debevoise & Plimpton, as to United States tax matters.*
  12.1        Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed
              Charges and Preferred Stock Dividends.**
  23.1        Consent of Arthur Andersen LLP, independent public accountants.
  23.2        Consent of Debevoise & Plimpton (included in Exhibit 5.1.1 and 8.1).*
  23.3        Consent of Morris, Nichols, Arsht & Tunnell, special Delaware counsel (included in
              Exhibit 5.1.2).*
  24          Powers of Attorney.**
  25.1        Form T-1 Statement of Eligibility of Wilmington Trust Company, as Debt Trustee
              under the Indenture.
  25.2        Form T-1 Statement of Eligibility of Wilmington Trust Company, as Institutional
              Trustee under the Amended and Restated Declaration of Trust of Owens Corning
              Capital II.
  25.3        Form T-1 Statement of Eligibility of Wilmington Trust Company, as Guarantee
              Trustee under the Guarantee for Owens Corning Capital II.


---------------

 * To be filed by amendment.
** Previously filed.

ITEM 17.  UNDERTAKINGS.

(A) RULE 415 OFFERING

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) POLICY REGARDING INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) REGISTRATION STATEMENTS PERMITTED BY RULE 430A.

     The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by any Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Owens Corning certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on September 15, 1997.


                                            OWENS CORNING

                                            By: /s/ Michael I. Miller
                                              ----------------------------------
                                              Michael I. Miller
                                              Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


            SIGNATURES                                TITLE                         DATE
-----------------------------------   -------------------------------------- -------------------

*                                     Chairman of the Board, Chief Executive September 15, 1997
-----------------------------------   Officer and Director (principal
(Glen H. Hiner)                       executive officer)

*                                     Senior Vice President and Chief        September 15, 1997
-----------------------------------   Financial Officer (principal financial
(David W. Devonshire)                 officer)

*                                     Vice President and Controller          September 15, 1997
-----------------------------------
(Steven J. Strobel)

*                                     Director                               September 15, 1997
-----------------------------------
(Norman P. Blake, Jr.)

*                                     Director                               September 15, 1997
-----------------------------------
(Gaston Caperton)

*                                     Director                               September 15, 1997
-----------------------------------
(Leonard S. Coleman, Jr.)

*                                     Director                               September 15, 1997
-----------------------------------
(William W. Colville)

*                                     Director                               September 15, 1997
-----------------------------------
(John H. Dasburg)

*                                     Director                               September 15, 1997
-----------------------------------
(Landon Hilliard)

*                                     Director                               September 15, 1997
-----------------------------------
(Sir Trevor Holdsworth)

*                                     Director                               September 15, 1997
-----------------------------------
(Jon M. Huntsman, Jr.)

*                                     Director                               September 15, 1997
-----------------------------------
(Ann Iverson)

*                                     Director                               September 15, 1997
-----------------------------------
(W. Walker Lewis)

*                                     Director                               September 15, 1997
-----------------------------------
(Furman C. Moseley, Jr.)

*                                     Director                               September 15, 1997
-----------------------------------
(W. Ann Reynolds)

*By: /s/ Michael I. Miller
     ------------------------------
     Attorney-in-fact

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, Owens Corning Capital II (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on September 15, 1997.


                                            OWENS CORNING CAPITAL II

                                            By OWENS CORNING, as Sponsor

                                            By /s/ Michael I. Miller
                                             -----------------------------------
                                             Name: Michael I. Miller
                                             Title: Vice President and Treasurer

                               INDEX TO EXHIBITS


EXHIBIT                                                                         SEQUENTIALLY
NUMBER                                  EXHIBIT                                NUMBERED PAGE
------    -------------------------------------------------------------------  --------------
 1.1      Form of Underwriting Agreement for the FELINE PRIDES.*
 4.1      Certificate of Incorporation of the Company, as amended
          (incorporated by reference to Exhibit (3)(i) to the Company's quarterly report on Form 10-Q (File No. 1-3660) for the quarter ended March 31, 1997).
 4.2      By-laws of the Company, as amended (incorporated by reference to
          Exhibit 3 to the Company's annual report on Form 10-K (File No.
          1-3660) for the fiscal year ended December 31, 1995).
 4.3      Specimen Certificate of Common Stock of the Company (incorporated by reference to Exhibit 99 to the Company's Annual Report on Form
          10-K (File No. 1-3660) for the fiscal year ended December 31,
          1996).
 4.4.1    Rights Agreement, dated as of December 12, 1996 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on
          Form 8-A (File No. 1-3660), dated December 19, 1996).
 4.4.2    Form of Rights Certificate (attached as Exhibit to the Rights
          Agreement incorporated by reference herein as Exhibit 4.4.1).
 4.5.1    Form of Purchase Contract Agreement (including as Exhibit A the form of the Security Certificate).
 4.5.2    Form of Pledge Agreement.
 4.6.1    Certificate of Trust of Owens Corning Capital II (incorporated by reference to Exhibit 4.8.1 to the Registration Statement on Form
          S-3 (Reg. No. 333-24501) of the Company, Owens Corning Capital II
          and Owens Corning Capital III).
 4.6.2    Declaration of Trust of Owens Corning Capital II (incorporated by reference to Exhibit 4.8.2 to the Registration Statement on Form
          S-3 (Reg. No. 333-24501) of the Company, Owens Corning Capital II
          and Owens Corning Capital III).
 4.7.1    Form of Amended and Restated Declaration of Trust for Owens Corning
          Capital II, with respect to the Trust Preferred Securities.
 4.7.2    Form of Preferred Security Certificate for Owens Corning Capital
          II, with respect to the Trust Preferred Securities (included as
          Exhibit A-1 to the Amended and Restated Declaration of Trust
          (Exhibit 4.7.1)).
 4.7.3    Form of Preferred Securities Guarantee Agreement in respect of
          Owens Corning Capital II, with respect to the Trust Preferred
          Securities.
 4.8.1    Form of Indenture between Owens Corning and Wilmington Trust
          Company, as Trustee.
 4.8.2    Form of Debentures (included in Section 6.1 of the First
          Supplemental Indenture (Exhibit 4.8.3)).
 4.8.3    Form of First Supplemental Indenture between Owens Corning and
          Wilmington Trust Company, as Trustee.
 5.1.1    Opinion of Debevoise & Plimpton as to the legality of the
          Securities (other than the Preferred Securities) being registered.*
 5.1.2    Opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel, relating to the legality of the Preferred Securities of
          Owens Corning Capital II.*
 8.1      Opinion of Debevoise & Plimpton, as to United States tax matters.*
12.1      Computation of Ratio of Earnings to Fixed Charges and Ratio of
          Earnings to Fixed Charges and Preferred Stock Dividends.**
23.1      Consent of Arthur Andersen LLP, independent public accountants.
23.2      Consent of Debevoise & Plimpton (included in Exhibit 5.1.1 and
          8.1).*
23.3      Consent of Morris, Nichols, Arsht & Tunnell, special Delaware counsel (included in Exhibit 5.1.2).*
24        Powers of Attorney.**

EXHIBIT                                                                         SEQUENTIALLY
NUMBER                                  EXHIBIT                                NUMBERED PAGE
------    -------------------------------------------------------------------  --------------
25.1      Form T-1 Statement of Eligibility of Wilmington Trust Company, as
          Debt Trustee under the Indenture.
25.2      Form T-1 Statement of Eligibility of Wilmington Trust Company, as
          Institutional Trustee under the Amended and Restated Declaration of
          Trust of Owens Corning Capital II.
25.3      Form T-1 Statement of Eligibility of Wilmington Trust Company, as
          Guarantee Trustee under the Guarantee for Owens Corning Capital II.


---------------

 * To be filed by amendment.
** Previously filed.